[LOGO] FIFTH THIRD FUNDS

               [LOGO] FIFTH THIRD FUNDS


                      STOCK AND BOND MUTUAL FUNDS
                      ASSET ALLOCATION FUNDS

                      INSTITUTIONAL SHARES


                      PROSPECTUS

                      NOVEMBER 29, 2006

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THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SHARES DESCRIBED IN THIS PROSPECTUS OR DETERMINED WHETHER THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FIFTH THIRD FUNDS
STOCK AND BOND MUTUAL FUNDS
ASSET ALLOCATION FUNDS
INSTITUTIONAL SHARES

TABLE OF CONTENTS
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This prospectus has been arranged into different sections so that you can easily review this important information. For more detailed information about each Fund, please see:

OBJECTIVES, STRATEGIES AND RISKS

EQUITY FUNDS - GROWTH STYLE

Small Cap Growth Fund ..................................................       2
Mid Cap Growth Fund ....................................................       4
Quality Growth Fund ....................................................       6

EQUITY FUNDS - CORE STYLE

Large Cap Core Fund ....................................................       8
Equity Index Fund ......................................................      10
Balanced Fund ..........................................................      12

EQUITY FUNDS - VALUE STYLE

Micro Cap Value Fund ...................................................      14
Small Cap Value Fund ...................................................      16
Multi Cap Value Fund ...................................................      18
Disciplined Large Cap Value Fund .......................................      20

ASSET ALLOCATION STRATEGY

LifeModel Aggressive Fund SM ...........................................      22
LifeModel Moderately Aggressive Fund SM ................................      26
LifeModel Moderate Fund SM .............................................      30
LifeModel Moderately Conservative Fund SM ..............................      34
LifeModel Conservative Fund SM .........................................      38

STRATEGIC INCOME STRATEGY

Strategic Income Fund ..................................................      42

SPECIALTY STRATEGY

Dividend Growth Fund ...................................................      44
Technology Fund ........................................................      46
International Equity Fund ..............................................      48

FIXED INCOME FUNDS - TAXABLE STYLE

High Yield Bond Fund ...................................................      50
Bond Fund ..............................................................      52
Intermediate Bond Fund .................................................      54
Short Term Bond Fund ...................................................      56
U.S. Government Bond Fund...............................................      58

FIXED INCOME FUNDS - MUNICIPAL STYLE

Municipal Bond Fund ....................................................      60
Intermediate Municipal Bond Fund .......................................      62
Ohio Municipal Bond Fund ...............................................      64
Michigan Municipal Bond Fund ...........................................      66

SHAREHOLDER FEES AND FUND EXPENSES

Fee Tables .............................................................      68
Expense Examples .......................................................      72

ADDITIONAL INFORMATION ABOUT THE
   FUNDS' INVESTMENTS

Name Policies ..........................................................      74
Investment Practices ...................................................      74
Investment Risks .......................................................      81
Investment Policies of the Underlying Funds ............................      83
Additional Information about the Funds .................................      83

FUND MANAGEMENT

Investment Advisor and Subadvisors .....................................      84
Portfolio Managers .....................................................      92
Portfolio Holdings .....................................................      97


SHAREHOLDER INFORMATION

Purchasing and Selling Fund Shares .....................................      97
Abusive Trading Practices ..............................................      98
Purchasing and Adding To Your Shares ...................................      98
Selling Your Shares ....................................................      99
Exchanging Your Shares .................................................     101
Dividends and Capital Gains ............................................     101
Expenses ...............................................................     102
Taxation ...............................................................     102


FINANCIAL HIGHLIGHTS ...................................................     105

BACK COVER

Where to learn more about Fifth Third Funds

OVERVIEW
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This section provides important information about each of the stock, bond, and asset allocation funds (each, a "Fund" and, collectively, the "Funds"), each a separate series of Fifth Third Funds, including the investment objective, principal investment strategies, principal risks, and volatility and performance information.

All Funds are managed by Fifth Third Asset Management, Inc. ("FTAM" or "Advisor") Morgan Stanley Investment Management Inc. ("MSIM") acts as investment subadvisor to Fifth Third International Equity Fund. Fort Washington Investment Advisors, Inc. ("Fort Washington") acts as investment subadvisor to Fifth Third High Yield Bond Fund.

LIKE OTHER INVESTMENTS, YOU COULD LOSE MONEY ON YOUR INVESTMENT IN A FUND. YOUR INVESTMENT IN A FUND IS NOT A DEPOSIT OR AN OBLIGATION OF FIFTH THIRD BANK OR ANY OTHER BANK AND IS NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

There is no guarantee that any Fund will achieve its objective.

                                                                          GROWTH
FIFTH THIRD SMALL CAP GROWTH FUND                                          STYLE
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FUNDAMENTAL OBJECTIVE Long-term capital appreciation.


PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in the equity securities of small cap companies. Small cap companies are defined as those companies included in the Russell 2000 Growth Index and companies with similar market capitalizations. Market capitalization, a common measure of the size of a company, is the market price of a share of a company's stock multiplied by the number of shares that are outstanding. As of October 31, 2006, the market capitalization of companies included in the Russell 2000 Growth Index ranged from $90 million to $2.90 billion. The median market capitalization of companies included in the Russell 2000 Growth Index was approximately $625 million.

The Fund seeks to outperform the Russell 2000 Growth Index over rolling five-year periods. The Advisor believes that stock prices are driven by earnings growth, and that superior returns occur when a company experiences rapid and accelerating growth due to improving fundamentals. The Advisor uses a bottom-up investment process with fundamental research providing the basis for stock selection. The Advisor believes this method is particularly valuable in the small cap universe. The Advisor uses a combination of fundamental, momentum and valuation-based disciplines for portfolio construction, with a particular focus on companies demonstrating above-average growth and strong balance sheets. Quantitative analysis is used to identify stocks the Advisor believes have above-average growth and strong balance sheets. Factors considered include return on assets, price to earnings per share, price to cash flow, and earnings per share growth. The Advisor uses a fundamental analysis of financial statements to look for companies that, in its opinion, have stock prices that do not accurately reflect cash flows, tangible assets or management skills.

The Advisor also utilizes a strict sell discipline and may consider selling a security when: it becomes overvalued or less attractive; there is deterioration in a company's fundamentals, management, or financial reporting; one of the Fund's holdings has exceeded the Advisor's position weighting; or a company's relative strength falls below the Advisor's target.

The Advisor will look to manage risk through several strategies, which will typically include maintaining minimum and maximum sector and position weightings relative to the Russell 2000 Growth Index and monitoring risk statistics relative to the Russell 2000 Growth Index.


When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely impact the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

EQUITY SECURITIES RISK. The risks of investing in equity securities include the risk of sudden and unpredictable drops in value or periods of lackluster performance.

SMALLER COMPANY RISK. The smaller companies in which the Fund invests are especially sensitive to these factors and therefore may be subject to greater share price fluctuations than other companies. Also, securities of these smaller companies are often less liquid, thus possibly limiting the ability of the Fund to dispose of such securities when the Advisor deems it desirable to do so. As a result of these factors, securities of these smaller companies may expose shareholders of the Fund to above-average risk.

GROWTH SECURITIES RISK. The Fund invests in growth oriented stocks, which are sensitive to market movements. The prices of growth stocks tend to reflect future expectations, and when those expectations are not met, share prices generally fall.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
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                                  [BAR CHART]

19.56%  27.94%  -6.15%  27.98%  -0.38%  -4.11%  -25.00%  40.45%  6.04%   4.64%
--------------------------------------------------------------------------------
 1996     97      98      99      00      01      02       03     04      05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


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Best quarter:                                        Q4 2001       20.66%
Worst quarter:                                       Q3 1998      -21.20%
Year to Date Return (1/1/06 to 9/30/06):                            5.47%
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______________________
1 For the period prior to October 29, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Kent Small Company Growth Fund. On October 29, 2001, the Kent Small Company Growth Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc. was merged into Fifth Third Small Cap Growth Fund.

FIFTH THIRD SMALL CAP GROWTH FUND
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AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005) 1
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                                                                  INCEPTION DATE  PAST YEAR  PAST 5 YEARS  PAST 10 YEARS
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INSTITUTIONAL SHARES 2                                               11/2/92
   Return Before Taxes                                                              4.64%       2.31%          7.44%
   Return After Taxes on Distributions 3                                            2.77%       1.00%          5.99%
   Return After Taxes on Distributions and Sale of Fund Shares 3                    5.55%       1.88%          6.09%
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RUSSELL 2000(R) GROWTH INDEX*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                              4.15%       2.28%          4.69%
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1 On October 29, 2001, the Kent Small Company Growth Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc. was merged into Fifth Third Small Cap Growth Fund.

2 For the period prior to October 29, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Kent Small Company Growth Fund.

3 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Russell 2000(R) Growth Index is an unmanaged index of common stocks that measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values.

                                                                          GROWTH
FIFTH THIRD MID CAP GROWTH FUND                                            STYLE
-------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Growth of capital. Income is a secondary objective.


PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in common stocks of mid cap companies. Mid cap companies are defined as those companies included in the Russell MidCap Growth Index and companies with similar market capitalizations. Market capitalization, a common measure of the size of a company, is the market price of a share of a company's stock multiplied by the number of shares that are outstanding. As of October 31, 2006, the market capitalization of companies included in the Russell MidCap Growth Index ranged from approximately $1.4 billion to approximately $18.6 billion. The average market capitalization of companies included in the Russell MidCap Growth Index was $8.1 billion and the median market capitalization was approximately $4.1 billion.


To achieve its secondary objective of income, the Fund relies on dividend and interest income. The Fund may invest up to 20% of its assets in common stocks of large cap companies (many of which pay dividends), small cap companies, convertible securities, and debt securities that pay interest.


The Fund seeks to outperform the Russell MidCap Growth Index over rolling five-year periods. The Advisor believes that stock prices are driven by earnings growth, and that superior returns occur when a company experiences rapid and accelerating growth due to improving fundamentals. The Advisor uses a bottom-up investment process with fundamental research providing the basis for stock selection. The Advisor believes this method is particularly valuable in the mid cap universe. The Advisor uses a combination of fundamental, momentum and valuation-based disciplines for portfolio construction, with a particular focus on companies demonstrating above-average growth and strong balance sheets. Factors considered include return on assets, price to earnings per share, price to cash flow, and earnings per share growth. The Advisor uses a fundamental analysis of financial statements to look for companies that, in its opinion, have stock prices that do not accurately reflect cash flows, tangible assets or management skills.

The Advisor also utilizes a strict sell discipline and may consider selling a security when: it becomes overvalued or less attractive; there is deterioration in a company's fundamentals, management, or financial reporting; one of the Fund's holdings has exceeded the Advisor's position weighting; or a company's relative strength falls below the Advisor's target.

The Advisor will look to manage risk through several strategies, which will typically include maintaining minimum and maximum sector and position weightings relative to the Russell MidCap Growth Index and monitoring risk statistics relative to the Russell MidCap Growth Index.


When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

EQUITY SECURITIES RISK. The risks of investing in equity securities include the risk of sudden and unpredictable drops in value or periods of lackluster performance.


MEDIUM-SIZED COMPANY RISK. Stocks of medium-sized companies can be more sensitive to long market declines than larger companies, in part because they generally do not have the financial resources that larger companies have.


DIVIDEND SECURITIES RISK. Stocks that pay regular dividends provide investors some return on their investment, to an extent, supporting a stock's price, even during periods when prices of equity securities are falling. However, dividend-paying stocks, especially those that pay significant dividends, also tend to appreciate less quickly than stocks of companies in developing industries, which tend to reinvest profits into research, development, plant and equipment to accommodate expansion.

GROWTH SECURITIES RISK. The Fund invests in growth oriented stocks, which are sensitive to market movements. The prices of growth stocks tend to reflect future expectations, and when those expectations change or are not met, share prices generally fall.

CONVERTIBLE SECURITIES RISK. Prices of convertible securities, which include bonds and preferred stocks, may be affected by the prices of the underlying security, which generally is common stock.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
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                                   [BAR CHART]

17.59%  32.64%  3.41%   17.06%  6.93%   -6.28%  -30.43%  37.51%  8.32%   11.30%
--------------------------------------------------------------------------------
 1996     97     98       99     00       01      02       03     04       05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


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Best quarter:                                        Q4 1999       23.15%
Worst quarter:                                       Q3 2001      -22.69%
Year to Date Return (1/1/06 to 9/30/06):                            4.96%
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______________________
1 The Fund first offered Institutional shares on August 11, 1998. The quoted performance of Institutional shares for the period prior to August 11, 1998 reflects the performance for Class A shares, a class of shares of the Fund not offered by this Prospectus. Class A shares of the Fund would have substantially similar annual returns as Institutional shares because the shares represent interests in the same portfolio of investments and the annual returns would differ only to the extent that the classes do not have the same expense structure.

FIFTH THIRD MID CAP GROWTH FUND
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AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)
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                                                                  INCEPTION DATE  PAST YEAR  PAST 5 YEARS  PAST 10 YEARS
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INSTITUTIONAL SHARES 1                                                1/1/85
   Return Before Taxes                                                              11.30%      1.57%          8.12%
   Return After Taxes on Distributions 2                                            11.09%      1.40%          6.69%
   Return After Taxes on Distributions
      and Sale of Fund Shares 2                                                      7.63%      1.30%          6.44%
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RUSSELL MIDCAP(R) GROWTH INDEX*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                              12.10%      1.38%          9.27%
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1 The Fund first offered Institutional shares on August 11, 1998. The quoted performance of Institutional shares for the period prior to August 11, 1998 reflects the performance for Class A shares, a class of shares of the Fund not offered by this Prospectus. Class A shares of the Fund would have substantially similar annual returns as Institutional shares because the shares represent interests in the same portfolio of investments and the annual returns would differ only to the extent that the classes do not have the same expense structure.

2 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Russell MidCap(R) Growth Index is an unmanaged index that measures the performance of the 800 smallest companies in the Russell 1000(R)
      Index with higher price-to-book ratios and higher forecasted growth value.

                                                                          GROWTH
FIFTH THIRD QUALITY GROWTH FUND                                            STYLE
-------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Growth of capital. Income is a secondary objective.

PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 65% of total assets in common stocks of high quality growth companies.

High quality growth companies are companies that, in the opinion of the Advisor, offer excellent prospects for consistent, above-average revenue and earnings growth. To determine whether a company is of high quality, the Advisor generally looks for a strong record of earnings growth, as well as the company's current ratio of debt to capital and the quality of its management. Most of the companies in which the Fund invests are U.S. companies with a market capitalization greater than $3 billion.

To achieve its secondary objective of income, the Fund may rely on dividend income that it receives from common stocks and interest income it receives from other investments, including convertible securities. The Fund reserves the right to invest up to 35% of total assets in convertible securities. At the time of investment, those securities are rated investment grade, that is, in the BBB major rating category or higher by Standard & Poor's or in the Baa major rating category or higher by Moody's, or their unrated equivalents.


The Fund seeks to outperform the Russell 1000 Growth Index over rolling five-year periods. The Russell 1000(R) Growth Index is an unmanaged index of common stocks that measures the performance of those Russell 1000 companies with higher-price-to-book ratios and higher forecasted growth values. The Advisor believes that stock prices are driven by earnings growth, and that superior returns occur when a company experiences rapid and accelerating growth due to improving fundamentals. The Advisor uses a bottom-up investment process with fundamental research providing the basis for stock selection. The Advisor uses a combination of fundamental, momentum and valuation-based disciplines for portfolio construction, with a particular focus on companies demonstrating above-average growth and strong balance sheets. Factors considered include return on assets, price to earnings per share, price to cash flow, and earnings per share growth. The Advisor uses a fundamental analysis of financial statements to look for companies that, in its opinion, have stock prices that do not accurately reflect cash flows, tangible assets or management skills.

The Advisor also utilizes a strict sell discipline and may consider selling a security when: it becomes overvalued or less attractive; there is deterioration in a company's fundamentals, management, or financial reporting; one of the Fund's holdings has exceeded the Advisor's position weighting; or a company's relative strength falls below the Advisor's target.

The Advisor will look to manage risk through several strategies, which will typically include maintaining minimum and maximum sector and position weightings relative to the Russell 1000 Growth Index and monitoring risk statistics relative to the Russell 1000 Growth Index.


When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

EQUITY SECURITIES RISK. The risks of investing in equity securities include the risk of sudden and unpredictable drops in value and the potential for extended periods of lackluster performance.

DIVIDEND SECURITIES RISK. Stocks that pay regular dividends provide investors some return of their investment, to an extent, supporting the stock's price, even during periods when the prices of equity securities generally are falling. However, dividend-paying stocks, especially those that pay significant dividends, also tend to appreciate less quickly than stocks of companies in developing industries, which tend to reinvest most profits into research, development, plant and equipment to accommodate expansion.

GROWTH SECURITIES RISK. The Fund invests in growth oriented stocks, which are sensitive to market movements. The prices of growth stocks tend to reflect future expectations, and when those expectations change or are not met, share prices generally fall.

SMALLER COMPANY RISK. Stocks of smaller companies tend to be volatile and more sensitive to long-term market declines than stocks of larger companies, in part because they generally do not have the financial resources that larger companies have.

CONVERTIBLE SECURITIES RISK. Prices of convertible securities, which include bonds and preferred stocks, may be affected by the prices of the underlying security, which generally is common stock.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to two broad-based securities indices.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

FIFTH THIRD QUALITY GROWTH FUND
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YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
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                                  [BAR CHART]

23.68%  32.70%  30.16%  23.86%  -3.82%  -13.76%  -32.51%  31.37%  -0.88%  6.25%
--------------------------------------------------------------------------------
 1996     97      98      99      00      01       02       03      04     05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


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Best quarter:                                        Q4 1998       28.21%
Worst quarter:                                       Q2 2002      -19.74%
Year to Date Return (1/1/06 to 9/30/06):                            0.06%
--------------------------------------------------------------------------------


______________________
1 The Fund first offered Institutional shares on August 11, 1998. The quoted performance of Institutional shares for the period prior to August 11, 1998 reflects the performance for Class A shares, a class of shares of the Fund not offered by this Prospectus. Class A shares of the Fund would have substantially similar annual returns as Institutional shares because the shares represent interests in the same portfolio of investments and the annual returns would differ only to the extent that the classes do not have the same expense structure.



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AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)
-------------------------------------------------------------------------------------------------------------------------
                                                                  INCEPTION DATE  PAST YEAR  PAST 5 YEARS  PAST 10 YEARS
-------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 1                                                1/1/83
   Return Before Taxes                                                              6.25%       -4.24%         7.44%
   Return After Taxes on Distributions 2                                            6.21%       -4.36%         6.34%
   Return After Taxes on Distributions
      and Sale of Fund Shares 2                                                     4.11%       -3.58%         6.15%
-------------------------------------------------------------------------------------------------------------------------
RUSSELL 1000(R) GROWTH INDEX*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                              5.26%       -3.58%         6.73%
-------------------------------------------------------------------------------------------------------------------------
S&P 500(R) INDEX**
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                              4.91%        0.54%         9.07%
-------------------------------------------------------------------------------------------------------------------------



1 The Fund first offered Institutional shares on August 11, 1998. The quoted performance of Institutional shares for the period prior to August 11, 1998 reflects the performance for Class A shares, a class of shares of the Fund not offered by this Prospectus. Class A shares of the Fund would have substantially similar annual returns as Institutional shares because the shares represent interests in the same portfolio of investments and the annual returns would differ only to the extent that the classes do not have the same expense structure.

2 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Russell 1000(R) Growth Index is an unmanaged index of common stocks that measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.


** The S&P 500(R) Index is an unmanaged index of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. Stock market as a whole.

                                                                            CORE
FIFTH THIRD LARGE CAP CORE FUND                                            STYLE
-------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Long-term capital appreciation with current income as a secondary objective.


PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in equity securities of large cap companies. Large cap companies are defined as U.S. companies included in the S&P 500(R) Index* and companies with similar market capitalizations. Market capitalization, a common measure of the size of a company, is the market price of a share of a company's stock multiplied by the number of shares that are outstanding. As of September 30, 2006, the market capitalization of companies included in the S&P 500(R) Index ranged from $1.2 billion to $398.9 billion. The average market capitalization of companies included in the S&P 500(R) Index was approximately $24.0 billion and the median market capitalization was approximately $11.7 billion. The Fund seeks to provide moderate and consistent outperformance of the S&P 500(R) Index.

In managing the Fund, the Advisor adheres to a disciplined, quantitative process for stock selection and portfolio construction. The Advisor first screens out those companies facing financial distress, and then uses a proprietary multi-factor model to rank stocks both across the Fund's remaining investment universe and on a sector-specific basis. The Advisor ranks each stock on the basis of, among other things, valuation factors (e.g., valuation multiples), earnings quality, financial discipline, and review of purchase and sale activity in company shares by company executives. The Advisor believes these factors denote long-term success.

The Advisor may consider selling a security held by the Fund when it becomes overvalued or if the issuer's earnings quality or financial management deteriorates. Stocks that are sold are generally replaced with stocks that are attractive based on proprietary rankings and that contribute favorably to the risk exposures of the entire portfolio. Risk exposure is actively managed through portfolio construction. The Advisor will typically maintain certain minimum and maximum sector and position weightings relative to the S&P 500(R) Index and monitor risk statistics relative to the S&P 500(R) Index.


When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.

The Advisor may hedge cash balances with derivative securities or exchange traded funds. Cash hedging is performed in an effort to reduce Fund tracking error and minimize cash drag on performance.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

EQUITY SECURITIES RISK. The risks of investing in equity securities include the risk of sudden and unpredictable drops in value or periods of lackluster performance.


LARGER COMPANY RISK. Significant investment in large companies also creates various risks for the Fund. For instance, larger, more established companies tend to operate in mature markets, which often are very competitive. Larger companies also do not tend to respond quickly to competitive challenges, especially to changes caused by technology or consumer preference.


VALUE SECURITIES RISK. Value stocks are those that appear to be underpriced based upon valuation measures, such as lower price-to-earnings ratios and price-to-book ratios. The Fund may expose shareholders to the risk of underperformance during periods when value stocks do not perform as well as other kinds of investments or market averages.

GROWTH SECURITIES RISK. Growth stocks are those that have a history of above-average growth or that are expected to enter periods of above-average growth. Growth stocks are sensitive to market movements. The prices of growth stocks tend to reflect future expectations, and when those expectations are not met, share prices generally fall.

DERIVATIVES RISK. When a derivative is used as a hedge against an opposite position that the Fund also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. Hedges are sometimes subject to imperfect matching between the derivative and underlying security, and there can be no assurance that the Fund's hedging transactions will be effective.


TURNOVER RISK. Through active trading, the Fund may have a high portfolio turnover rate, which can mean higher taxable distributions and lower performance due to increased brokerage costs.




______________________
* "S&P 500" is a registered service mark of Standard & Poor's, a division of the McGraw-Hill Companies, Inc., which does not sponsor and is in no way affiliated with the Fund.

FIFTH THIRD LARGE CAP CORE FUND
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VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to two broad-based securities indices.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
--------------------------------------------------------------------------------

                                   [BAR CHART]

19.47%  24.14%  28.07%  18.79%  -11.25%  -12.82%  -23.77%  26.11%  10.64%  5.69%
--------------------------------------------------------------------------------
 1996     97      98      99      00       01       02       03      04     05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q4 1998       21.19%
Worst quarter:                                       Q3 2002      -18.15%
Year to Date Return (1/1/06 to 9/30/06):                            9.33%
--------------------------------------------------------------------------------


______________________
1 For the period prior to October 29, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Kent Growth and Income Fund. On October 29, 2001, the Kent Growth and Income Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc. was merged into Fifth Third Large Cap Core Fund.



-------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005) 1
-------------------------------------------------------------------------------------------------------------------------
                                                                  INCEPTION DATE  PAST YEAR  PAST 5 YEARS  PAST 10 YEARS
-------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 2                                               11/2/92
   Return Before Taxes                                                              5.69%       -0.40%         6.95%
   Return After Taxes on Distributions 3                                            5.33%       -0.86%         5.44%
   Return After Taxes on Distributions and Sale of Fund Shares 3                    4.17%       -0.47%         5.39%
-------------------------------------------------------------------------------------------------------------------------
S&P 500(R) INDEX*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                              4.91%        0.54%         9.07%
-------------------------------------------------------------------------------------------------------------------------
RUSSELL 1000(R) INDEX**
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                              6.27%        1.07%         9.29%
-------------------------------------------------------------------------------------------------------------------------



1 On October 29, 2001, the Kent Growth and Income Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc. was merged into Fifth Third Large Cap Core Fund.

2 For the period prior to October 29, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Kent Growth and Income Fund.

3 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.


* The S&P 500(R) Index is an unmanaged index of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. stock market as a whole.


** The Russell 1000(R) Index is an unmanaged index that measures the performance of the 1,000 largest companies in the Russell 1000(R) Index.

                                                                            CORE
FIFTH THIRD EQUITY INDEX FUND                                              STYLE
-------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Long-term capital appreciation with current income as a secondary objective.

PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in equity securities that comprise an equity index. The Fund invests substantially all of its assets in common stock of companies that make up the Standard & Poor's 500 Composite Stock Price Index(R) ("S&P 500")*. The Advisor attempts to track the performance of the S&P 500 to achieve a correlation of 0.95 between the performance of the Fund and that of the S&P 500 without taking into account the Fund's expenses. Several factors may affect the Fund's ability to exactly track the S&P 500's performance, including the timing of purchases and redemptions, changes in securities markets, and changes in the size of the Fund.

Although the Fund's investment style is essentially passive, the portfolio managers attempt to add incremental value by timing the purchase and sale of securities to changes in the index. Specifically, the portfolio managers may buy or sell ahead of or after index changes to take advantage of price volatility and obtain favorable prices. When index changes are not mirrored exactly, additions and deletions within the portfolio index will generally be made within several days so as to maintain a 0.95 correlation to the index.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely impact the ability of the Fund to achieve its investment objective.

The Advisor may hedge cash balances with derivative securities or exchange traded funds. Cash hedging is performed in an effort to reduce Fund tracking error and minimize cash drag on performance.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

EQUITY SECURITIES RISK. The risks of investing in equity securities include the risk of sudden and unpredictable drops in value and the potential for extended periods of lackluster performance.

INDEX INVESTING RISK. Indexing is a strategy whereby the Fund attempts to weight its securities to match those of a broad-based securities index (the S&P 500) in an attempt to approximate the index's performance. The Fund may purchase, retain and sell securities at times when an actively managed fund would not do so. If the value of securities that are heavily weighted in the index changes, you can expect a greater risk of loss than would be the case if the Fund were not fully invested in such securities. There is also a risk that the Fund will not accurately track the S&P 500. Should this occur, the Board of Trustees will act as necessary to bring the Fund's accuracy back to 0.95. A correlation of 1.0 would mean that the Fund's net asset value (including the value of its dividends and capital gains distributions) increases or decreases in exact proportion to changes in the S&P 500. There is also the risk that the Fund's investment results may fail to match those of the S&P 500 and the risk that if the S&P 500 does not perform well, the investment results of the Fund may not be as favorable as those of other funds.

DERIVATIVES RISK. When a derivative is used as a hedge against an opposite position that the Fund also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. Hedges are sometimes subject to imperfect matching between the derivative and underlying security, and there can be no assurance that the Fund's hedging transactions will be effective.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

______________________
* "S&P 500" is a registered service mark of Standard & Poor's, a division of the McGraw-Hill Companies, Inc., which does not sponsor and is in no way affiliated with the Fund.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
--------------------------------------------------------------------------------

                                  [BAR CHART]

22.18%  32.55%  28.26%  20.55%  -9.30%  -12.22%  -22.35%  28.20%  10.63%  4.72%
--------------------------------------------------------------------------------
 1996     97      98      99      00      01       02       03      04     05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q4 1998       21.26%
Worst quarter:                                       Q3 2002      -17.34%
Year to Date Return (1/1/06 to 9/30/06):                            8.41%
--------------------------------------------------------------------------------


______________________
1 For the period prior to October 29, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Kent Index Equity Fund. On October 29, 2001, the Kent Index Equity Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc. was merged into Fifth Third Equity Index Fund.

FIFTH THIRD EQUITY INDEX FUND
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005) 1
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            INCEPTION DATE  PAST YEAR  PAST 5 YEARS  PAST 10 YEARS
-----------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 2                                                         11/2/92
   Return Before Taxes                                                                        4.72%       0.24%          8.68%
   Return After Taxes on Distributions 3                                                      4.44%      -0.09%          8.06%
   Return After Taxes on Distributions and Sale of Fund Shares 3                              3.42%       0.08%          7.36%
-----------------------------------------------------------------------------------------------------------------------------------
S&P 500(R) INDEX*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        4.91%       0.54%          9.07%
-----------------------------------------------------------------------------------------------------------------------------------



1 On October 29, 2001, the Kent Index Equity Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc. was merged into Fifth Third Equity Index Fund.

2 For the period prior to October 29, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Kent Index Equity Fund.

3 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.


* The S&P 500(R) Index is an unmanaged index of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. stock market as a whole.

                                                                           CORE
FIFTH THIRD BALANCED FUND                                                  STYLE
--------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Capital appreciation and income.

PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund uses an asset allocation strategy, investing in three primary categories of securities: stocks, bonds and money market instruments. The Fund intends to invest between 50% to 75% of its net assets in common stocks, convertible preferred stocks and convertible corporate bonds, 25% to 40% of its net assets in U.S. Treasury bills, notes and bonds, securities of U.S. Government agencies and instrumentalities and corporate debt securities, including mortgage-backed securities, and 0% to 25% of its net assets in money market instruments. By analyzing financial trends and market conditions, the Fund may adjust its allocations from time to time based on the current, relative attractiveness of stocks versus bonds. However, the Fund takes a moderate to long-term view of changing market conditions, and tends to avoid large, sudden shifts in the composition of its portfolio.


The equity portion of the Fund will be primarily invested in companies exhibiting strong records of earnings growth, and excellent prospects for above average revenue and earnings growth (such factors include rising earnings expectations, new management, new products, restructuring) over the next one to three years. The Advisor also considers balance sheet strength and cash flow, as well as the company's debt ratio, and the quality of its management to be key components in evaluating potential investments. The Fund will be comprised of both growth and value-oriented stocks, typically of large and medium-sized companies. The Advisor anticipates that most economic sectors will be represented in this investment style and that the portfolio will typically contain between 40-60 stocks.

The fixed income portion of the Fund tends to be invested in investment grade bonds with maturities ranging from overnight to thirty years in length. In selecting bond securities, the Advisor considers, among other things, the remaining maturity, the stated interest rate, the price of the security, as well as the financial condition of the issuer and its prospects for long-term growth of earnings and revenues.


The Advisor may consider selling one of the Fund's holdings when a significant deterioration in a company's strategic position or growth prospects is detected, an individual security comprises too large of a position in the portfolio, a company's valuations are no longer attractive or the Fund has realized its intended profit, or a better opportunity arises.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.


MANAGEMENT RISK-ASSET ALLOCATION STRATEGY The Fund is exposed to risks associated with following an asset allocation strategy, such as the risk that the Fund will not correctly anticipate the relative performance of the different asset classes in which it may invest.


EQUITY SECURITIES RISK. To the extent the Fund invests in stocks and convertible securities, it assumes the risks of equity investing, including sudden and unpredictable drops in value and periods of lackluster performance.


LARGE AND MEDIUM-SIZED COMPANY RISK. There are inherent risks to investing in equity securities of large and medium-sized companies. For instance, changes in the competitive environment can create business challenges that may increase the volatility of a specific equity. A company's size, usually defined by market capitalization, can also create various risks for the Fund. Larger, more established companies tend to operate in mature markets, which often are very competitive with less robust growth prospects. Stocks of mid-sized companies tend to be more volatile and more sensitive to market declines than stocks of larger companies, in part because they generally do not have the financial resources that larger companies have.

FIXED INCOME SECURITIES RISK. Through its investment in bonds, the Fund assumes the risks of bond investing, including INTEREST RISK, which is the tendency of prices to fall as interest rates rise. That risk is greater for bonds with longer maturities.

CREDIT RISK is the risk that a bond issuer will default on principal or interest payments. [Prices of convertible securities, which include bonds and preferred stocks, may be affected by the price of the underlying security, which generally is common stock.]

TURNOVER RISK. Through active trading, the Fund may have a high portfolio turnover rate, which can mean higher taxable distributions and lower performance due to increased brokerage costs.

FIFTH THIRD BALANCED FUND
--------------------------------------------------------------------------------

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to two broad-based securities indices.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
--------------------------------------------------------------------------------

                                   [BAR CHART]

14.23%  24.08%  17.93%  15.64%   2.29%  -8.44%  -16.35%  14.68%  4.88%   1.86%
--------------------------------------------------------------------------------
 1966     97      98      99      00      01       02      03     04      05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q4 1998       17.83%
Worst quarter:                                       Q3 2001      -14.30%
Year to Date Return (1/1/06 to 9/30/06):                            1.46%
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            INCEPTION DATE  PAST YEAR  PAST 5 YEARS  PAST 10 YEARS
-----------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 1                                                         1/1/83
   Return Before Taxes                                                                        1.86%       -1.27%         6.37%
   Return After Taxes on Distributions 2                                                      1.51%       -1.71%         4.81%
   Return After Taxes on Distributions
       and Sale of Fund Shares 2                                                              1.46%       -1.26%         4.81%
-----------------------------------------------------------------------------------------------------------------------------------
S&P 500(R) INDEX*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        4.91%        0.54%         9.07%
-----------------------------------------------------------------------------------------------------------------------------------
LEHMAN BROTHERS AGGREGATE BOND INDEX(R)**
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        2.43%        5.87%         6.16%
-----------------------------------------------------------------------------------------------------------------------------------



1 The Fund first offered Institutional shares on August 11, 1998. The quoted performance of Institutional shares for the period prior to August 11, 1998 reflects the performance for Class A shares, a class of shares of the Fund not offered by this Prospectus. Class A shares of the Fund would have substantially similar annual returns as Institutional shares because the shares represent interests in the same portfolio of investments and the annual returns would differ only to the extent that the classes do not have the same expense structure.

2 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.


* The S&P 500(R) Index is an unmanaged index of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. stock market as a whole.


** The Lehman Brothers Aggregate Bond Index(R) is an unmanaged total return index measuring both capital price changes and income provided by the underlying universe of securities and is generally representative of the performance of the bond market as a whole.

                                                                           VALUE
FIFTH THIRD MICRO CAP VALUE FUND                                           STYLE
--------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Capital appreciation.


PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in equity securities of micro cap companies. Micro cap companies are those companies contained within the Russell Micro Cap Value Index, or companies with similar size characteristics. As of October 31, 2006, the market capitalization range for companies contained within the Russell Micro Cap Value Index was from $23 million to $1.6 billion. Equity securities consist of common stock and securities convertible into common stock.

The Fund seeks to provide broad exposure to micro cap domestic equities and seeks to outperform the Russell Micro Cap Value Index over a long-term investment horizon. The Advisor seeks to invest in companies that it considers to be "statistically cheap" (based on factors which may include, for example, low ratio of price to earnings, price to cash flow, price to book value, and price to sales). The Advisor also looks for companies that it believes are undervalued relative to their earning power and long term earnings growth prospects, adjusted for risk. The Advisor may filter less attractive companies by analyzing cash flows, evaluating financial strength, performing normalized earnings analysis, review of purchase and sale activity in company shares by company executives, and through fundamental analysis, which may include a review of assets, earnings, sales, products, markets, and management, among other indicators. Ideally, after filtering out companies that do not meet the Advisor's criteria above, the Advisor looks for companies that have a positive catalyst (e.g., new products, management changes, acquisition, etc.).

The Advisor also utilizes a strict sell discipline and may consider selling a security when: it becomes fully valued or less attractive; one of the Fund's holdings has performed well and reached or approached the Advisor's price target; a company fails to pass the Advisor's investment screens; or there is deterioration in a company's fundamentals, management or financial reporting.

The Advisor will look to manage risk through several strategies, which will typically include: maintaining minimum and maximum sector weightings relative to the Russell Micro Cap Value Index; monitoring risk statistics relative to the Russell Micro Cap Value Index; and monitoring trade volume.


When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

EQUITY SECURITIES RISK. The prices of equity securities fluctuate based on changes in a company's activities and financial condition and in overall market and financial conditions. To the extent that the Fund invests in equity securities, it assumes the risks of sudden and unpredictable drops in value and periods of lack-luster performance.

SMALLER COMPANY RISK. The smaller companies in which the Fund invests are especially sensitive to the risks of equity investing and therefore may be subject to greater share price fluctuations than other companies. Also, securities of these smaller companies may be thinly-traded, thus possibly limiting the ability of the Fund to dispose of such securities when the Advisor deems it desirable to do so. As a result of these factors, securities of these smaller companies may expose shareholders of the Fund to above average risk.


VALUE SECURITIES RISK. Value stocks are those that appear to be underpriced based upon valuation measures, such as lower price-to-earnings ratios and price-to-book ratios. The Fund may expose shareholders to the risk of underperformance during periods when value stocks do not perform as well as other kinds of investments or market averages.


VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to two broad-based securities indices.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
--------------------------------------------------------------------------------

                                   [BAR CHART]

           21.81%   -1.21%   22.90%   0.25%   69.41%   23.24%   -0.31%
           -----------------------------------------------------------
            1999      00       01      02       03       04       05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q2 2003       31.37%
Worst quarter:                                       Q3 2002      -20.69%
Year to Date Return (1/1/06 to 9/30/06):                            2.90%
--------------------------------------------------------------------------------


______________________
1 For the period prior to August 13, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Fifth Third/Maxus Aggressive Value Fund. On August 13, 2001, the Fifth Third/Maxus Aggressive Value Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc., was merged into Fifth Third Micro Cap Value Fund.

FIFTH THIRD MICRO CAP VALUE FUND
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005) 1
------------------------------------------------------------------------------------------------------------------------------------
                                                                            INCEPTION DATE  PAST YEAR  PAST 5 YEARS  SINCE INCEPTION
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 2                                                         2/1/98
   Return Before Taxes                                                                       -0.31%       20.72%         14.84%
   Return After Taxes on Distributions 3                                                     -4.52%       19.09%         13.15%
   Return After Taxes on Distributions and Sale of Fund Shares 3                              5.44%       18.22%         12.64%
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     (SINCE 2/1/98)
RUSSELL 2000(R) VALUE INDEX*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        4.71%       13.55%         10.32%
------------------------------------------------------------------------------------------------------------------------------------
RUSSELL MICROCAP TM INDEX**
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        2.57%       13.95%          N/A
------------------------------------------------------------------------------------------------------------------------------------
RUSSELL MICROCAP TM VALUE INDEX***
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        3.15%       19.62%          N/A
------------------------------------------------------------------------------------------------------------------------------------



1 On August 13, 2001, the Fifth Third/Maxus Aggressive Value Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc., was merged into Fifth Third Micro Cap Value Fund.

2 For the period prior to August 13, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Fifth Third/Maxus Aggressive Value Fund.

3 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Russell 2000(R) Value Index is an unmanaged index of the smallest 2,000 companies in the Russell 3000(R) Index, as ranked by market capitalization with lower price-to-book ratios and lower forecasted growth values.

** The Russell Microcap TM Index measures performance of the micro cap segment, representing less than 3% of the U.S. equity market. The Russell Microcap Index includes the 1,000 smallest securities in the small-cap Russell 2000(R) Index plus the next 1,000 securities.

*** The Russell Microcap TM Value Index measures the performance of those Russell MicroCap companies with lower price-to-book ratios and lower forecasted growth values.

                                                                           VALUE
FIFTH THIRD SMALL CAP VALUE FUND                                           STYLE
--------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Long-term capital appreciation.


PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in the equity securities of small cap companies. Small cap companies are defined as those companies included in the Russell 2000 Value Index and companies with similar market capitalizations. Market capitalization, a common measure of the size of a company, is the market price of a share of a company's stock multiplied by the number of shares that are outstanding. As of October 31, 2006, the market capitalization of companies included in the Russell 2000 Value Index ranged from $95 million to approximately $2.9 billion. The median market capitalization of companies included in the Russell 2000 Value Index was $643 million. Equity securities consist of common stock and securities convertible into common stock. The Fund's investments in stocks may include real estate investment trusts ("REITs"), which are pooled investment vehicles investing primarily in income producing real estate or real estate loans or interest.

The Fund seeks to outperform the Russell 2000 Value Index over a long-term investment horizon, The Advisor seeks to invest in companies that it considers to be "statistically cheap" (based on factors which may include, for example, low ratio of price to earnings, price to cash flow, price to book value, and price to sales). The Advisor also looks for companies that it believes are undervalued relative to their earning power and long term earnings growth prospects, adjusted for risk. The Advisor may filter less attractive companies by analyzing cash flows, evaluating financial strength, performing normalized earnings analysis, review of purchase and sale activity in company shares by company executives, and through fundamental analysis. Ideally, attractive companies will have a positive catalyst (e.g., new products, management changes, acquisition, etc.).

The Advisor also utilizes a strict sell discipline and may consider selling a security when: it becomes fully valued or less attractive; one of the Fund's holdings has performed well and reached or approached the Advisor's price target; a company fails to pass the Advisor's investment screens; or there is deterioration in a company's fundamentals, management or financial reporting.

The Advisor will look to manage risk through several strategies, which will typically include maintaining minimum and maximum sector weightings relative to the Russell 2000 Value Index and monitoring risk statistics relative to the Russell 2000 Value Index.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.


PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

EQUITY SECURITIES RISK. The risks of investing in equity securities include the risk of sudden and unpredictable drops in value and the potential for extended periods of lackluster performance.


SMALLER COMPANY RISK. The smaller companies in which the Fund invests are especially sensitive to the risks of equity investing and therefore may be subject to greater share price fluctuations than other companies. Also, securities of these smaller companies are often thinly-traded, thus possibly limiting the ability of the Fund to dispose of such securities when the Advisor deems it desirable to do so. As a result of these factors, securities of these smaller companies may expose shareholders of the Fund to above average risk.

VALUE SECURITIES RISK. Value stocks are those that appear to be underpriced based upon valuation measures, such as lower price-to-earnings ratios and price-to-book ratios. The Fund may expose shareholders to the risk of underperformance during periods when value stocks do not perform as well as other kinds of investments or market averages.

REIT RISK. Investments in real estate investment trusts or "REITs" subject the Fund to risks associated with the direct ownership of real estate. Market conditions or events affecting the overall market for REITs, such as declining property values or rising interest rates, could have a negative impact on the Fund's performance.

TURNOVER RISK. Through active trading, the Fund may have a high portfolio turnover rate, which can mean higher taxable distributions and lower performance due to increased brokerage costs.


VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES
--------------------------------------------------------------------------------

                                   [BAR CHART]

                                 11.78%   11.99%
                                 ---------------
                                  2004      05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q4 2004        7.84%
Worst quarter:                                       Q3 2004       -2.62%
Year to Date Return (1/1/06 to 9/30/06):                            6.54%
--------------------------------------------------------------------------------

FIFTH THIRD SMALL CAP VALUE FUND
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)
-----------------------------------------------------------------------------------------------------------------------
                                                                            INCEPTION DATE  PAST YEAR  SINCE INCEPTION
-----------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES                                                            4/1/03
   Return Before Taxes                                                                       11.99%        22.12%
   Return After Taxes on Distributions 1                                                      9.00%        19.26%
   Return After Taxes on Distributions and Sale of Fund Shares 1                              9.06%        17.81%
-----------------------------------------------------------------------------------------------------------------------
                                                                                                       (SINCE 4/1/03)
RUSSELL 2000(R) VALUE INDEX*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        4.71%        27.94%
-----------------------------------------------------------------------------------------------------------------------


1 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Russell 2000(R) Value Index is an unmanaged index of the smallest 2,000 companies in the Russell 3000(R) Index, as marked by market capitalization with lower price-to-book ratios and lower forecasted growth values.

                                                                           VALUE
FIFTH THIRD MULTI CAP VALUE FUND                                           STYLE
--------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE High level of total return (using a combination of capital appreciation and income).

PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in equity securities of companies of all capitalizations. Equity securities of multi cap companies consist of common stock and securities convertible into common stock of companies with market capitalizations of any size.


The Fund seeks to outperform the Russell 3000 Value Index over a long-term investment horizon. The Advisor seeks to invest in companies that it considers to be "statistically cheap" (based on factors which may include, for example, low ratio of price to earnings, price to cash flow, price to book value, and price to sales). The Advisor also looks for companies that it believes are undervalued relative to their earning power and long term earnings growth prospects, adjusted for risk. The Advisor may filter less attractive companies by analyzing cash flows, evaluating financial strength, performing normalized earnings analysis, review of purchase and sale activity in company shares by company executives, and through fundamental analysis. Ideally, attractive companies will have a positive catalyst (e.g., new products, management changes, acquisition, etc.).

The Advisor also utilizes a strict sell discipline and may consider selling a security when: it becomes fairly valued or less attractive; one of the Fund's holdings has performed well and reached or approached the Advisor's price target; a company fails to pass the Advisor's investment screens; or there is deterioration in a company's fundamentals, management or financial reporting.

The Advisor will look to manage risk through several strategies, which will typically include maintaining minimum and maximum sector weightings relative to the Russell 3000 Value Index and monitoring risk statistics relative to the Russell 3000 Value Index.


When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

EQUITY SECURITIES RISK. The prices of equity securities fluctuate based on changes in a company's activities and financial condition and in overall market conditions. To the extent that the Fund invests in equity securities, it assumes the risks of sudden and unpredictable drops in value and periods of lack-luster performance.

SMALLER COMPANY RISK. The smaller companies in which the Fund invests are especially sensitive to the risks of equity investing and therefore may be subject to greater share price fluctuations than other companies. Also, securities of these smaller companies are often thinly-traded, thus possibly limiting the ability of the Fund to dispose of such securities when the Advisor deems it desirable to do so. As a result of these factors, securities of these smaller companies may expose shareholders of the Fund to above-average risk.


VALUE SECURITIES RISK. Value stocks are those that appear to be underpriced based upon valuation measures, such as lower price-to-earnings ratios and price-to-book ratios. The Fund may expose shareholders to the risk of underperformance during periods when value stocks do not perform as well as other kinds of investments or market averages.


VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to two broad-based securities indices.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
--------------------------------------------------------------------------------

                                   [BAR CHART]

19.07%   28.21%  -8.77%  13.22%  23.78%  7.91%  -15.83%   40.66%  15.40%  7.68%
--------------------------------------------------------------------------------
 1996      97      98      99      00     01       02       03      04      05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q2 2003       23.22%
Worst quarter:                                       Q3 1998      -21.09%
Year to Date Return (1/1/06 to 9/30/06):                           12.54%
--------------------------------------------------------------------------------


____________________
1 For the period prior to August 13, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Fifth Third/Maxus Equity Fund. For the period prior to April 1, 1999, the quoted performance reflects the performance of the Investor shares of the Fifth Third/Maxus Equity Fund. On August 13, 2001, the Fifth Third/Maxus Equity Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc., was merged into Fifth Third Multi Cap Value Fund.

FIFTH THIRD MULTI CAP VALUE FUND
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005) 1
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            INCEPTION DATE  PAST YEAR  PAST 5 YEARS  PAST 10 YEARS
-----------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 2                                                         9/30/89
   Return Before Taxes                                                                        7.68%       9.69%         11.97%
   Return After Taxes on Distributions 3                                                      6.28%       8.93%         10.27%
   Return After Taxes on Distributions and Sale of Fund Shares 3                              6.85%       8.27%          9.74%
-----------------------------------------------------------------------------------------------------------------------------------
RUSSELL 3000(R) VALUE INDEX*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        6.85%       5.86%         11.04%
-----------------------------------------------------------------------------------------------------------------------------------
RUSSELL MIDCAP(R) VALUE INDEX**
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                       12.65%      12.21%         13.65%
-----------------------------------------------------------------------------------------------------------------------------------


1 On August 13, 2001, the Fifth Third/Maxus Equity Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc., was merged into Fifth Third Multi Cap Value Fund.

2 For the period prior to August 13, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Fifth Third/Maxus Equity Fund. For the period prior to April 1, 1999, the quoted performance of the Fund reflects the performance of the Investor shares of the Fifth Third/Maxus Equity Fund.

3 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Russell 3000(R) Value Index is an unmanaged index that measures the performance of those Russell 3000(R) Index companies with lower price-to-book ratios and lower forecasted growth values.

** The Russell MidCap(R) Value Index measures the performance of those securities found in the Russell universe with lower price-to-book ratios and lower forecasted growth values. The stocks are also members of the Russell 1000(R) Value Index.

                                                                           VALUE
FIFTH THIRD DISCIPLINED LARGE CAP VALUE FUND                               STYLE
--------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Long-term capital appreciation with current income as a secondary objective.


PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in equity securities of large capitalization companies. Large capitalization companies are defined as those companies included in the Russell 1000 Value Index and companies with similar market capitalizations. Market capitalization, a common measure of the size of a company, is the market price of a share of a company's stock multiplied by the number of shares that are outstanding. As of October 31, 2006, the market capitalization of companies included in the Russell 1000 Value Index ranged from approximately $1.6 billion to approximately $432 billion. The average market capitalization of companies included in the Russell 1000 Value Index was approximately $105 billion and the median market capitalization was approximately $5.1 billion.

The Fund seeks to outperform the Russell 1000 Value Index over a long-term investment horizon. The Advisor seeks to invest in companies that it considers to be "statistically cheap" (based on factors which may include, for example, low ratio of price to earnings, price to cash flow, price to book value, price to dividend and price to sales). The Advisor also looks for companies that it believes are undervalued relative to their earning power and long term earnings growth prospects, adjusted for risk. Ideally, attractive companies will have a positive catalyst (e.g., new products, management changes, acquisition, etc.).

The Advisor may consider selling a security when it performs well and reaches its price target, when a lower price target results from a reassessment of a company's fundamentals, when a more attractive stock is identified or when the integrity of financial reporting becomes suspect.

The Advisor will look to manage risk through several strategies, which will typically include maintaining minimum and maximum sector weightings relative to the Russell 1000 Value Index and monitoring risk statistics relative to the Russell 1000 Value Index.


When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

EQUITY SECURITIES RISK. The risks of investing in equity securities include the risk of sudden and unpredictable drops in value or periods of lackluster performance.

VALUE SECURITIES RISK. Value stocks are those that appear to be underpriced based upon valuation measures, such as lower price-to-earnings ratios and price-to-book ratios. The Fund may expose shareholders to the risk of underperformance during periods when value stocks do not perform as well as other kinds of investments or market averages.

LARGER COMPANY RISK. Significant investment in large companies also creates various risks for the Fund. For instance, larger, more established companies tend to operate in mature markets, which often are very competitive. Larger companies also do not tend to respond quickly to competitive challenges, especially to challenges caused by technology and consumer preferences.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
--------------------------------------------------------------------------------

                                   [BAR CHART]

16.83%   38.15%  18.03%  -4.71%  12.75%  -12.35%  -13.72%  34.14%  13.73%  5.98%
--------------------------------------------------------------------------------
 1996      97      98      99      00       01       02      03      04     05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q2 2003       19.07%
Worst quarter:                                       Q3 2002      -13.86%
Year to Date Return (1/1/06 to 9/30/06):                           13.44%
--------------------------------------------------------------------------------


_____________________
1 The Fund first offered Institutional shares on August 11, 1998. The quoted performance of Institutional shares for the period prior to August 11, 1998 reflects the performance for Class A shares, a class of shares of the Fund not offered by this Prospectus. Class A shares of the Fund would have substantially similar annual returns as Institutional shares because the shares represent interests in the same portfolio of investments and the annual returns would differ only to the extent that the classes do not have the same expense structure.

      The quoted performance of the Disciplined Large Cap Value Fund includes performance of certain collectively managed accounts advised by Fifth Third Bank, prior to the Disciplined Large Cap Value Fund's commencement of operations on January 27, 1997, as adjusted to reflect the expenses associated with the Fund (without waivers or reimbursements). These collectively managed accounts were not registered with the Securities and Exchange Commission and, therefore, were not subject to the investment restrictions imposed by law on registered mutual funds. If such accounts had been registered, the performance may have been adversely affected. The performance shown reflects the deduction of fees for value-added services associated with a mutual fund, such as investment management and fund accounting fees. The performance also reflects reinvestment of all dividends and capital-gains distributions.

FIFTH THIRD DISCIPLINED LARGE CAP VALUE FUND
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            INCEPTION DATE  PAST YEAR  PAST 5 YEARS  PAST 10 YEARS
-----------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 1                                                          1/1/83
   Return Before Taxes                                                                        5.98%       4.10%          9.61%
   Return After Taxes on Distributions 2                                                      4.15%       3.03%          8.01%
   Return After Taxes on Distributions and
     Sale of Fund Shares 2                                                                    6.06%       3.21%          7.75%
-----------------------------------------------------------------------------------------------------------------------------------
RUSSELL 1000(R) VALUE INDEX*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        7.05%       5.28%         10.94%
-----------------------------------------------------------------------------------------------------------------------------------


1 The Fund first offered Institutional shares on August 11, 1998. The quoted performance of Institutional shares for the period prior to August 11, 1998 reflects the performance for Class A shares, a class of shares of the Fund not offered by this Prospectus. Class A shares of the Fund would have substantially similar annual returns as Institutional shares because the shares represent interests in the same portfolio of investments and the annual returns would differ only to the extent that the classes do not have the same expense structure.

      The quoted performance of the Disciplined Large Cap Value Fund includes performance of certain collectively managed accounts advised by Fifth Third Bank, prior to the Disciplined Large Cap Value Fund's commencement of operations on January 27, 1997, as adjusted to reflect the expenses associated with the Fund (without waivers or reimbursements). These collectively managed accounts were not registered with the Securities and Exchange Commission and, therefore, were not subject to the investment restrictions imposed by law on registered mutual funds. If such accounts had been registered, the performance may have been adversely affected. The performance shown reflects the deduction of fees for value-added services associated with a mutual fund, such as investment management and fund accounting fees. The performance also reflects reinvestment of all dividends and capital-gains distributions. The performance shown after tax reflects only the performance dating back to the commencement of operation of the Fund and does not include the performance of these collectively managed accounts prior to that date.

2 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Russell 1000(R) Value Index is an unmanaged index of common stocks that measures the performance of those Russell 1000(R) companies with lower price-to-book ratios and lower forecasted growth values.

                                                                        ASSET
                                                                      ALLOCATION
FIFTH THIRD LIFEMODEL AGGRESSIVE FUND SM                               STRATEGY
---------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE The Fund seeks long-term capital appreciation by investing primarily in a diversified group of Fifth Third Funds which invest primarily in equity securities.

PRINCIPAL INVESTMENT STRATEGIES The Fund is a "fund of funds." The Fund's investment strategy is to invest in a diversified group of Fifth Third Funds Institutional Shares. Because this is an aggressive allocation fund, the majority of the Fund's assets will be invested in Fifth Third equity funds, although a portion of its assets will be invested in Fifth Third bond and money market funds. The Fund's investment return is diversified by its investment in the underlying mutual funds which invest in growth and value stocks, foreign securities, debt securities and cash or cash equivalents.

Under normal circumstances, the Fund is diversified between stocks and bonds, with a heavy emphasis on stocks:


      o From 80% to 100% of the Fund's net assets will be invested in Fifth Third equity funds.

      o Up to 20% of the Fund's net assets will be invested in Fifth Third bond funds.

      o Up to 10% of the Fund's net assets will be invested in Fifth Third money market funds.


The Fund invests its assets in the underlying mutual funds within the following ranges:

                                                                  PERCENTAGE OF
FUND NAME                                                         FUND HOLDINGS
Small Cap Growth Fund.................................................    0-50%
Mid Cap Growth Fund...................................................    0-50%
Quality Growth Fund...................................................    0-50%
Large Cap Core Fund...................................................    0-50%
Small Cap Value Fund..................................................    0-50%
Multi Cap Value Fund..................................................    0-50%
Disciplined Large Cap Value Fund......................................    0-50%
International Equity Fund.............................................    0-25%
High Yield Bond Fund..................................................    0-20%
Bond Fund.............................................................    0-20%
Intermediate Bond Fund................................................    0-20%
Short Term Bond Fund..................................................    0-20%
Institutional Money Market Fund.......................................    0-10%
U.S. Treasury Money Market Fund.......................................    0-10%

The Advisor actively manages the allocations in the portfolio based on current market and economic conditions. Changes in these conditions often lead to adjustments in the portfolio's fund weightings.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in money market instruments. The taking of such a temporary defensive posture may adversely impact the ability of the Fund to achieve its investment objective.

Each LifeModel Fund SM has a target neutral index blend, which is listed below. The target neutral index blend is an index-based baseline style class allocation determined by the Advisor to be optimal under static market and economic conditions. THE TARGET NEUTRAL STYLE CLASS INDEX BLEND IS A HYPOTHETICAL BLEND ONLY AND DOES NOT REPRESENT UNDERLYING ALLOCATIONS IN THE FUND. The Advisor will periodically adjust the baseline style class allocations.

LIFEMODEL AGGRESSIVE TARGET NEUTRAL STYLE CLASS INDEX BLEND

Small Cap Growth Index 1 .............................................     6.0%
Small Cap Value Index 2 ..............................................     6.0%
International Index 3 ................................................     8.0%
Mid Cap Growth Index 4 ...............................................    10.0%
Mid Cap Value Index 5 ................................................    10.0%
Large Cap Growth Index 6 .............................................    18.0%
Large Cap Value Index 7 ..............................................    18.0%
Large Cap Core Index 8 ...............................................    14.0%
High Yield Bond Index 9...............................................     5.0%
Intermediate Bond Index 10 ...........................................     5.0%

For more information about the Fund and its investment strategies, please see the section "Additional Information About the Funds' Investments."

___________________________
1 The Small Cap Growth Index represents the Russell 2000(R) Growth Index. The Russell 2000(R) Growth Index measures the performance of those Russell 2000 companies that have higher price-to-book values and higher forecasted growth rates.

2 The Small Cap Value Index represents the Russell 2000(R) Value Index. The Russell 2000(R) Value Index measures the performance of those Russell 2000 companies that have lower price-to-book ratios and lower forecasted growth values.

3 The International Index represents the MSCI EAFE(R) Index. The MSCI EAFE(R) Index is a widely recognized, unmanaged index composed of a sample of companies representative of the market structure of 20 European and Pacific Basin countries.

4 The Mid Cap Growth Index represents the Russell MidCap(R) Growth Index. The Russell MidCap(R) Growth Index measures the performance of those Russell MidCap companies with higher price-to-book ratios and higher forecasted growth values.

5 The Mid Cap Value Index represents the Russell MidCap(R) Value Index. The Russell MidCap(R) Value Index measures the performance of those Russell MidCap companies with lower price-to-book ratios and lower forecasted growth values.

6 The Large Cap Growth Index represents the Russell 1000(R) Growth Index. The Russell 1000(R) Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

7 The Large Cap Value Index represents the Russell 1000(R) Value Index. The Russell 1000(R) Value Index measures the performance of those Russell
      1000 companies with lower price-to-book ratios and lower forecasted growth values.

8 The Large Cap Core Index represents the Standard & Poor's 500(R) Index. The Standard & Poor's 500(R) Index is comprised of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. Stock market as a whole.

9 The High Yield Bond Index represents the Merrill Lynch High Yield Master Index. The Merrill Lynch High Yield Master Index tracks the performance of below investment grade, U.S. dollar-denominated corporate bonds publicly issued in the U.S. domestic market. Qualifying bonds must have at least one year remaining term to maturity, at least $100,000,000 par outstanding, and a fixed coupon schedule.

10    The Intermediate Bond Index represents the Lehman Brothers
      Government/Credit Intermediate Index. The Lehman Brothers
      Government/Credit Intermediate Index is composed of 5,000 publicly-issued corporate and U.S. Government debt issues rated Baa or better, with at least one year to maturity and at least $150 million par outstanding.

FIFTH THIRD LIFEMODEL AGGRESSIVE FUND SM
--------------------------------------------------------------------------------

PRINCIPAL INVESTMENT RISKS The principal risks of investing in the Fund are as follows:

INVESTMENTS IN MUTUAL FUNDS. The Fund's investments are concentrated in underlying Fifth Third Funds, so the Fund's investment performance is directly related to the performance of the underlying funds. The Fund's net asset value will change with changes in the equity and bond markets and the value of the mutual funds in which it invests. In addition, the Fund must allocate its investments among the underlying funds. As a result, the Fund does not have the same flexibility to invest as a mutual fund without such constraints. In addition, the Fund indirectly pays a portion of the expenses incurred by the underlying funds.

EQUITY FUNDS. Equity funds invest primarily in equity securities (such as stocks) that are more volatile and carry more risks than some other forms of investment. The price of equity securities may rise or fall because of economic or political changes or changes in a company's financial condition. Equity securities also are subject to "stock market risk," meaning that stock prices in general may decline over short or extended periods of time. When the value of the stocks held by an underlying Fifth Third equity fund goes down, the value of your investment in LifeModel Aggressive Fund SM will be affected.

BOND FUNDS. Bond funds invest primarily in fixed income securities. These securities will increase or decrease in value based on changes in interest rates. If rates increase, the value of a fund's investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in LifeModel Aggressive Fund SM will change as the value of investments of the underlying Fifth Third Funds increases and decreases. In addition, the prices of long-term bonds (bonds with a remaining maturity of at least 10 years) tend to be more volatile than the prices of bonds with a shorter maturity. Bond funds are subject to credit risk which is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

SMALLER COMPANIES. Investments in smaller, newer companies may be riskier than investments in larger, more established companies. Small companies may be more vulnerable to economic, market and industry changes. Because economic events have a greater impact on smaller companies, there may be greater and more frequent changes in their stock price. This may cause unexpected and frequent decreases in the value of the underlying Fund's investment.

FOREIGN SECURITIES. Funds investing in foreign securities are subject to special risks in addition to those of U.S. investments. These risks include political and economic risks, currency fluctuations, higher transaction costs, delayed settlement, and less stringent investor protection and disclosure standards of some foreign markets. These risks can make foreign investments more volatile and potentially less liquid than U.S. investments.

EMERGING MARKETS. The risks associated with foreign securities are magnified in countries in "emerging markets." These countries may have relatively unstable governments and less established market economies than developed countries. Emerging markets may face greater social, economic, regulatory, and political uncertainties. These risks make emerging market securities more volatile and less liquid than securities issued in more developed countries.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance over time, as well as compared to two broad-based securities indices.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES
--------------------------------------------------------------------------------

                                   [BAR CHART]

                             34.07%   8.61%   7.55%
                             ----------------------
                              2003     04      05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q2 2003       17.60%
Worst quarter:                                       Q1 2003       -4.61%
Year to Date Return (1/1/06 to 9/30/06):                            7.45%
--------------------------------------------------------------------------------

FIFTH THIRD LIFEMODEL AGGRESSIVE FUND SM
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)
-----------------------------------------------------------------------------------------------------------------------
                                                                            INCEPTION DATE  PAST YEAR  SINCE INCEPTION
-----------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES                                                            8/1/02
   Return Before Taxes                                                                        7.55%        13.35%
   Return After Taxes on Distributions 1                                                      6.92%        12.78%
   Return After Taxes on Distributions and
     Sale of Fund Shares 1                                                                    5.55%        11.36%
-----------------------------------------------------------------------------------------------------------------------
                                                                                                       (SINCE 8/1/02)
WILSHIRE 5000 INDEX* (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                      6.32%        13.43%
-----------------------------------------------------------------------------------------------------------------------
                                                                                                       (SINCE 8/1/02)
LEHMAN BROTHERS INTERMEDIATE GOVERNMENT/CREDIT BOND INDEX(R)**
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        1.57%         4.09%
-----------------------------------------------------------------------------------------------------------------------
                                                                                                       (SINCE 8/1/02)
LIFEMODEL AGGRESSIVE TARGET NEUTRAL STYLE CLASS INDEX BLEND***
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        7.30%        14.83%
-----------------------------------------------------------------------------------------------------------------------
                                                                                                       (SINCE 8/1/02)
LIFEMODEL AGGRESSIVE TARGET NEUTRAL ASSET CLASS INDEX BLEND****
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        5.88%        12.56%
-----------------------------------------------------------------------------------------------------------------------



1 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assume a continued investment in the Fund and show the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assume all shares were redeemed at the end of each measurement period, and show the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Wilshire 5000 Index is an unmanaged index that measures the performance of all U.S. headquartered equity securities with readily available price data. Over 5000 capitalization weighted security returns are used to adjust the Wilshire 5000.

** The Lehman Brothers Intermediate Government/Credit Bond Index(R) is an unmanaged index comprised of U.S. Treasuries issues, debt of U.S. Government agencies, corporate debt guaranteed by the U.S. Government and all publicly issued, fixed rate, nonconvertible investment-grade, dollar denominated, SEC-registered corporate debt.

*** See page 22 for a description of the LifeModel Aggressive Target Neutral Style Class Index Blend.

**** LifeModel Aggressive Target Neutral Asset Class Index Blend is an unmanaged custom-blended index, created by Fifth Third Asset Management, Inc., comprised of Dow Jones Wilshire 5000 Composite Index (90%) and Lehman Brothers Intermediate Government/Credit Bond Index (10%). The LifeModel Aggressive Target Neutral Asset Class Index Blend is a hypothetical blend only and does not represent underlying allocations in the Fund.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                                                        ASSET
                                                                      ALLOCATION
FIFTH THIRD LIFEMODEL MODERATELY AGGRESSIVE FUND SM                    STRATEGY
---------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE The Fund seeks long-term capital appreciation and growth of income by investing primarily in a diversified group of Fifth Third Funds which invest primarily in equity securities.

PRINCIPAL INVESTMENT STRATEGIES The Fund is a "fund of funds." The Fund's investment strategy is to invest in a diversified group of Fifth Third Funds Institutional Shares. Because this is a moderately aggressive allocation fund, the majority of the Fund's assets will be invested in Fifth Third equity funds, although a portion of its assets will be invested in Fifth Third bond and money market funds. The Fund's investment return is diversified by its investment in the underlying mutual funds which invest in growth and value stocks, foreign securities, debt securities and cash or cash equivalents.

Under normal circumstances, the Fund is diversified between stocks and bonds, with an emphasis on stocks:


      o From 60% to 80% of the Fund's net assets will be invested in Fifth Third equity funds.

      o From 20% to 40% of the Fund's net assets will be invested in Fifth Third bond funds.

      o Up to 10% of the Fund's net assets will be invested in Fifth Third money market funds.


The Fund invests its assets in the underlying mutual funds within the following ranges:

                                                                  PERCENTAGE OF
FUND NAME                                                         FUND HOLDINGS
Small Cap Growth Fund.................................................    0-40%
Mid Cap Growth Fund...................................................    0-40%
Quality Growth Fund...................................................    0-40%
Large Cap Core Fund...................................................    0-40%
Small Cap Value Fund..................................................    0-40%
Multi Cap Value Fund..................................................    0-40%
Disciplined Large Cap Value Fund......................................    0-40%
International Equity Fund.............................................    0-20%
High Yield Bond Fund..................................................    0-20%
Bond Fund.............................................................    0-30%
Intermediate Bond Fund................................................    0-30%
Short Term Bond Fund..................................................    0-30%
Institutional Money Market Fund.......................................    0-10%
U.S. Treasury Money Market Fund.......................................    0-10%

The Advisor actively manages the allocations in the portfolio based on current market and economic conditions. Changes in these conditions often lead to adjustments in the portfolio's fund weightings.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in money market instruments. The taking of such a temporary defensive posture may adversely impact the ability of the Fund to achieve its investment objective.

Each LifeModel Fund SM has a target neutral index blend, which is listed below. The target neutral index blend is an index-based baseline style class allocation determined by the Advisor to be optimal under static market and economic conditions. THE TARGET NEUTRAL STYLE CLASS INDEX BLEND IS A HYPOTHETICAL BLEND ONLY AND DOES NOT REPRESENT UNDERLYING ALLOCATIONS IN THE FUND. The Advisor will periodically adjust the baseline style class allocations.

LIFEMODEL MODERATELY AGGRESSIVE
TARGET NEUTRAL STYLE CLASS INDEX BLEND
Small Cap Growth Index 1 .............................................     4.7%
Small Cap Value Index 2 ..............................................     4.7%
International Index 3 ................................................     6.2%
Mid Cap Growth Index 4 ...............................................     7.8%
Mid Cap Value Index 5 ................................................     7.8%
Large Cap Growth Index 6 .............................................    14.0%
Large Cap Value Index 7 ..............................................    14.0%
Large Cap Core Index 8 ...............................................    10.8%
High Yield Bond Index 9...............................................     5.0%
Bond Index 10 ........................................................     5.0%
Intermediate Bond Index 11 ...........................................    10.0%
Short Term Bond Index 12..............................................    10.0%

____________________________
1 The Small Cap Growth Index represents the Russell 2000(R) Growth Index. The Russell 2000(R) Growth Index measures the performance of those Russell 2000 companies that have higher price-to-book values and higher forecasted growth rates.

2 The Small Cap Value Index represents the Russell 2000(R) Value Index. The Russell 2000(R) Value Index measures the performance of those Russell 2000 companies that have lower price-to-book ratios and lower forecasted growth values.

3 The International Index represents the MSCI EAFE(R) Index. The MSCI EAFE(R) Index is a widely recognized, unmanaged index composed of a sample of companies representative of the market structure of 20 European and Pacific Basin countries.

4 The Mid Cap Growth Index represents the Russell MidCap(R) Growth Index. The Russell MidCap(R) Growth Index measures the performance of those Russell MidCap companies with higher price-to-book ratios and higher forecasted growth values.

5 The Mid Cap Value Index represents the Russell MidCap(R) Value Index. The Russell MidCap(R) Value Index measures the performance of those Russell MidCap companies with lower price-to-book ratios and lower forecasted growth values.

6 The Large Cap Growth Index represents the Russell 1000(R) Growth Index. The Russell 1000(R) Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

7 The Large Cap Value Index represents the Russell 1000(R) Value Index. The Russell 1000(R) Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values.

8 The Large Cap Core Index represents the Standard & Poor's 500(R) Index. The Standard & Poor's 500(R) Index is comprised of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. Stock market as a whole.

9 The High Yield Bond Index represents the Merrill Lynch High Yield Master Index. The Merrill Lynch High Yield Master Index tracks the performance of below investment grade, U.S. dollar-denominated corporate bonds publicly issued in the U.S. domestic market. Qualifying bonds must have at least one year remaining term to maturity, at least $100,000,000 par outstanding, and a fixed coupon schedule.

10 The Bond Index represents the Lehman Brothers Aggregate Bond Index. The Lehman Brothers Aggregate Bond Index is a market value-weighted performance benchmark for investment-grade fixed-rate debt issues, including government, corporate, asset-backed and mortgage-backed securities with maturities of at least one year.

11    The Intermediate Bond Index represents the Lehman Brothers
      Government/Credit Intermediate Index. The Lehman Brothers
      Government/Credit Intermediate Index is composed of 5,000 publicly-issued corporate and U.S. Government debt issues rated Baa or better, with at least one year to maturity and at least $150 million par outstanding.

12 The Short Term Bond Index represents the Merrill Lynch 1-3 Year Government Corporate Bond Index. The Merrill Lynch 1-3 Year Government Corporate Bond Index tracks the trading of short-term U.S. government securities and short-term domestic investment-grade corporate bonds with maturities between 1 and 2.99 years.

FIFTH THIRD LIFEMODEL MODERATELY AGGRESSIVE FUND SM
--------------------------------------------------------------------------------

For more information about the Fund and its investment strategies, please see the section "Additional Information About the Funds' Investments."

PRINCIPAL INVESTMENT RISKS The principal risks of investing in the Fund are as follows:

INVESTMENTS IN MUTUAL FUNDS. The Fund's investments are concentrated in underlying Fifth Third Funds, so the Fund's investment performance is directly related to the performance of the underlying funds. The Fund's net asset value will change with changes in the equity and bond markets and the value of the mutual funds in which it invests. In addition, the Fund must allocate its investments among the underlying funds. As a result, the Fund does not have the same flexibility to invest as a mutual fund without such constraints. In addition, the Fund indirectly pays a portion of the expenses incurred by the underlying Funds.

EQUITY FUNDS. Equity funds invest primarily in equity securities (such as stocks) that are more volatile and carry more risks than some other forms of investment. The price of equity securities may rise or fall because of economic or political changes or changes in a company's financial condition. Equity securities also are subject to "stock market risk," meaning that stock prices in general may decline over short or extended periods of time. When the value of the stocks held by an underlying Fifth Third equity fund goes down, the value of your investment in LifeModel Moderately Aggressive Fund SM will be affected.

BOND FUNDS. Bond funds invest primarily in fixed income securities. These securities will increase or decrease in value based on changes in interest rates. If rates increase, the value of a fund's investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in LifeModel Moderately Aggressive Fund SM will change as the value of investments of the underlying Fifth Third Funds increases and decreases. In addition, the prices of long-term bonds (bonds with a remaining maturity of at least 10 years) tend to be more volatile than the prices of bonds with a shorter maturity. Bond funds are subject to credit risk which is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

SMALLER COMPANIES. Investments in smaller, newer companies may be riskier than investments in larger, more established companies. Small companies may be more vulnerable to economic, market and industry changes. Because economic events have a greater impact on smaller companies, there may be greater and more frequent changes in their stock price. This may cause unexpected and frequent decreases in the value of the underlying Fund's investment.

FOREIGN SECURITIES. Funds investing in foreign securities are subject to special risks in addition to those of U.S. investments. These risks include political and economic risks, currency fluctuations, higher transaction costs, delayed settlement, and less stringent investor protection and disclosure standards of some foreign markets. These risks can make foreign investments more volatile and potentially less liquid than U.S. investments.

EMERGING MARKETS. The risks associated with foreign securities are magnified in countries in "emerging markets." These countries may have relatively unstable governments and less established market economies than developed countries. Emerging markets may face greater social, economic, regulatory and political uncertainties. These risks make emerging market securities more volatile and less liquid than securities issued in more developed countries.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance over time, as well as compared to two broad-based securities indices.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES
--------------------------------------------------------------------------------

                                   [BAR CHART]

                             27.55%   7.32%    6.18%
                             -----------------------
                              2003     04       05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q2 2003       13.93%
Worst quarter:                                       Q1 2003       -2.71%
Year to Date Return (1/1/06 to 9/30/06):                            6.85%
--------------------------------------------------------------------------------

FIFTH THIRD LIFEMODEL MODERATELY AGGRESSIVE FUND SM
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)
-----------------------------------------------------------------------------------------------------------------------
                                                                            INCEPTION DATE  PAST YEAR  SINCE INCEPTION
-----------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES                                                            8/1/02
   Return Before Taxes                                                                        6.18%        12.50%
   Return After Taxes on Distributions 1                                                      5.29%        11.77%
   Return After Taxes on Distributions and Sale of Fund Shares 1                              4.52%        10.50%
-----------------------------------------------------------------------------------------------------------------------
                                                                                                       (SINCE 8/1/02)
WILSHIRE 5000 INDEX*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        6.32%        13.43%
-----------------------------------------------------------------------------------------------------------------------
                                                                                                       (SINCE 8/1/02)
LEHMAN BROTHERS INTERMEDIATE GOVERNMENT/CREDIT BOND INDEX(R)**
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        1.57%         4.09%
-----------------------------------------------------------------------------------------------------------------------
                                                                                                       (SINCE 8/1/02)
LIFEMODEL MODERATELY AGGRESSIVE TARGET NEUTRAL STYLE CLASS INDEX BLEND***
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        6.15%        12.47%
-----------------------------------------------------------------------------------------------------------------------
                                                                                                       (SINCE 8/1/02)
LIFEMODEL MODERATELY AGGRESSIVE TARGET NEUTRAL ASSET CLASS INDEX BLEND****
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                        4.96%        10.77%
-----------------------------------------------------------------------------------------------------------------------



1 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assume a continued investment in the Fund and show the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assume all shares were redeemed at the end of each measurement period, and show the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Wilshire 5000 Index is an unmanaged index that measures the performance of all U.S. headquartered equity securities with readily available price data. Over 5000 capitalization weighted security returns are used to adjust the Wilshire 5000.

** The Lehman Brothers Intermediate Government/Credit Bond Index(R) is an unmanaged index comprised of U.S. Treasuries issues, debt of U.S. Government agencies, corporate debt guaranteed by the U.S. Government and all publicly issued, fixed rate, nonconvertible investment-grade, dollar denominated, SEC-registered corporate debt.

*** See page 26 for a description of the LifeModel Moderately Aggressive Target Neutral Style Class Index Blend.

**** LifeModel Moderately Aggressive Target Neutral Asset Class Index Blend is an unmanaged custom-blended index, created by Fifth Third Asset Management, Inc., comprised of Dow Jones Wilshire 5000 Composite Index (70%) and Lehman Brothers Intermediate Government/Credit Bond Index (30%). The LifeModel Moderately Aggressive Target Neutral Asset Class Index Blend is a hypothetical blend only and does not represent underlying allocations in the Fund.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                                                        ASSET
                                                                      ALLOCATION
FIFTH THIRD LIFEMODEL MODERATE FUND SM                                 STRATEGY
---------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE The Fund seeks high total return consistent with the preservation of capital by investing primarily in a diversified group of Fifth Third Funds which invest primarily in equity and fixed income securities.

PRINCIPAL INVESTMENT STRATEGIES The Fund is a "fund of funds." The Fund's investment strategy is to invest in a diversified group of Fifth Third Funds Institutional Shares. Because this is a moderate growth allocation fund, approximately half of the Fund's assets will be invested in Fifth Third equity funds and approximately half will be invested in Fifth Third bond funds, although a portion of the Fund's assets will be invested in Fifth Third money market funds. The Fund's investment return is diversified by its investment in the underlying mutual funds which invest in growth and value stocks, foreign securities, debt securities and cash or cash equivalents.

Under normal circumstances, the Fund is diversified between stocks and bonds:


      o From 40% to 60% of the Fund's net assets will be invested in Fifth Third equity funds.

      o From 40% to 60% of the Fund's net assets will be invested in Fifth Third bond funds.

      o Up to 15% of the Fund's net assets will be invested in Fifth Third money market funds.


The Fund invests its assets in the underlying mutual funds within the following ranges:

                                                                  PERCENTAGE OF
FUND NAME                                                         FUND HOLDINGS
Small Cap Growth Fund.................................................    0-30%
Mid Cap Growth Fund...................................................    0-30%
Quality Growth Fund...................................................    0-30%
Large Cap Core Fund...................................................    0-30%
Small Cap Value Fund..................................................    0-30%
Multi Cap Value Fund..................................................    0-30%
Disciplined Large Cap Value Fund......................................    0-30%
International Equity Fund.............................................    0-15%
High Yield Bond Fund..................................................    0-20%
Bond Fund.............................................................    0-40%
Intermediate Bond Fund................................................    0-40%
Short Term Bond Fund..................................................    0-40%
Institutional Money Market Fund.......................................    0-15%
U.S. Treasury Money Market Fund.......................................    0-15%

The Advisor actively manages the allocations in the portfolio based on current market and economic conditions. Changes in these conditions often lead to adjustments in the portfolio's fund weightings.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in money market instruments. The taking of such a temporary defensive posture may adversely impact the ability of the Fund to achieve its investment objective.

Each LifeModel Fund SM has a target neutral index blend, which is listed below. The target neutral index blend is an index-based baseline style class allocation determined by the Advisor to be optimal under static market and economic conditions. THE TARGET NEUTRAL STYLE CLASS INDEX BLEND IS A HYPOTHETICAL BLEND ONLY AND DOES NOT REPRESENT UNDERLYING ALLOCATIONS IN THE FUND. The Advisor will periodically adjust the baseline style class allocations.

LIFEMODEL MODERATE TARGET NEUTRAL STYLE CLASS INDEX BLEND
Small Cap Growth Index 1 .............................................     3.3%
Small Cap Value Index 2 ..............................................     3.3%
International Index 3 ................................................     4.4%
Mid Cap Growth Index 4 ...............................................     5.6%
Mid Cap Value Index 5 ................................................     5.6%
Large Cap Growth Index 6 .............................................    10.0%
Large Cap Value Index 7 ..............................................    10.0%
Large Cap Core Index 8................................................     7.8%
High Yield Bond Index 9...............................................     5.0%
Bond Index 10 ........................................................    10.0%
Intermediate Bond Index 11 ...........................................    20.0%
Short Term Bond Index 12..............................................    15.0%

___________________________
1 The Small Cap Growth Index represents the Russell 2000(R) Growth Index. The Russell 2000(R) Growth Index measures the performance of those Russell 2000 companies that have higher price-to-book values and higher forecasted growth rates.

2 The Small Cap Value Index represents the Russell 2000(R) Value Index. The Russell 2000(R) Value Index measures the performance of those Russell 2000 companies that have lower price-to-book ratios and lower forecasted growth values.

3 The International Index represents the MSCI EAFE(R) Index. The MSCI EAFE(R) Index is a widely recognized, unmanaged index composed of a sample of companies representative of the market structure of 20 European and Pacific Basin countries.

4 The Mid Cap Growth Index represents the Russell MidCap(R) Growth Index. The Russell MidCap(R) Growth Index measures the performance of those Russell MidCap companies with higher price-to-book ratios and higher forecasted growth values.

5 The Mid Cap Value Index represents the Russell MidCap(R) Value Index. The Russell MidCap(R) Value Index measures the performance of those Russell MidCap companies with lower price-to-book ratios and lower forecasted growth values.

6 The Large Cap Growth Index represents the Russell 1000(R) Growth Index. The Russell 1000(R) Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

7 The Large Cap Value Index represents the Russell 1000(R) Value Index. The Russell 1000(R) Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values.

8 The Large Cap Core Index represents the Standard & Poor's 500(R) Index. The Standard & Poor's 500(R) Index is comprised of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. Stock market as a whole.

9 The High Yield Bond Index represents the Merrill Lynch High Yield Master Index. The Merrill Lynch High Yield Master Index tracks the performance of below investment grade, U.S. dollar-denominated corporate bonds publicly issued in the U.S. domestic market. Qualifying bonds must have at least one year remaining term to maturity, at least $100,000,000 par outstanding, and a fixed coupon schedule.

10 The Bond Index represents the Lehman Brothers Aggregate Bond Index. The Lehman Brothers Aggregate Bond Index is a market value-weighted performance benchmark for investment-grade fixed-rate debt issues, including government, corporate, asset-backed and mortgage-backed securities with maturities of at least one year.

11    The Intermediate Bond Index represents the Lehman Brothers
      Government/Credit Intermediate Index. The Lehman Brothers
      Government/Credit Intermediate Index is composed of 5,000 publicly-issued corporate and U.S. Government debt issues rated Baa or better, with at least one year to maturity and at least $150 million par outstanding.

12 The Short Term Bond Index represents the Merrill Lynch 1-3 Year Government Corporate Bond Index. The Merrill Lynch 1-3 Year Government Corporate Bond Index tracks the trading of short-term U.S. government securities and short-term domestic investment-grade corporate bonds with maturities between 1 and 2.99 years.

FIFTH THIRD LIFEMODEL MODERATE FUND SM
--------------------------------------------------------------------------------

For more information about the Fund and its investment strategies, please see the section "Additional Information About the Funds' Investments."

PRINCIPAL INVESTMENT RISKS The principal risks of investing in the Fund are as follows:

INVESTMENTS IN MUTUAL FUNDS. The Fund's investments are concentrated in underlying Fifth Third Funds, so the Fund's investment performance is net asset value will change with changes in the equity and bond markets and the value of the mutual funds in which it invests. In addition, the Fund must allocate its investments among the underlying funds. As a result, the Fund does not have the same flexibility to invest as a mutual fund without such constraints. In addition, the Fund indirectly pays a portion of the expenses incurred by the underlying Funds.

EQUITY FUNDS. Equity funds invest primarily in equity securities (such as stocks) that are more volatile and carry more risks than some other forms of investment. The price of equity securities may rise or fall because of economic or political changes or changes in a company's financial condition. Equity securities also are subject to "stock market risk," meaning that stock prices in general may decline over short or extended periods of time. When the value the stocks held by an underlying Fifth Third equity fund goes down, the value of your investment in LifeModel Moderate Fund SM will be affected.

BOND FUNDS. Bond funds invest primarily in fixed income securities. These securities will increase or decrease in value based on changes in interest rates. If rates increase, the value of a fund's investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in LifeModel Moderate Fund SM will change as the value of investments of the underlying Fifth Third Funds increases and decreases. In addition, the prices of long-term bonds (bonds with a remaining maturity of at least 10 years) tend to be more volatile than the prices of bonds with a shorter maturity. Bond funds are subject to credit risk, which is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

SMALLER COMPANIES. Investments in smaller, newer companies may be riskier than investments in larger, more established companies. Small companies may be more vulnerable to economic, market and industry changes. Because economic events have a greater impact on smaller companies, there may be greater and more frequent changes in their stock price. This may cause unexpected and frequent decreases in the value of the underlying Fund's investment.

FOREIGN SECURITIES. Funds investing in foreign securities are subject to special risks in addition to those of U.S. investments. These risks include political and economic risks, currency fluctuations, higher transaction costs, delayed settlement, and less stringent investor protection and disclosure standards of some foreign markets. These risks can make foreign investments more volatile and potentially less liquid than U.S. investments.

EMERGING MARKETS. The risks associated with foreign securities are magnified in countries in "emerging markets." These countries may have relatively unstable governments and less established market economies than developed countries. Emerging markets may face greater social, economic, regulatory, and political uncertainties. These risks make emerging market securities more volatile and less liquid than securities issued in more developed countries.


VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance over time, as well as compared to two broad-based securities indices.


The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES
--------------------------------------------------------------------------------

                                  [BAR CHART]

                             20.65%   6.29%   5.08%
                           -------------------------
                              2003     04      05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q2 2003       10.62%
Worst quarter:                                       Q1 2003       -1.58%
Year to Date Return (1/1/06 to 9/30/06):                            5.82%
--------------------------------------------------------------------------------

FIFTH THIRD LIFEMODEL MODERATE FUND SM
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                INCEPTION DATE   PAST YEAR   SINCE INCEPTION
-----------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES                                                                  8/1/02
   Return Before Taxes                                                                             5.08%          9.29%
   Return After Taxes on Distributions 1                                                           3.99%          8.41%
   Return After Taxes on Distributions and Sale of Fund Shares 1                                   3.76%          7.57%
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                             (SINCE 8/1/02)
WILSHIRE 5000 INDEX*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                             6.32%         13.43%
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                             (SINCE 8/1/02)
LEHMAN BROTHERS INTERMEDIATE GOVERNMENT/CREDIT BOND INDEX(R)**
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                             1.57%          4.09%
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                             (SINCE 8/1/02)
LIFEMODEL MODERATE TARGET NEUTRAL STYLE CLASS INDEX BLEND***
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                             4.96%         10.15%
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                             (SINCE 8/1/02)
LIFEMODEL MODERATE TARGET NEUTRAL ASSET CLASS INDEX BLEND****
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                             4.03%          8.92%
-----------------------------------------------------------------------------------------------------------------------------



1 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assume a continued investment in the Fund and show the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assume all shares were redeemed at the end of each measurement period, and show the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Wilshire 5000 Index is an unmanaged index that measures the performance of all U.S. headquartered equity securities with readily available price data. Over 5000 capitalization weighted security returns are used to adjust the Wilshire 5000.

** The Lehman Brothers Intermediate Government/Credit Bond Index(R) is an unmanaged index comprised of U.S. Treasuries issues, debt of U.S. Government agencies, corporate debt guaranteed by the U.S. Government and all publicly issued, fixed rate, nonconvertible investment-grade, dollar denominated, SEC-registered corporate debt.

*** See page 30 for a description of the LifeModel Moderate Target Neutral Style Class Index Blend.

**** LifeModel Moderate Target Neutral Asset Class Index Blend is an unmanaged custom-blended index, created by Fifth Third Asset Management, Inc., comprised of Dow Jones Wilshire 5000 Composite Index (50%) and Lehman Brothers Intermediate Government/Credit Bond Index (50%). The LifeModel Moderate Target Neutral Asset Class Index Blend is a hypothetical blend only and does not represent underlying allocations in the Fund.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                                                        ASSET
                                                                      ALLOCATION
FIFTH THIRD LIFEMODEL MODERATELY CONSERVATIVE FUND SM                  STRATEGY
---------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE The Fund seeks income and capital appreciation by investing primarily in a diversified group of Fifth Third Funds which invest primarily in fixed income and equity securities.

PRINCIPAL INVESTMENT STRATEGIES The Fund is a "fund of funds." The Fund's investment strategy is to invest in a diversified group of Fifth Third Funds Institutional Shares. Because this is a moderately conservative allocation fund, the majority of the Fund's assets will be invested in Fifth Third bond and equity funds, although a portion of its assets will be invested in Fifth Third money market funds. The Fund's investment return is diversified by its investment in the underlying mutual funds which invest in debt securities, growth and value stocks, foreign securities and cash or cash equivalents.

Under normal circumstances, the Fund is diversified between stocks and bonds, with an emphasis on bonds:


      o From 50% to 70% of the Fund's net assets will be invested in Fifth Third bond funds.

      o From 30% to 50% of the Fund's net assets will be invested in Fifth Third equity funds.

      o Up to 20% of the Fund's net assets will be invested in Fifth Third money market funds.


The Fund invests its assets in the underlying mutual funds within the following ranges:

                                                              PERCENTAGE OF
FUND NAME                                                     FUND HOLDINGS
Small Cap Growth Fund............................................     0-25%
Mid Cap Growth Fund..............................................     0-25%
Quality Growth Fund..............................................     0-25%
Large Cap Core Fund..............................................     0-25%
Small Cap Value Fund.............................................     0-25%
Multi Cap Value Fund.............................................     0-25%
Disciplined Large Cap Value Fund.................................     0-25%
International Equity Fund........................................     0-10%
High Yield Bond Fund.............................................     0-20%
Bond Fund........................................................     0-50%
Intermediate Bond Fund...........................................     0-50%
Short Term Bond Fund.............................................     0-50%
Institutional Money Market Fund..................................     0-20%
U.S. Treasury Money Market Fund..................................     0-20%

The Advisor actively manages the allocations in the portfolio based on current market and economic conditions. Changes in these conditions often lead to adjustments in the portfolio's fund weightings.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in money market instruments. The taking of such a temporary defensive posture may adversely impact the ability of the Fund to achieve its investment objective.

Each LifeModel Fund SM has a target neutral index blend, which is listed below. The target neutral index blend is an index-based baseline style class allocation determined by the Advisor to be optimal under static market and economic conditions. THE TARGET NEUTRAL STYLE CLASS INDEX BLEND IS A HYPOTHETICAL BLEND ONLY AND DOES NOT REPRESENT UNDERLYING ALLOCATIONS IN THE FUND. The Advisor will periodically adjust the baseline style class allocations.

LIFEMODEL MODERATELY CONSERVATIVE
TARGET NEUTRAL STYLE CLASS INDEX BLEND
Small Cap Growth Index 1 ........................................      2.7%
Small Cap Value Index 2 .........................................      2.7%
International Index 3 ...........................................      3.6%
Mid Cap Growth Index 4 ..........................................      4.4%
Mid Cap Value Index 5 ...........................................      4.4%
Large Cap Growth Index 6 ........................................      8.0%
Large Cap Value Index 7 .........................................      8.0%
Large Cap Core Index 8...........................................      6.2%
High Yield Bond Index 9..........................................      5.0%
Bond Index 10 ...................................................     10.0%
Intermediate Bond Index 11 ......................................     30.0%
Short Term Bond Index 12.........................................     15.0%

_____________________
1 The Small Cap Growth Index represents the Russell 2000(R) Growth Index. The Russell 2000(R) Growth Index measures the performance of those Russell 2000 companies that have higher price-to-book values and higher forecasted growth rates.

2 The Small Cap Value Index represents the Russell 2000(R) Value Index. The Russell 2000(R) Value Index measures the performance of those Russell 2000 companies that have lower price-to-book ratios and lower forecasted growth values.

3     The International Index represents the MSCI EAFE(R) Index. The MSCI EAFE
      (R) Index is a widely recognized, unmanaged index composed of a sample of companies representative of the market structure of 20 European and Pacific Basin countries.

4 The Mid Cap Growth Index represents the Russell MidCap(R) Growth Index. The Russell MidCap(R) Growth Index measures the performance of those Russell MidCap companies with higher price-to-book ratios and higher forecasted growth values.

5 The Mid Cap Value Index represents the Russell MidCap(R) Value Index. The Russell MidCap(R) Value Index measures the performance of those Russell MidCap companies with lower price-to-book ratios and lower forecasted growth values.

6 The Large Cap Growth Index represents the Russell 1000(R) Growth Index. The Russell 1000(R) Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

7 The Large Cap Value Index represents the Russell 1000(R) Value Index. The Russell 1000(R) Value Index measures the performance of those Russell
      1000 companies with lower price-to-book ratios and lower forecasted growth values.

8 The Large Cap Core Index represents the Standard & Poor's 500(R) Index. The Standard & Poor's 500(R) Index is comprised of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. Stock market as a whole.

9 The High Yield Bond Index represents the Merrill Lynch High Yield Master Index. The Merrill Lynch High Yield Master Index tracks the performance of below investment grade, U.S. dollar-denominated corporate bonds publicly issued in the U.S. domestic market. Qualifying bonds must have at least one year remaining term to maturity, at least $100,000,000 par outstanding, and a fixed coupon schedule.

10 The Bond Index represents the Lehman Brothers Aggregate Bond Index. The Lehman Brothers Aggregate Bond Index is a market value-weighted performance benchmark for investment-grade fixed-rate debt issues, including government, corporate, asset-backed and mortgage-backed securities with maturities of at least one year.

11    The Intermediate Bond Index represents the Lehman Brothers
      Government/Credit Intermediate Index. The Lehman Brothers
      Government/Credit Intermediate Index is composed of 5,000 publicly-issued corporate and U.S. Government debt issues rated Baa or better, with at least one year to maturity and at least $150 million par outstanding.

12 The Short Term Bond Index represents the Merrill Lynch 1-3 Year Government Corporate Bond Index. The Merrill Lynch 1-3 Year Government Corporate Bond Index tracks the trading of short-term U.S. government securities and short-term domestic investment-grade corporate bonds with maturities between 1 and 2.99 years.

FIFTH THIRD LIFEMODEL MODERATELY CONSERVATIVE FUND SM
--------------------------------------------------------------------------------

For more information about the Fund and its investment strategies, please see the section "Additional Information About the Funds' Investments."

PRINCIPAL INVESTMENT RISKS The principal risks of investing in the Fund are as follows:

INVESTMENTS IN MUTUAL FUNDS. The Fund's investments are concentrated in underlying Fifth Third Funds, so the Fund's investment performance is directly related to the performance of the underlying funds. The Fund's net asset value will change with changes in the equity and bond markets and the value of the mutual funds in which it invests. In addition, the Fund must allocate its investments among the underlying funds. As a result, the Fund does not have the same flexibility to invest as a mutual fund without such constraints. In addition, the Fund indirectly pays a portion of the expenses incurred by the underlying Funds.

EQUITY FUNDS. Equity funds invest primarily in equity securities (such as stocks) that are more volatile and carry more risks than some other forms of investment. The price of equity securities may rise or fall because of economic or political changes or changes in a company's financial condition. Equity securities also are subject to "stock market risk," meaning that stock prices in general may decline over short or extended periods of time. When the value of the stocks held by an underlying Fifth Third equity fund goes down, the value of your investment in LifeModel Moderately Conservative Fund SM will be affected.

BOND FUNDS. Bond funds invest primarily in fixed income securities. These securities will increase or decrease in value based on changes in interest rates. If rates increase, the value of a fund's investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in LifeModel Moderately Conservative Fund SM will change as the value of investments of the underlying Fifth Third Funds increases and decreases. In addition, the prices of long-term bonds (bonds with a remaining maturity of at least 10 years) tend to be more volatile than the prices of bonds with a shorter maturity. Bond funds are subject to credit risk, which is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

SMALLER COMPANIES. Investments in smaller, newer companies may be riskier than investments in larger, more established companies. Small companies may be more vulnerable to economic, market and industry changes. Because economic events have a greater impact on smaller companies, there may be greater and more frequent changes in their stock price. This may cause unexpected and frequent decreases in the value of the underlying Fund's investment.

FOREIGN SECURITIES. Funds investing in foreign securities are subject to special risks in addition to those of U.S. investments. These risks include political and economic risks, currency fluctuations, higher transaction costs, delayed settlement, and less stringent investor protection and disclosure standards of some foreign markets. These risks can make foreign investments more volatile and potentially less liquid than U.S. investments.

EMERGING MARKETS. The risks associated with foreign securities are magnified in countries in "emerging markets." These countries may have relatively unstable governments and less established market economies than developed countries. Emerging markets may face greater social, economic, regulatory, and political uncertainties. These risks make emerging market securities more volatile and less liquid than securities issued in more developed countries.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance over time, as well as compared to two broad-based securities indices.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES
--------------------------------------------------------------------------------

                                  [BAR CHART]

                             17.23%   5.29%   4.32%
                             ----------------------
                              2003     04      05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q2 2003        8.96%
Worst quarter:                                       Q1 2003       -1.15%
Year to Date Return (1/1/06 to 9/30/06):                            5.34%
--------------------------------------------------------------------------------

FIFTH THIRD LIFEMODEL MODERATELY CONSERVATIVE FUND SM
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (FOR THE PERIODS ENDED DECEMBER 31, 2005)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                INCEPTION DATE   PAST YEAR   SINCE INCEPTION
-----------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES                                                                  8/1/02
   Return Before Taxes                                                                             4.32%          7.55%
   Return After Taxes on Distributions 1                                                           3.06%          6.40%
   Return After Taxes on Distributions and Sale of Fund Shares 1                                   3.35%          5.90%
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                             (SINCE 8/1/02)
WILSHIRE 5000 INDEX*(REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                            6.32%         13.43%
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                             (SINCE 8/1/02)
LEHMAN BROTHERS INTERMEDIATE GOVERNMENT/CREDIT BOND INDEX(R)**
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                             1.57%          4.09%
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                             (SINCE 8/1/02)
LIFEMODEL MODERATELY CONSERVATIVE TARGET NEUTRAL STYLE CLASS INDEX BLEND***
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                             4.33%          9.02%
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                             (SINCE 8/1/02)
LIFEMODEL MODERATELY CONSERVATIVE TARGET NEUTRAL ASSET CLASS INDEX BLEND****
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                             3.55%          7.98%
-----------------------------------------------------------------------------------------------------------------------------



1 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assume a continued investment in the Fund and show the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assume all shares were redeemed at the end of each measurement period, and show the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Wilshire 5000 Index is an unmanaged index that measures the performance of all U.S. headquartered equity securities with readily available price data. Over 5000 capitalization weighted security returns are used to adjust the Wilshire 5000.

** The Lehman Brothers Intermediate Government/Credit Bond Index(R) is an unmanaged index comprised of U.S. Treasuries issues, debt of U.S. Government agencies, corporate debt guaranteed by the U.S. Government and all publicly issued, fixed rate, nonconvertible investment-grade, dollar denominated, SEC-registered corporate debt.

*** See page 34 for a description of the LifeModel Moderately Conservative Target Neutral Style Class Index Blend.

**** LifeModel Moderately Conservative Target Neutral Asset Class Index Blend is an unmanaged custom-blended index, created by Fifth Third Asset Management, Inc., comprised of Dow Jones Wilshire 5000 Composite Index (40%) and Lehman Brothers Intermediate Government/Credit Bond Index (60%). The LifeModel Moderately Conservative Target Neutral Asset Class Index Blend is a hypothetical blend only and does not represent underlying allocations in the Fund.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                                                        ASSET
                                                                      ALLOCATION
FIFTH THIRD LIFEMODEL CONSERVATIVE FUND SM                             STRATEGY
---------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE The Fund seeks income and capital appreciation by investing primarily in a diversified group of Fifth Third Funds which invest primarily in fixed income and equity securities.

PRINCIPAL INVESTMENT STRATEGIES The Fund is a "fund of funds." The Fund's investment strategy is to invest in a diversified group of Fifth Third Funds Institutional Shares. Because this is a conservative allocation fund, the majority of the Fund's assets will be invested in Fifth Third bond funds, although a portion of its assets will be invested in Fifth Third equity and money market funds. The Fund's investment return is diversified by its investment in the underlying mutual funds which invest in debt securities, growth and value stocks, foreign securities, and cash or cash equivalents.

Under normal circumstances, the Fund is diversified between stocks and bonds, with a heavy emphasis on bonds:


      o From 70% to 90% of the Fund's net assets will be invested in Fifth Third bond funds.

      o From 10% to 30% of the Fund's net assets will be invested in Fifth Third equity funds.

      o Up to 20% of the Fund's net assets will be invested in Fifth Third money market funds.


The Fund invests its asset in the underlying mutual funds within the following ranges:

                                                                 PERCENTAGE OF
FUND NAME                                                        FUND HOLDINGS
Small Cap Growth Fund...............................................     0-15%
Mid Cap Growth Fund.................................................     0-15%
Large Cap Core Fund.................................................     0-15%
Quality Growth Fund.................................................     0-15%
Small Cap Value Fund................................................     0-15%
Multi Cap Value Fund................................................     0-15%
Disciplined Large Cap Value Fund....................................     0-15%
International Equity Fund...........................................      0-5%
High Yield Bond Fund................................................     0-20%
Bond Fund...........................................................     0-60%
Intermediate Bond Fund..............................................     0-60%
Short Term Bond Fund................................................     0-60%
Institutional Money Market Fund.....................................     0-20%
U.S. Treasury Money Market Fund.....................................     0-20%

The Advisor actively manages the allocations in the portfolio based on current market and economic conditions. Changes in these conditions often lead to adjustments in the portfolio's fund weightings.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in money market instruments. The taking of such a temporary defensive posture may adversely impact the ability of the Fund to achieve its investment objective.

Each LifeModel Fund SM has a target neutral index blend, which is listed below. The target neutral index blend is an index-based baseline style class allocation determined by the Advisor to be optimal under static market and economic conditions. THE TARGET NEUTRAL STYLE CLASS INDEX BLEND IS A HYPOTHETICAL BLEND ONLY AND DOES NOT REPRESENT UNDERLYING ALLOCATIONS IN THE FUND. The Advisor will periodically adjust the baseline style class allocations.

LIFEMODEL CONSERVATIVE TARGET NEUTRAL STYLE CLASS INDEX BLEND
Small Cap Growth Index 1 ...........................................      1.3%
Small Cap Value Index 2 ............................................      1.3%
International Index 3 ..............................................      1.9%
Mid Cap Growth Index 4 .............................................      2.2%
Mid Cap Value Index 5 ..............................................      2.2%
Large Cap Growth Index 6 ...........................................      4.0%
Large Cap Value Index 7 ............................................      4.0%
Large Cap Core Index 8..............................................      3.1%
High Yield Bond Index 9.............................................      5.0%
Bond Index 10 ......................................................     15.0%
Intermediate Bond Index 11 .........................................     40.0%
Short Term Bond Index 12 ...........................................     20.0%

For more information about the Fund and its investment strategies, please see the section "Additional Information About the Funds' Investments."

____________________
1 The Small Cap Growth Index represents the Russell 2000(R) Growth Index. The Russell 2000(R) Growth Index measures the performance of those Russell 2000 companies that have higher price-to-book values and higher forecasted growth rates.

2 The Small Cap Value Index represents the Russell 2000(R) Value Index. The Russell 2000(R) Value Index measures the performance of those Russell 2000 companies that have lower price-to-book ratios and lower forecasted growth values.

3     The International Index represents the MSCI EAFE(R) Index. The MSCI EAFE
      (R) Index is a widely recognized, unmanaged index composed of a sample of companies representative of the market structure of 20 European and Pacific Basin countries.

4 The Mid Cap Growth Index represents the Russell MidCap(R) Growth Index. The Russell MidCap(R) Growth Index measures the performance of those Russell MidCap companies with higher price-to-book ratios and higher forecasted growth values.

5 The Mid Cap Value Index represents the Russell MidCap(R) Value Index. The Russell MidCap(R) Value Index measures the performance of those Russell MidCap companies with lower price-to-book ratios and lower forecasted growth values.

6 The Large Cap Growth Index represents the Russell 1000(R) Growth Index. The Russell 1000(R) Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

7 The Large Cap Value Index represents the Russell 1000(R) Value Index. The Russell 1000(R) Value Index measures the performance of those Russell
      1000 companies with lower price-to-book ratios and lower forecasted growth values.

8 The Large Cap Core Index represents the Standard & Poor's 500(R) Index. The Standard & Poor's 500(R) Index is comprised of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. Stock market as a whole.

9 The High Yield Bond Index represents the Merrill Lynch High Yield Master Index. The Merrill Lynch High Yield Master Index tracks the performance of below investment grade, U.S. dollar-denominated corporate bonds publicly issued in the U.S. domestic market. Qualifying bonds must have at least one year remaining term to maturity, at least $100,000,000 par outstanding, and a fixed coupon schedule.

10 The Bond Index represents the Lehman Brothers Aggregate Bond Index. The Lehman Brothers Aggregate Bond Index is a market value-weighted performance benchmark for investment-grade fixed-rate debt issues, including government, corporate, asset-backed and mortgage-backed securities with maturities of at least one year.

11    The Intermediate Bond Index represents the Lehman Brothers
      Government/Credit Intermediate Index. The Lehman Brothers
      Government/Credit Intermediate Index is composed of 5,000 publicly-issued corporate and U.S. Government debt issues rated Baa or better, with at least one year to maturity and at least $150 million par outstanding.

12 The Short Term Bond Index represents the Merrill Lynch 1-3 Year Government Corporate Bond Index. The Merrill Lynch 1-3 Year Government Corporate Bond Index tracks the trading of short-term U.S. government securities and short-term domestic investment-grade corporate bonds with maturities between 1 and 2.99 years.

FIFTH THIRD LIFEMODEL CONSERVATIVE FUND SM
--------------------------------------------------------------------------------

PRINCIPAL INVESTMENT RISKS The principal risks of investing in the Fund are as follows:

INVESTMENTS IN MUTUAL FUNDS. The Fund's investments are concentrated in underlying Fifth Third Funds, so the Fund's investment performance is directly related to the performance of the underlying funds. The Fund's net asset value will change with changes in the equity and bond markets and the value of the mutual funds in which it invests. In addition, the Fund must allocate its investments among the underlying funds. As a result, the Fund does not have the same flexibility to invest as a mutual fund without such constraints. In addition, the Fund indirectly pays a portion of the expenses incurred by the underlying Funds.

EQUITY FUNDS. Equity funds invest primarily in equity securities (such as stocks) that are more volatile and carry more risks than some other forms of investment. The price of equity securities may rise or fall because of economic or political changes or changes in a company's financial condition. Equity securities also are subject to "stock market risks," meaning that stock prices in general may decline over short or extended periods of time. When the value of the stocks held by an underlying Fifth Third equity fund goes down, the value of your investment in LifeModel Conservative Fund SM will be affected.

BOND FUNDS. Bond funds invest primarily in fixed income securities. These securities will increase or decrease in value based on changes in interest rates. If rates increase, the value of a fund's investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in LifeModel Conservative Fund SM will change as the value of investments of the underlying Fifth Third Funds increases and decreases. In addition, the prices of long-term bonds (bonds with a remaining maturity of at least 10 years) tend to be more volatile than the prices of bonds with a shorter maturity. Bond funds are subject to credit risk which is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

SMALLER COMPANIES. Investments in smaller, newer companies may be riskier than investments in larger, more established companies. Small companies may be more vulnerable to economic, market and industry changes. Because economic events have a greater impact on smaller companies, there may be greater and more frequent changes in their stock price. This may cause unexpected and frequent decreases in the value of the underlying Fund's investment.

FOREIGN SECURITIES. Funds investing in foreign securities are subject to special risks in addition to those of U.S. investments. These risks include political and economic risks, currency fluctuations, higher transaction costs, delayed settlement, and less stringent investor protection and disclosure standards of some foreign markets. These risks can make foreign investments more volatile and potentially less liquid than U.S. investments.

EMERGING MARKETS. The risks associated with foreign securities are magnified in countries in "emerging markets." These countries may have relatively unstable governments and less established market economies than developed countries. Emerging markets may face greater social, economic, regulatory, and political uncertainties. These risks make emerging market securities more volatile and less liquid than securities issued in more developed countries.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance over time, as well as compared to two broad-based securities indices. The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES
--------------------------------------------------------------------------------

                                  [BAR CHART]

                            11.24%     3.83%   3.17%
                            ------------------------
                             2003       04      05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q2 2003        5.81%
Worst quarter:                                       Q2 2004       -1.37%
Year to Date Return (1/1/06 to 9/30/06):                            4.46%
--------------------------------------------------------------------------------

FIFTH THIRD LIFEMODEL CONSERVATIVE FUND SM
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)
----------------------------------------------------------------------------------------------------------------------------
                                                                                INCEPTION DATE   PAST YEAR   SINCE INCEPTION
----------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES                                                                 8/1/02
   Return Before Taxes                                                                             3.17%          5.98%
   Return After Taxes on Distributions 1                                                           1.84%          4.69%
   Return After Taxes on Distributions and
     Sale of Fund Shares 1                                                                         2.26%          4.41%
----------------------------------------------------------------------------------------------------------------------------
                                                                                                             (SINCE 8/1/02)
WILSHIRE 5000 INDEX*                                                                               6.32%         13.43%
----------------------------------------------------------------------------------------------------------------------------
                                                                                                             (SINCE 8/1/02)
LEHMAN BROTHERS INTERMEDIATE GOVERNMENT/CREDIT BOND INDEX(R)**
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                             1.57%          4.09%
----------------------------------------------------------------------------------------------------------------------------
                                                                                                             (SINCE 8/1/02)
LIFEMODEL CONSERVATIVE TARGET NEUTRAL STYLE CLASS INDEX BLEND***
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                             3.11%          6.65%
----------------------------------------------------------------------------------------------------------------------------
                                                                                                             (SINCE 8/1/02)
LIFEMODEL CONSERVATIVE TARGET NEUTRAL ASSET CLASS INDEX BLEND****
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                             2.57%          6.06%
----------------------------------------------------------------------------------------------------------------------------



1 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assume a continued investment in the Fund and show the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assume all shares were redeemed at the end of each measurement period, and show the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Wilshire 5000 Index is an unmanaged index that measures the performance of all U.S. headquartered equity securities with readily available price data. Over 5000 capitalization weighted security returns are used to adjust the Wilshire 5000 Index.

** The Lehman Brothers Intermediate Government/Credit Bond Index(R) is an unmanaged index comprised of U.S. Treasuries issues, debt of U.S. Government agencies, corporate debt guaranteed by the U.S. Government and all publicly issued, fixed rate, nonconvertible investment-grade, dollar denominated, SEC-registered corporate debt.

*** See page 38 for a description of the LifeModel Conservative Target Neutral Style Class Index Blend.

**** LifeModel Conservative Target Neutral Asset Class Index Blend is an unmanaged custom-blended index, created by Fifth Third Asset Management, Inc., comprised of Dow Jones Wilshire 5000 Composite Index (20%) and Lehman Brothers Intermediate Government/Credit Bond Index (80%). The LifeModel Conservative Target Neutral Asset Class Index Blend is a hypothetical blend only and does not represent underlying allocations in the Fund.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                                                       STRATEGIC
                                                                         INCOME
FIFTH THIRD STRATEGIC INCOME FUND                                       STRATEGY
----------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE High level of income consistent with reasonable risk. Achieving capital appreciation is a secondary objective.

PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in income-producing securities such as debt securities, common stocks, preferred stocks and common and preferred shares of closed-end investment companies (also known as "closed-end funds") having portfolios consisting primarily of income-producing securities. Certain of the debt securities and preferred stocks in which the Fund invests may be convertible into common shares. The Fund's investment in stocks may include real estate investment trusts ("REITs"), which are pooled investment vehicles investing primarily in income producing real estate or real estate loans or interest.


The Fund will respond to and attempt to anticipate economic and market trends. The Advisor seeks to provide value by investing in asset classes that are most attractive based on their risks and in companies with cheap (e.g., attractive price to cash flow ratio) cash flows in each asset class. The Advisor may invest in debt securities of any maturity, and will increase its investment in short-term debt securities during periods when it believes interest rates will rise and will increase its investment in long-term debt securities during periods when it believes interest rates will decline. The Advisor seeks to maximize risk-adjusted returns through fundamental research, quantitative modeling, and capital structure analysis. In performing this research and analysis, the Advisor reviews companies based on such factors as sales, assets, earnings, markets, and management, and the Advisor searches for companies with favorable debt-to-equity ratios. The Fund seeks returns by investing across a larger universe than traditional investment grade fixed income funds, and the Advisor believes that a low correlation between various asset classes leads to stability of expected returns.


In selecting corporate debt securities for the Fund, the Advisor intends to invest principally in securities rated BBB or better by Standard & Poor's, but may invest in securities rated as low as BB, B, CCC or CC or unrated securities when these investments are believed by the Advisor to be sound and consistent with an objective of reasonable risk. The Fund will not invest more than 20% of its portfolio in (i) securities rated BB or lower by Standard & Poor's and/or
(ii) unrated securities which, in the opinion of the Advisor, are of quality comparable to those rated BB or lower. Securities rated lower than BBB by Standard & Poor's, sometimes referred to as "junk bonds," are lower-rated securities and have speculative characteristics.

Investments may be made in any diversified closed-end income fund as long as the Fund's total portfolio maintains no more than 20% of its assets in securities rated BB or lower. The Fund may consider closed-end funds as a "pass through" security, and will look at the composition of the underlying portfolio. Therefore, the Fund may invest in any single closed-end fund even if the underlying portfolio contains more than 20% of its assets invested in securities rated BB or lower. Such closed-end funds may invest in debt securities of United States or foreign issuers.


The Advisor will look to manage risk through several strategies, which will typically include: maintaining certain minimum and maximum sector and position weightings; limiting investment in non-investment grade securities to a maximum of 20% of the portfolio; and monitoring risk statistics relative to the Lehman Aggregate Index.


The Advisor may consider selling one of the Fund's holdings when: deterioration in a company's strategic position, growth prospects, or financial reporting issues is detected, an individual security comprises too large a position in the portfolio, a company with declining financial fundamentals has risk volatility of more than one standard deviation in the Adviser's proprietary credit risk model a company's valuations are no longer attractive, or a better opportunity arises.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely impact the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

FIXED INCOME SECURITIES RISK. The risks of investing in debt securities include INTEREST RATE RISK, which is the risk that prices of debt securities rise and fall in response to interest rate changes for similar securities. Generally, when interest rates rise, prices of debt securities fall. The net asset value of the Fund may also decrease during periods of rising interest rates. In addition, debt securities are subject to CREDIT RISK, which is the risk that an issuer of debt securities may default (fail to repay interest and principal when due). If an issuer defaults or the risk of such default is perceived to have increased, the Fund may lose all or part of its investment. The net asset value of the Fund may fall during periods of economic downturn when such defaults or risk of defaults increase. Securities rated below investment grade, also known as junk bonds, generally entail greater risks than investment grade securities. For example, their prices are more volatile, their values are more negatively impacted by economic downturns, and their trading market may be more limited.

CLOSED-END INVESTMENT COMPANY RISK. Investments in closed-end funds present additional risks to investors. Investment by the Fund in closed-end funds results in a duplication of advisory fees and other expenses, thereby resulting in a lower return for the Fund than would be the case in the absence of such duplication. Such investments may be less liquid than other investments and often trade at a discount. In addition, since these closed-end funds invest in debt securities, they are subject to the same risks described above.

CURRENCY RISK. Certain of the closed-end funds in which the Fund invests may invest part or all of their assets in debt securities of foreign issuers. Because foreign securities ordinarily are denominated in currencies other than the U.S. dollar, the Fund may be subject to currency risk. Changes in foreign currency exchange rates may affect the closed-end fund's net asset value, the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and capital gains, if any, to be distributed to shareholders by the closed-end fund. If the value of a foreign currency declines against the U.S. dollar, the value of the closed-end fund's assets denominated in that currency will decrease. Although these closed-end funds may enter into "hedging" transactions intended to minimize the risk of loss due to a decline in the value of the subject foreign currency, in some cases all or a portion of the closed-end fund's portfolio remains subject to this risk of loss.

FOREIGN INVESTMENT RISK. There are additional risks relating to political, economic, or regulatory conditions in foreign countries; withholding or other taxes; trading, settlement, custodial, and other operational risks; and the potentially less stringent investor protection and disclosure standards of foreign markets. All of these factors can make foreign investments of such closed-end funds more volatile and potentially less liquid than U.S. investments.

FIFTH THIRD STRATEGIC INCOME FUND
--------------------------------------------------------------------------------

REIT RISK. The Fund's investments in REITs are subject to the same risks as direct investments in real estate. Real estate values rise and fall in response to many factors, including local, regional and national economic conditions, the demand for rental property, and interest rates. When economic growth is slowing, demand for property decreases and prices may fall. Rising interest rates, which drive up mortgage and financing costs, can inhibit construction, purchases, and sales of property. Property values could decrease because of overbuilding, extended vacancies, increase in property taxes and operating expenses, zoning laws, environmental regulations, clean-up of and liability for environmental hazards, uninsured casualty or condemnation losses, or a general decline in neighborhood values. The Fund's investment may decline in response to declines in property values or other adverse changes to the real estate market. In addition, REITs may have limited financial resources, may trade less frequently and in limited volume and may be more volatile than other securities.


PRE-PAYMENT/CALL RISK. The prices of mortgage-backed securities also are affected by changes in interest rates. Although mortgage-backed securities tend to pay higher interest rates, they also carry additional risk. For instance, their prices and yields typically assume that the securities will be redeemed at a given time before maturity. When interest rates fall substantially, they usually are redeemed early because the underlying mortgages often are prepaid. The Fund would then have to reinvest the proceeds it receives because of those redemptions at a lower rate. The price or yield of mortgage-backed securities also may fall if they are redeemed after that date.


EQUITY SECURITIES RISK. The risks of investing in equity securities include the risk of sudden and unpredictable drops in value or periods of lackluster performance.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested. Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1,2
--------------------------------------------------------------------------------

                                   [BAR CHART]

   9.22%  11.48%  3.55%   -5.60%  16.59%  13.12%  7.87%  10.33%  6.92%  1.93%
  ----------------------------------------------------------------------------
   1996     97     98       99      00      01     02      03     04     05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q2 2000        5.98%
Worst quarter:                                       Q4 1999       -4.73%
Year to Date Return (1/1/06 to 9/30/06):                            5.31%
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005) 1
-----------------------------------------------------------------------------------------------------------------------------------
                                                                INCEPTION DATE       PAST YEAR        PAST 5 YEARS   PAST 10 YEARS
-----------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 2                                              3/10/85
   Return Before Taxes                                                                 1.93%             7.97%            7.35%
   Return After Taxes on Distributions 3                                               0.61%             6.05%            4.83%
   Return After Taxes on Distributions and Sale of Fund Shares 3                       1.58%             5.72%            4.73%
-----------------------------------------------------------------------------------------------------------------------------------
LEHMAN AGGREGATE (U.S.) INDEX*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                 2.43%             5.87%            6.16%
-----------------------------------------------------------------------------------------------------------------------------------
 LEHMAN BROTHERS INTERMEDIATE CREDIT BOND INDEX(R)**
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                 1.42%             6.41%            6.20%
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1 On October 22, 2001, the Fifth Third/Maxus Income Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc., was merged into Fifth Third Strategic Income Fund.

2 For the period prior to October 22, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Fifth Third/Maxus Income Fund. For the period prior to September 1, 1998, the quoted performance reflects the performance of the Investor shares of the Fifth Third/Maxus Income Fund.

3 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.


* Effective September 29, 2006 the Fund changed its primary benchmark from the Lehman Brothers Intermediate Credit Bond Index to the Lehman Aggregate (U.S.) Index, retaining the Lehman Brothers Intermediate Credit Bond Index as its secondary benchmark, to better correspond to the Fund's investment strategy. The Lehman U.S. Aggregate Index covers the U.S. dollar-denominated, investment-grade, fixed rate, taxable bond market of SEC-registered securities. The index includes bonds from the Treasury, government-related, corporate, mortgage-backed securities, asset-backed securities, and CMBS sectors.


** The Lehman Brothers Intermediate Credit Bond Index(R) is comprised of publicly issued, fixed rate, non-convertible investment grade dollar-denominated, SEC-registered corporate debt. Included are debts issued or guaranteed by foreign sovereign governments, municipalities, governmental agencies or international agencies.

                                                                       SPECIALTY
FIFTH THIRD DIVIDEND GROWTH FUND                                        STRATEGY
----------------------------------------------------------------------



FUNDAMENTAL OBJECTIVE Long-term capital appreciation.


PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in equity securities. The Fund will normally concentrate its investments in a group of 35 to 65 stocks. The Fund is designed to provide long-term capital appreciation by investing primarily in high-quality companies with histories of rising earnings and dividends. The portfolio managers believe that high-quality companies have the potential to provide an increasing stream of income to shareholders and protect investment capital in down markets. In selecting suitable investments, the Advisor will attempt to find companies with a track record of consistent growth in earnings and dividends. The Advisor will focus on several key areas in implementing the Fund's investment strategy.

The Advisor will employ quantitative screens to identify high-quality companies that meet market capitalization targets. The Advisor will evaluate widely-traded companies with market capitalizations greater than $2 billion-including large and some mid cap companies. Within this universe of companies, the Advisor will seek companies that are experiencing consistent earnings and dividend growth by searching for companies that have reported increased earnings and/or dividends over the last several reporting periods.

The Advisor will also rank each company based on the quality of earnings and dividends and the prospect for a continuation of earnings and dividends growth. The Advisor will employ screening tools that capture quantitative factors such as earnings and dividend quality rankings, earnings stability, and earnings and dividend growth - screening that will aid in the identification of attractive new ideas warranting further consideration.

The Advisor will also conduct an analysis of company fundamentals and historical valuations. The Advisor will utilize a stock selection approach that is fundamentally based and focuses on issues related to the quality of management, product development, reputation, financial progress, business models, and enterprise risks.

The Fund's disciplined approach will continue once a stock is purchased and the Advisor will closely monitor risk factors of the portfolio and seek to control risk by adjusting sector weights and diversifying the portfolio as it deems appropriate.

The Advisor will also employ a consistent sell strategy. If a stock that was chosen for the portfolio no longer meets the pre-established parameters, or if another company is identified to have greater fundamental potential, the stock may be sold.


When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.


NON-DIVERSIFICATION RISK. The Fund is a non-diversified fund with regard to issuers of securities. As a result, it does not have to invest in as many issuers as a diversified fund and, thus, could be significantly affected by the performance of one or a small number of issuers. Because the Fund is non-diversified, a single security's increase or decrease in value may have a greater impact on the Fund's net asset value and total return and the Fund also could produce lower yields and be subject to higher volatility during some periods.


EQUITY SECURITIES RISK. Equity securities may be subject to sudden and unpredictable drops in value or periods of lackluster performance.


GROWTH SECURITIES RISK. Growth stocks are those that have a history of above average growth or that are expected to enter periods of above average growth. Growth stocks are sensitive to market movements. The prices of growth stocks tend to reflect future expectations, and when those expectations are not met, share prices generally fall.


LARGER COMPANY RISK. Larger, more established companies tend to operate in mature markets, which often are very competitive. Larger companies also do not tend to respond quickly to competitive challenges, especially to changes caused by technology or consumer preferences.

MEDIUM-SIZED COMPANY RISK. Stocks of medium-sized companies can be more sensitive to long market declines than larger companies, in part because they generally do not have the financial resources that larger companies have.

DIVIDEND SECURITIES RISK. Stocks that pay regular dividends provide investors some return of their investment, to an extent, supporting the stock's price, even during periods when the prices of equity securities generally are falling. However, dividend-paying stocks, especially those that pay significant dividends, also tend to appreciate less quickly than stocks of companies in developing industries, which tend to reinvest most profits into research, development, plant and equipment to accommodate expansion.


TURNOVER RISK. Through active trading, the Fund may have a high portfolio turnover rate, which can mean higher taxable distributions and lower performance due to increased brokerage costs.

FIFTH THIRD DIVIDEND GROWTH FUND
--------------------------------------------------------------------------------

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1,2
--------------------------------------------------------------------------------

                                   [BAR CHART]

22.44%  35.43%  32.94%  11.64%  -19.76%  -21.81%  -29.69%  20.37%  4.52%   4.46%
--------------------------------------------------------------------------------
 1996     97      98      99      00       01       02       03      04     05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q4 1998       24.93%
Worst quarter:                                       Q1 2001      -18.65%
Year to Date Return (1/1/06 to 9/30/06):                            7.40%
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005) 1
------------------------------------------------------------------------------------------------------------------------------------
                                                                         INCEPTION DATE   PAST YEAR   PAST 5 YEARS    PAST 10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 2                                                      3/4/85
   Return Before Taxes                                                                      4.46%        -6.29%           3.62%
   Return After Taxes on Distributions 3                                                    4.46%        -6.29%           2.26%
   Return After Taxes on Distributions and Sale of Fund Shares 3                            2.90%        -5.24%           2.37%
------------------------------------------------------------------------------------------------------------------------------------
S&P 500 INDEX(R)* (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                       4.91%         0.54%           9.07%
------------------------------------------------------------------------------------------------------------------------------------
RUSSELL 1000(R) INDEX** (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                 6.27%         1.07%           9.29%
------------------------------------------------------------------------------------------------------------------------------------
RUSSELL 1000 GROWTH INDEX*** (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)            5.26%        -3.58%           6.73%
------------------------------------------------------------------------------------------------------------------------------------



1 Effective August 1, 2005, the investment strategies, policies and risks of the Fifth Third Select Stock Fund were modified and the fund was renamed the Fifth Third Dividend Growth Fund.

2 The Fund first offered Institutional shares on August 11, 1998. The quoted performance of Institutional shares for the period from March 6, 1998 through August 10, 1998 reflects the performance for Class A shares of the Dividend Growth Fund (formerly the Select Stock Fund). On March 6, 1998, the Pinnacle Fund, a registered open-end investment company managed by Heartland Capital Management, Inc. was merged into the Select Stock Fund. For the period prior to March 6, 1998, the quoted performance of Class A shares reflects the performance of Class A shares of the Pinnacle Fund. Class A shares of the Fund would have substantially similar annual returns as Institutional shares because the shares represent interests in the same portfolio of investments and the annual returns would differ only to the extent that the classes do not have the same expenses.

3 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.


* The S&P 500(R) Index is an unmanaged index of 500 selected common stocks, most of which are listed on the New York Stock Exchange, and is a measure of the U.S. stock market as a whole. The Fund has changed its benchmark from the Russell 1000(R) Index to the S&P 500(R) Index, effective August 1, 2005, in order to better represent the Fund's investment policies for comparison purposes.

** The Russell 1000(R) Index is an unmanaged index of common stocks that measures the performance of the 1,000 largest companies in the Russell 3000(R) Index, and represents approximately 92% of the total market capitalization of the Russell 3000(R) Index.

*** The Russell Growth Index is an unmanaged index of common stocks that measures the performance of those Russell 1000(R) companies with higher price-to-book ratios and higher forecasted growth values.

                                                                       SPECIALTY
FIFTH THIRD TECHNOLOGY FUND                                            STRATEGY
----------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Long-term capital appreciation.

Principal Investment Strategies Under normal circumstances, the Fund invests at least 80% of its assets in the equity securities of technology companies. The technology companies in which the Fund typically invests include U.S. and, to a lesser extent, foreign companies.

Technology companies are those that are substantially engaged in developing products, processes or services that provide technological advances. Those companies may be in any of a variety of industries, such as computer hardware, software, electronic components and systems, telecommunications, Internet, media and information services, and biotechnology. They also may include companies in more traditional industries, such as securities brokers and retailers that have extensively used technological advances to develop new or to improve existing products or processes.

The Fund generally takes a growth approach to selecting stocks, looking for established companies that appear poised to grow because of new products, technology or management, as well as new companies that are in the developmental stage. Factors in identifying these companies include the quality of management, financial strength, a strong position relative to competitors and a stock price that appears reasonable relative to its expected growth rate. The Fund may invest in companies of any size, including small, high growth companies. The Fund also may invest in companies whose shares are being, or recently have been, offered to the public for the first time.

The Advisor may consider selling one of the Fund's holdings when a significant deterioration in a company's strategic position or growth prospects is detected, an individual security comprises too large of a position in the portfolio, a company's valuations are no longer attractive, or a better opportunity arises.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

EQUITY SECURITIES RISK. The risks of investing in equity securities include the risk of sudden and unpredictable drops in value or periods of lackluster performance.

TECHNOLOGY SECURITIES RISK. The Fund, by concentrating in technology stocks, assumes the risks of holding technology stocks. For example, technology stocks tend to:

      o fluctuate in price more widely and rapidly than the market as a whole

      o underperform other types of stocks or be difficult to sell when the economy is not robust, during market downturns, or when technology stocks are out of favor

      o     decline in price due to sector specific developments

      o be more vulnerable than most stocks to the obsolescence of existing technology, expired patents, short product cycles, price competition, market saturation and new market entrants.

SMALLER AND MEDIUM-SIZED COMPANIES RISK. To the extent that the Fund invests in mid cap and small cap stocks, it takes on additional risks. For instance, mid cap and small cap stocks tend to be less liquid and more volatile than large cap stocks. Smaller companies tend to be unseasoned issuers with new products and less experienced management.

GROWTH SECURITIES RISK. The prices of most growth stocks are based on future expectations. As a result, those stocks tend to be more sensitive than value stocks to negative earnings surprises and changes in internal growth rates. Growth stocks in particular may underperform during periods when the market favors value stocks. The Fund's performance may also suffer if certain stocks do not perform as the portfolio management team expected.

FOREIGN INVESTMENT RISK. Stocks of foreign companies present additional risks for U.S. investors. Stocks of foreign companies tend to be less liquid and more volatile than their U.S. counterparts, in part because accounting standards and market regulations tend to be less standardized and economic and political climates less stable. Fluctuations in exchange rates also may reduce or eliminate gains or create losses.


EMERGING MARKETS RISK. The risks associated with foreign investments usually are higher in emerging markets, such as most countries in Africa, Asia, Latin America and the Middle East. To the extent that the Fund invests in those kinds of stocks or in those areas, it will be exposed to the risks associated with those kinds of investments.


IPO RISK. To the extent the Fund invests in companies whose shares are being, or recently have been, offered to the public for the first time, the Fund takes on additional risks, including risks associated with inexperienced management, the risk that a liquid secondary trading market may not develop and risks of greater market volatility often associated with the securities sold in initial public offerings.

TURNOVER RISK. Through active trading, the Fund may have a high portfolio turnover rate, which can mean higher taxable distributions and lower performance due to increased brokerage costs.

FIFTH THIRD TECHNOLOGY FUND
--------------------------------------------------------------------------------

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES
--------------------------------------------------------------------------------

                                   [BAR CHART]

                     -33.22%  -42.00%  88.22%  -6.91%  7.52%
                     ---------------------------------------
                       2001      02      03      04     05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q2 2003       41.08%
Worst quarter:                                       Q3 2001      -35.41%
Year to Date Return (1/1/06 to 9/30/06):                           -0.09%
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)
------------------------------------------------------------------------------------------------------------------------------------
                                                                         INCEPTION DATE   PAST YEAR   PAST 5 YEARS   SINCE INCEPTION
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES                                                        6/5/00
Return Before Taxes                                                                         7.52%        -6.11%          -10.44%
   Return After Taxes on Distributions 1                                                    7.52%        -6.11%          -10.50%
   Return After Taxes on Distributions and Sale of Fund Shares 1                            4.89%        -5.09%           -8.52%
------------------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH 100 TECHNOLOGY INDEX*                                                                                  (SINCE 6/1/00)
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                      5.87%        -5.46%          -11.61%
------------------------------------------------------------------------------------------------------------------------------------



1 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Merrill Lynch 100 Technology Index is an equal-dollar weighted index of 100 stocks designed to measure the performance of a cross-section of large, actively traded technology stocks and ADRs.

                                                                       SPECIALTY
FIFTH THIRD INTERNATIONAL EQUITY FUND                                  STRATEGY
----------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Long-term capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in equity securities and at least 65% of its total assets in securities of non-U.S. companies. The companies whose securities are represented in the Fund's portfolio are located in at least three countries other than the U.S.

The Fund uses a top-down strategy of selecting securities in its portfolio. It allocates assets among geographic regions and individual countries and sectors, rather than emphasizing individual stock selection. The Fund capitalizes on the significance of country and sector selection in international equity portfolio returns by over and underweighting countries and/or sectors based on three factors: (i) valuation, (ii) fundamental change, and (iii) market momentum/technicals. Valuation factors include price/book values and price/cash earnings. Fundamental change factors include incremental shifts in economic growth, interest rates, the political, social, business, and regulatory environment, and monetary and fiscal policy. Market momentum/technical factors include market capitalization, liquidity, volatility, and investor sentiment.


The Fund's investment subadvisor analyzes both the global economic environment and the economies of countries throughout the world, focusing mainly on the industrialized countries comprising the Morgan Stanley Capital International Europe, Australasia, and Far East Index(R) (the "EAFE Index"). The investment subadvisor views each country and sector as a unique investment opportunity and evaluates prospects for value, growth, inflation, interest rates, corporate earnings, liquidity and risk characteristics, investor sentiment and economic and currency outlook. The investment subadvisor - on an ongoing basis - establishes the proportion or weighting for each country and sector (E.G., overweight, underweight or neutral) relative to the EAFE Index for investment by the Fund. The investment subadvisor invests the Fund's assets within each country and/or sector based on its assigned weighting. Within each country and/or sector, the investment subadvisor will try to replicate, in the aggregate, the performance of a broad local market index by investing in "baskets" of common stocks and other equity securities. Although the Fund invests primarily in established foreign securities markets, from time to time, it may also invest in emerging market countries and, with regard to such investments, may make global and regional allocations to emerging markets, as well as allocations to specific emerging market countries. The Fund may use various instruments that derive their values from those of specified securities, indices, currencies or other points of reference for both hedging and non-hedging purposes. Derivatives, including those used to manage risk, are themselves subject to risks of the different markets in which they trade and may not serve their intended purposes.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.


PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

EQUITY SECURITIES RISK. The risks of investing in equity securities, such as, the risk of sudden and unpredictable drops in value or periods of lackluster performance.

FOREIGN INVESTMENT RISK. Stocks of foreign companies present additional risks for U.S. investors. Stocks of foreign companies tend to be less liquid and more volatile than their U.S. counterparts, in part because accounting standards and market regulations tend to be less standardized and economic and political climates less stable. Fluctuations in exchange rates also may reduce or eliminate gains or create losses.

EMERGING MARKETS RISK. The risks associated with foreign investments usually are higher in emerging markets, such as most countries in Africa, Asia, Latin America and the Middle East. To the extent that the Fund invests in those kinds of stocks or in those areas, it will be exposed to the risks associated with those kinds of investments.

CURRENCY RISK. The Fund's investments in foreign countries generally will be denominated in foreign currencies. As a result, changes in the value of a country's currency compared to the U.S. dollar may affect the value of the Fund's investments.

DERIVATIVES RISK. The Fund may invest in derivatives, and may use certain techniques, such as hedging, to manage currency risks as well as to gain exposure to foreign markets. The primary risks of derivatives are: (1) changes in the market value of securities, and of derivatives relating to those securities, may not be proportionate; (2) there may not be a liquid market to sell a derivative, which could result in difficulty closing a position; and (3) certain derivatives can magnify the extent of losses incurred due to changes in market value. In addition, some derivative are subject to counterparty risk.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

FIFTH THIRD INTERNATIONAL EQUITY FUND
--------------------------------------------------------------------------------

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
--------------------------------------------------------------------------------

                                   [BAR CHART]

8.54%  7.96%   19.45%  26.11%  -14.24%  -17.90%  -13.77%  33.26%  15.96%  13.97%
--------------------------------------------------------------------------------
1996     97      98      99       00       01       02       03     04      05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------------------------
Best quarter:                                        Q4 1999       17.74%
Worst quarter:                                       Q3 2002      -17.95%
Year to Date Return (1/1/06 to 9/30/06):                           11.75%
--------------------------------------------------------------------------------


____________________
1 The Fund first offered Institutional shares on October 9, 1998. The quoted performance of Institutional shares for the period prior to October 9, 1998 reflects the performance for Class A shares, a class of shares of the Fund not offered by this Prospectus. Class A shares of the Fund would have substantially similar annual returns as Institutional shares because the shares represent interests in the same portfolio of investments and the annual returns would differ only to the extent that the classes do not have the same expense structure.


------------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)
------------------------------------------------------------------------------------------------------------------------------------
                                                                         INCEPTION DATE   PAST YEAR   PAST 5 YEARS    PAST 10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 1                                                      8/18/94
   Return Before Taxes                                                                     13.97%        4.51%            6.56%
   Return After Taxes on Distributions 2                                                   13.43%        4.16%            5.08%
   Return After Taxes on Distributions and Sale of Fund Shares 2                           10.12%        3.78%            4.92%
------------------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY CAPITAL INTERNATIONAL EAFE INDEX(R)*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                     14.02%        4.94%            6.18%
------------------------------------------------------------------------------------------------------------------------------------


1 The Fund first offered Institutional shares on October 9, 1998. The quoted performance of Institutional shares for the period prior to October 9, 1998 reflects the performance for Class A shares, a class of shares of the Fund not offered by this Prospectus. Class A shares of the Fund would have substantially similar annual returns as Institutional shares because the shares represent interests in the same portfolio of investments and the annual returns would differ only to the extent that the classes do not have the same expense structure.

2 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Morgan Stanley Capital International EAFE Index(R) is a widely recognized, unmanaged index composed of a sample of companies representative of the market structure of 20 European and Pacific Basin countries.

                                                                          FIXED-
                                                                          INCOME
FIFTH THIRD HIGH YIELD BOND FUND                                          STYLE
-------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE High level of income. Capital appreciation is a secondary objective.

PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in non-investment grade debt securities. The Fund generally invests in non-investment grade debt securities of domestic corporations. Non-investment grade securities are rated below investment grade by the primary rating agencies (e.g., BB or lower by Standard & Poor's and Ba or lower by Moody's). These securities are often referred to as "junk bonds" and are considered speculative. The Fund expects to hold securities with an average maturity of between 6 and 10 years, but the holding period average may vary between 4 and 12 years.

In selecting portfolio securities, the Fund's Subadvisor analyzes the overall investment opportunities and risks in different industry sectors focusing on those industries that exhibit stability and predictability. Having developed certain industry biases resulting from the current macroeconomic environment, the Subadvisor implements a process of elimination through which certain types of securities are removed from the list of initially selected securities due to their structure. The Subadvisor then conducts a rigorous credit selection process in order to identify securities that offer attractive investment opportunities. Once a security has been purchased, the credit analysis process is re-applied to each individual security in the Fund's portfolio on a periodic basis or as new information becomes available to determine whether or not to keep a security in the Fund's portfolio.

When the Subadvisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely impact the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

FIXED INCOME SECURITIES RISK. The risks of investing in debt securities include INTEREST RATE RISK, which is the tendency of bond prices to fall when interest rates rise and CREDIT RISK, which is the risk of an issuer defaulting on its obligations of paying principal and interest. Generally, the price of a bond moves in the opposite direction from interest rates. New bonds issued after a rise in rates offer higher yields to investors. An existing bond with a lower yield can appear attractive to investors by selling it at a lower price. This process works in reverse as well; as interest rates fall, the price of a bond tends to increase. The prices of long term bonds (bonds with a remaining maturity of at least 10 years) tend to be more volatile than the prices of bonds with a shorter remaining maturity.

NON-INVESTMENT GRADE SECURITIES Non-investment grade debt securities are considered speculative and, compared to investment grade securities, tend to have:

      o more volatile prices and increased price sensitivity to changing interest rates and to adverse economic and business developments;

      o     greater risk of loss due to default or declining credit quality;

      o greater likelihood that adverse economic or company specific events will make the issuer unable to make interest and/or principal payments; and

      o greater susceptibility to negative market sentiments leading to depressed prices and decreased liquidity.

Non-investment grade debt securities present a higher degree of credit risk because their issuers are often highly leveraged and may not have more traditional methods of financing available to them. As a result, their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. The risk of loss due to default by such issuers is significantly greater than with investment grade securities because these securities generally are unsecured and subordinated to the prior payment of senior indebtedness. The Fund also may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings.

Under rating agency guidelines, medium- and lower-rated securities and comparable unrated securities will likely have some quality and protective characteristics that are outweighed by large uncertainties or major risk exposures to adverse conditions. Medium- and lower-rated securities may have poor prospects of ever attaining any real investment standing, may have a current identifiable vulnerability to default or be in default, may be unlikely to have the capacity to pay interest and repay principal when due in the event of adverse business, financial or economic conditions, and/or may be likely to be in default or not current in the payment of interest or principal. Such securities are considered speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations. It is possible that these types of factors could reduce the value of securities held by the Fund with a commensurate effect on the value of the Fund's shares.

Changes by the primary rating agencies in their ratings of any fixed-income security and in the ability of an issuer to make payments of interest and principal may also affect the value of these investments. The ratings of S&P, Moody's and other rating agencies generally represent the opinions of those organizations as to the quality of the securities that they rate. Such ratings, however, are relative and subjective, are not absolute standards of quality, are subject to change and do not evaluate the market risk or liquidity of the securities.

FIFTH THIRD HIGH YIELD BOND FUND
--------------------------------------------------------------------------------


LIQUIDITY RISK. In addition, secondary markets for non-investment grade debt securities are not as liquid as the secondary markets for higher-rated corporate debt securities. The secondary markets for non-investment grade corporate debt securities are concentrated in relatively few market makers, and participants in the market are mostly institutional investors, including insurance companies, banks, other financial institutions and funds. The trading volume for non-investment grade corporate debt securities is generally lower than that for higher-rated corporate debt securities and the secondary markets could contract under adverse market or economic conditions independent of any specific adverse changes in the condition of a particular issuer. These factors could have an adverse effect on the ability of the Fund to dispose of particular portfolio investments, adversely affect the Fund's net asset value and limit the ability of the Fund to obtain accurate market quotations for purposes of valuing securities and calculating net asset value. If the Fund is not able to obtain precise or accurate market quotations for a particular security, it will become more difficult to value the Fund's portfolio securities, and a greater degree of judgment may be necessary in making such valuations. Less liquid secondary markets also could affect the ability of the Fund to sell securities at their fair value. If the secondary markets for non-investment grade securities contract due to adverse economic conditions or for other reasons, certain liquid securities in the Fund's portfolio may become illiquid and the proportion of the Fund's assets invested in illiquid securities may significantly increase.


REGULATORY RISK. Prices for non-investment grade debt securities may be affected by legislative and regulatory developments, which could adversely affect the Fund's net asset value and investment practices, the secondary market for non-investment grade securities, the financial condition of issuers of these securities and the value of outstanding non-investment grade securities.

VOLATILITY AND PERFORMANCE INFORMATION This section would normally include a bar chart and table showing how the Fund has performed and how performance has varied from year to year. A bar chart and table will be provided after the Fund has been in operation for a full calendar year.

                                                                          FIXED-
                                                                          INCOME
FIFTH THIRD BOND FUND                                                     STYLE
-------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE High current income. Capital growth is a secondary objective.

PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in bonds. The bonds in which the Funds invests include U.S. Government securities and corporate debt securities, including mortgage-backed securities. Corporate bonds are rated as investment grade. Investment grade securities are securities rated in the BBB major rating category or higher by Standard & Poor's, or in the Baa major rating category or higher by Moody's, or their unrated equivalents.

The Fund tends to be invested in high quality bonds with maturities ranging from overnight to thirty years in length. The Fund is managed for growth of capital but with less volatility than a bond fund investing in lower quality securities. In selecting bond securities, the Advisor considers, among other things, the remaining maturity, the stated interest rate, the price of the security, the financial condition of the issuer and the issuer's prospects for long-term growth of earnings and revenues.

U.S. Government securities (or bonds) are debt securities issued or guaranteed as to principal and interest by the U.S. Treasury and obligations issued by U.S. Government-sponsored enterprises ("GSEs"), which may be agencies or instrumentalities of the U.S. Government, the securities of which are not guaranteed as to principal and interest by the U.S. Treasury. U.S. Government securities that are guaranteed and insured by the full faith and credit of the U.S. Treasury include U.S. Treasury securities and securities issued by the Government National Mortgage Association (Ginnie Mae), and the Small Business Administration (SBA). U.S. Government securities issued by GSEs the securities of which are neither guaranteed nor insured by the full faith and credit of the U.S. Treasury but which have the ability to borrow from the Treasury include Federal Home Loan Bank (FHLB), Student Loan Marketing Association (Sallie-Mae), Tennessee Valley Authority (TVA), Federal National Mortgage Association (Fannie
Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac). Federal Farm Credit Bank (FFCB) is a GSE that issues securities that are neither guaranteed nor insured by the full faith and credit of the U.S. Treasury and which has no ability to borrow from the Treasury. While there are different degrees of credit quality, all U.S. Government securities and securities issued by GSEs generally are considered highly credit worthy.

The Fund reserves the right to invest up to 20% of its assets in other securities, such as high yield securities, foreign bonds, and money market instruments.


Quantitative analysis is used to identify stocks the Advisor believes have above-average growth and strong balance sheets. Factors considered include return on assets, price to earnings per share, price to cash flow, and earnings per share growth. The Advisor uses a fundamental analysis of financial statements to look for companies that, in its opinion, have stock prices that do not accurately reflect cash flows, tangible assets or management skills.


The Advisor may consider selling one of the Fund's holdings when a deterioration in a company's credit worthiness is detected, an individual security comprises too large of a position in the portfolio, a security's valuations are no longer attractive or the intended profit has been realized, or a better opportunity arises.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

FIXED INCOME SECURITIES RISK. The risks of investing in debt securities include INTEREST RATE RISK, which is the tendency of bond prices to fall when interest rates rise and CREDIT RISK, which is the risk of an issuer defaulting on its obligations of paying principal and interest. The prices of long-term bonds (bonds with a remaining maturity of at least 10 years) tend to be more volatile than the prices of bonds with a shorter remaining maturity. Generally, the price of a bond moves in the opposite direction from interest rates. With respect to GSEs such as FHLB, Sallie-Mae, TVA, Fannie Mae, FFCB and Freddie Mac, although the issuers may be chartered or sponsored by Acts of Congress, their securities are neither insured nor guaranteed by the U.S. Treasury and therefore have more issuer default risk than any direct obligation of the U.S. Treasury. As interest rates fall, the price of a bond tends to increase.

PRE-PAYMENT/CALL RISK. The prices of mortgage-backed securities also are affected by changes in interest rates. Although mortgage-backed securities tend to pay higher interest rates, they also carry additional risk. For instance, their prices and yields typically assume that the securities will be redeemed at a given time before maturity. When interest rates fall substantially, they usually are redeemed early because the underlying mortgages often are prepaid. The Fund would then have to reinvest the proceeds it receives because of those redemptions at a lower rate. The price or yield of mortgage-backed securities also may fall if they are redeemed after that date.


NON-INVESTMENT GRADE SECURITIES RISK. The Fund may invest up to 20% of its assets in non-investment grade securities. High yield, or non-investment grade, securities (also known as "junk bonds") are those rated below investment grade by the primary rating agencies (e.g., below BB/Ba by S&P/Moody's) and are considered speculative. Compared to investment grade debt securities, non-investment grade debt securities tend to have more volatile prices and increased price sensitivity to changing interest rates and adverse economic and business developments. In addition, compared to investments in investment grade securities, investments in non-investment grade securities are subject to greater risk of loss due to default or a decline in credit quality, a greater likelihood that adverse economic or company-specific events will make the issuer unable to make interest and/or principal payments, and greater susceptibility to negative market sentiment, leading to depressed prices and decreased liquidity.


FOREIGN INVESTMENT RISK. Investments in foreign bonds are subject to special risks in addition to those to which U.S. investments are subject. These risks include political and economic risks, currency fluctuations, higher transaction costs, delayed settlement, and less stringent investor protection and disclosure standards of some foreign markets. These risks can make foreign investments more volatile and less liquid than U.S. investments.

FIFTH THIRD BOND FUND
--------------------------------------------------------------------------------


TURNOVER RISK. Through active trading, the Fund may have a high portfolio turnover rate, which can mean higher taxable distributions and lower performance due to increased brokerage costs.


VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
--------------------------------------------------------------------------------

                                   [BAR CHART]

1.19%   10.55%  9.29%   -4.41%  11.91%    7.25%    9.42%   3.20%   3.68%   2.11%
--------------------------------------------------------------------------------
1996      97      98      99      00       01       02       03      04     05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------
Best quarter:                    Q3 2001               5.24%
Worst quarter:                   Q1 1996              -3.63%
Year to Date Return (1/1/06 to 9/30/06):               2.82%
--------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005) 1
------------------------------------------------------------------------------------------------------------------------------------
                                                                         INCEPTION DATE   PAST YEAR   PAST 5 YEARS    PAST 10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 1                                                      3/20/95
   Return Before Taxes                                                                      2.11%        5.10%            5.30%
   Return After Taxes on Distributions 2                                                    0.53%        3.35%            2.93%
   Return After Taxes on Distributions and Sale of Fund Shares 2                            1.41%        3.30%            3.03%
------------------------------------------------------------------------------------------------------------------------------------
LEHMAN BROTHERS AGGREGATE BOND INDEX(R)*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                      2.43%        5.87%            6.16%
------------------------------------------------------------------------------------------------------------------------------------



1 On October 29, 2001, the Kent Income Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc. was merged into Fifth Third Bond Fund. As such, for the period prior to October 29, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Kent Income Fund.

2 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Lehman Brothers Aggregate Bond Index(R) is an unmanaged total return index measuring both capital price changes and income index provided by the underlying universe of securities and is generally representative of the performance of the bond market as a whole.

                                                                          FIXED-
                                                                          INCOME
FIFTH THIRD INTERMEDIATE BOND FUND                                        STYLE
-------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE High level of current income.

PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in bonds. The Fund typically invests the following types of investment grade bonds: corporate securities, asset-backed securities, mortgage-backed securities, and U.S. Government securities. Investment grade securities are securities rated in the BBB major rating category or higher by Standard & Poor's or in the Baa major rating category or higher by Moody's, or their unrated equivalents. The Fund's dollar-weighted average maturity will range from more than three years to less than ten years.

U.S. Government securities (or bonds) are debt securities issued or guaranteed as to principal and interest by the U.S. Treasury and obligations issued by U.S. Government-sponsored enterprises ("GSEs"), which may be agencies or instrumentalities of the U.S. Government, the securities of which are not guaranteed as to principal and interest by the U.S. Treasury. U.S. Government securities that are guaranteed and insured by the full faith and credit of the U.S. Treasury include U.S. Treasury securities and securities issued by the Government National Mortgage Association (Ginnie Mae) and the Small Business Administration (SBA). U.S. Government securities issued by GSEs the securities of which are neither guaranteed nor insured by the full faith and credit of the U.S. Treasury but which have the ability to borrow from the Treasury include Federal Home Loan Bank (FHLB), Student Loan Marketing Association (Sallie-Mae), Tennessee Valley Authority (TVA), Federal National Mortgage Association (Fannie
Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac). Federal Farm Credit Bank (FFCB) is a GSE that issues securities that are neither guaranteed nor insured by the full faith and credit of the U.S. Treasury and which has no ability to borrow from the Treasury. While there are different degrees of credit quality, all U.S. Government securities and securities issued by GSEs generally are considered highly credit worthy.

The Fund strives to manage its portfolio so that it receives a fairly consistent level of income regardless of fluctuations in interest rates. Additionally, the Fund may seek some capital appreciation, especially when bond prices are rising, if the Advisor believes that the Fund can realize such appreciation without foregoing its objective of high current income.

The Fund reserves the right to invest up to 20% of its assets in other securities, such as high yield securities, foreign bonds, and money market instruments.


The Advisor seeks to improve performance by having greater or lesser sector weightings and greater or lesser duration than the Fund's benchmark.

The Advisor may consider selling one of the Fund's holdings when a deterioration in a company's credit worthiness is detected, an individual security comprises too large of a position in the portfolio, a security's valuations are no longer attractive or the intended profit has been realized, or a better opportunity arises.


When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments and may shorten its dollar-weighted average maturity below its normal range. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

FIXED INCOME SECURITIES RISK. The risks of investing in debt securities include INTEREST RATE RISK, which is the tendency of bond prices to fall when interest rates rise and CREDIT RISK, which is the risk of an issuer defaulting on its obligations of paying principal and interest. Generally, the price of a bond moves in the opposite direction from interest rates. As interest rates fall, the price of a bond tends to increase. The prices of long-term bonds tend to be more volatile than the prices of bonds with a shorter remaining maturity. With respect to GSEs such as FHLB, Sallie-Mae, TVA, Fannie Mae, FFCB and Freddie Mac, although the issuers may be chartered or sponsored by Acts of Congress, their securities are neither insured nor guaranteed by the U.S. Treasury and therefore have more issuer default risk than any direct obligation of the U.S. Treasury.

PRE-PAYMENT/CALL RISK. The prices of mortgage-backed securities also are affected by changes in interest rates. Although mortgage-backed securities tend to pay higher interest rates, they also carry additional risk. For instance, their prices and yields typically assume that the securities will be redeemed at a given time before maturity. When interest rates fall substantially, they usually are redeemed early because the underlying mortgages are often prepaid. The Fund would then have to reinvest the proceeds it receives because of those redemptions at a lower rate. The price or yield of mortgage-backed securities also may fall if they are redeemed after that date.


NON-INVESTMENT GRADE SECURITIES RISK. The Fund may invest up to 20% of its assets in non-investment grade securites. High yield, or non-investment grade, securities (also known as "junk bonds") are those rated below investment grade by the primary rating agencies (e.g., below BB/Ba by S&P/Moody's) and are considered speculative. Compared to investment grade debt securities, non-investment grade debt securities tend to have more volatile prices and increased price sensitivity to changing interest rates and adverse economic and business developments. In addition, compare to investments in investment grade securities, investments in non-investment grade securities are subject to greater risk of loss due to default or a decline in credit quality, a greater likelihood that adverse economic or company-specific events will make the issuer unable to make interest and/or principal payments, and greater susceptibility to negative market sentiment, leading to depressed prices and decreased liquidity.

FIFTH THIRD INTERMEDIATE BOND FUND
--------------------------------------------------------------------------------


FOREIGN INVESTMENT RISK. In addition, in foreign bonds are subject to special risks in addition to those to which U.S. investments are subject. These risks include political and economic risks, currency fluctuations, higher transaction costs, delayed settlement, and less stringent investor protection and disclosure standards of some foreign markets. These risks can make foreign investments more volatile and less liquid than U.S. investments.

TURNOVER RISK. Through active trading, the Fund may have a high portfolio turnover rate, which can mean higher taxable distributions and lower performance due to increased brokerage costs.


VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
--------------------------------------------------------------------------------

                                   [BAR CHART]

3.01%   7.80%   7.65%   -1.22%   9.74%    8.34%    8.61%   2.76%   2.54%   1.24%
--------------------------------------------------------------------------------
1996      97      98      99      00       01       02       03      04     05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------
Best Quarter                     Q3 2001               4.72%
Worst Quarter                    Q2 2004              -2.64%
Year to Date Return (1/1/06 to 9/30/06):               3.19%
--------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005) 1
------------------------------------------------------------------------------------------------------------------------------------
                                                                         INCEPTION DATE   PAST YEAR   PAST 5 YEARS    PAST 10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 1                                                      11/2/92
   Return Before Taxes                                                                      1.24%        4.65%            4.98%
   Return After Taxes on Distributions 2                                                   -0.30%        2.93%            2.86%
   Return After Taxes on Distributions and Sale of Fund Shares 2                            0.80%        2.94%            2.92%
------------------------------------------------------------------------------------------------------------------------------------
LEHMAN BROTHERS INTERMEDIATE GOVERNMENT/CREDIT BOND INDEX(R)*
    (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                     1.58%        5.50%            5.80%
------------------------------------------------------------------------------------------------------------------------------------


1 On October 29, 2001, the Kent Intermediate Bond Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc. was merged into Fifth Third Intermediate Bond Fund. As such, for the period prior to October 29, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Kent Intermediate Bond Fund.

2 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Lehman Brothers Intermediate Government/Credit Bond Index(R) is an unmanaged index comprised of U.S. Treasuries issues, debt of U.S. Government agencies, corporate debt guaranteed by the U.S. Government and all publicly issued, fixed rate, nonconvertible investment-grade, dollar denominated, SEC-registered corporate debt.

                                                                          FIXED-
                                                                          INCOME
FIFTH THIRD SHORT TERM BOND FUND                                          STYLE
-------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Current income.

PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in bonds. The securities debt bonds in which the Fund invests typically include corporate, mortgage backed securities, asset backed securities, and U.S. Government securities.

U.S. Government securities (or bonds) are debt securities issued or guaranteed as to principal and interest by the U.S. Treasury and obligations issued by U.S. Government-sponsored enterprises ("GSEs"), which may be agencies or instrumentalities of the U.S. Government, the securities of which are not guaranteed as to principal and interest by the U.S. Treasury. U.S. Government securities that are guaranteed and insured by the full faith and credit of the U.S. Treasury include U.S. Treasury securities and securities issued by the Government National Mortgage Association (Ginnie Mae), and the Small Business Administration (SBA). U.S. Government securities issued by GSEs the securities of which are neither guaranteed nor insured by the full faith and credit of the U.S. Treasury but which have the ability to borrow from the Treasury include Federal Home Loan Bank (FHLB), Student Loan Marketing Association (Sallie-Mae), Tennessee Valley Authority (TVA), Federal National Mortgage Association (Fannie
Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac). Federal Farm Credit Bank (FFCB) is a GSE that issues securities that are neither guaranteed nor insured by the full faith and credit of the U.S. Treasury and which has no ability to borrow from the Treasury. While there are different degrees of credit quality, all U.S. Government securities and securities issued by GSEs generally are considered highly credit worthy.

The Fund will maintain a dollar-weighted average portfolio maturity of less than three years. While maturity and credit quality are the most important investment factors, the Fund also considers current yield and yield to maturity and potential for capital gain. The Fund may consider selling a security if it falls below the minimum credit quality required for purchase.

The Fund reserves the right to invest up to 20% of its assets in other securities, such as high yield securities, foreign bonds, and money market instruments.

The Advisor may actively manage the Fund's sector weightings and duration to attempt to capture excess returns, as related to the Fund benchmark.

The Advisor may consider selling one of the Fund's holdings when a deterioration in a company's credit worthiness is detected, an individual security comprises too large of a position in the portfolio, a security's valuations are no longer attractive or the intended profit has been realized, or a better opportunity arises.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in money market instruments and may shorten its dollar-weighted average maturity below its normal range. The taking of such a temporary defensive posture may adversely impact the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

FIXED INCOME SECURITIES RISK. The risks of investing in debt securities include INTEREST RATE RISK, which is the tendency of bond prices to fall when interest rates rise and CREDIT RISK, which is the risk of an issuer defaulting on its obligations of paying principal and interest. Generally, the price of a bond moves in the opposite direction from interest rates. As interest rates fall, the price of a bond tends to increase. The prices of long-term bonds tend to be more volatile than the prices of bonds with a shorter remaining maturity. With respect to GSEs such as FHLB, Sallie-Mae, TVA, Fannie Mae, FFCB and Freddie Mac, although the issuers may be chartered or sponsored by Acts of Congress, their securities are neither insured nor guaranteed by the U.S. Treasury and therefore have more issuer default risk than any direct obligation of the U.S. Treasury.


PRE-PAYMENT/CALL RISK. The prices of mortgage-backed securities also are affected by changes in interest rates. Although mortgage-backed securities tend to pay higher interest rates, they also carry additional risk. For instance, their prices and yields typically assume that the securities will be redeemed at a given time before maturity. When interest rates fall substantially, they usually are redeemed early because the underlying mortgages are often prepaid. The Fund would then have to reinvest the proceeds it receives because of those redemptions at a lower rate. The price or yield of mortgage-backed securities also may fall if they are redeemed after that date.

The Advisor may adjust the Fund's sector weightings and duration to attempt to capture additional returns relative to the Fund's benchmark.

NON-INVESTMENT GRADE SECURITIES RISK. The Fund may invest up to 20% of its assets in non-investment grade securities. High yield, or non-investment grade securities (also known as "junk bonds") are those rated below investment grade by the primary rating agencies (e.g., below BB/Ba by S&P/Moody's) and are considered speculative. Compared to investment grade debt securities, non-investment grade debt securities tend to have more volatile prices and increased price sensitivity to changing interest rates and adverse economic and business developments, greater risk of loss due to default or a decline in credit quality, greater likelihood that adverse economic or company-specific events will make the issuer unable to make interest and/or principal payments, and greater susceptibility to negative market sentiment, leading to depressed prices and decreased liquidity.


FOREIGN INVESTMENT RISK. Investments in foreign bonds are subject to special risks in addition to those to which U.S. investments are subject. These risks include political and economic risks, currency fluctuations, higher transaction costs, delayed settlement, and less stringent investor protection and disclosure standards of some foreign markets. These risks can make foreign investments more volatile and less liquid than U.S. investments.

FIFTH THIRD SHORT TERM BOND FUND
--------------------------------------------------------------------------------

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
--------------------------------------------------------------------------------

                                   [BAR CHART]

4.22%   6.42%   6.14%   2.50%    8.12%    7.90%    4.84%   2.03%   0.74%   1.66%
--------------------------------------------------------------------------------
 1996     97      98      99      00       01       02       03      04     05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------
Best Quarter                     Q3 2001               3.19%
Worst Quarter                    Q2 2004              -1.08%
Year to Date Return (1/1/06 to 9/30/06):               3.03%
--------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005) 1
------------------------------------------------------------------------------------------------------------------------------------
                                                                         INCEPTION DATE   PAST YEAR   PAST 5 YEARS    PAST 10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 1                                                      11/2/92
   Return Before Taxes                                                                      1.66%        3.40%            4.42%
   Return After Taxes on Distributions 2                                                    0.36%        1.86%            2.43%
   Return After Taxes on Distributions and Sale of Fund Shares 2                            1.07%        1.98%            2.53%
------------------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH 1-3 YEAR GOVERNMENT CORPORATE INDEX(R)*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                      1.75%        4.06%            5.03%
------------------------------------------------------------------------------------------------------------------------------------
CONSUMER PRICE INDEX**                                                                      3.42%        2.49%            2.52%
------------------------------------------------------------------------------------------------------------------------------------
91-DAY TREASURY BILL***                                                                     3.07%        2.11%            3.63%
------------------------------------------------------------------------------------------------------------------------------------


1 On October 29, 2001, the Kent Short Term Bond Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc. was merged into Fifth Third Short Term Bond Fund. As such, for the period prior to October 29, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Kent Short Term Bond Fund.

2 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Merrill Lynch 1-3 Year Government Corporate Index(R) is an unmanaged index trading short-term U.S. Government securities and short-term domestic investment-grade corporate bonds with maturities between 1 and
      2.99 years.

** The Consumer Price Index is an unmanaged index measuring price increases in a standardized "market basket" of goods.

*** The 91-day Treasury Bill return tracks the investment return paid on U.S. Treasury bills maturing in 91 days.

                                                                          FIXED-
                                                                          INCOME
FIFTH THIRD U.S. GOVERNMENT BOND FUND                                     STYLE
-------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE High level of current income. Capital growth is a secondary objective.

PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in U.S. Government bonds.

U.S. Government securities (or bonds) are debt securities issued or guaranteed as to principal and interest by the U.S. Treasury and obligations issued by U.S. Government-sponsored enterprises ("GSEs"), which may be agencies or instrumentalities of the U.S. Government, the securities of which are not guaranteed as to principal and interest by the U.S. Treasury. U.S. Government securities that are guaranteed and insured by the full faith and credit of the U.S. Treasury include U.S. Treasury securities and securities issued by the Government National Mortgage Association (Ginnie Mae) and the Small Business Administration (SBA). U.S. Government securities issued by GSEs the securities of which are neither guaranteed nor insured by the full faith and credit of the U.S. Treasury but which have the ability to borrow from the Treasury include Federal Home Loan Bank (FHLB), Student Loan Marketing Association (Sallie-Mae), Tennessee Valley Authority (TVA), Federal National Mortgage Association (Fannie
Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac). Federal Farm Credit Bank (FFCB) is a GSE that issues securities that are neither guaranteed nor insured by the full faith and credit of the U.S. Treasury and which has no ability to borrow from the Treasury. While there are different degrees of credit quality, all U.S. Government securities and securities issued by GSEs generally are considered highly credit worthy.

In selecting portfolio securities, the Fund generally considers, among other things, stated interest rates and the price of a security. The Fund attempts to limit volatility of Fund share prices by managing the average life of the Fund's investment portfolio. The Fund seeks to maintain a dollar-weighted average maturity of between two and ten years.

The Fund reserves the right to invest up to 20% of its assets in other securities, such as money market instruments.

The Advisor may actively manage the Fund's duration to attempt to capture excess returns, as related to the Fund benchmark. The Advisor may consider selling one of the Fund's holdings when there is a dramatic shift in interest rates, the portfolio mix is not considered optimal, or a better opportunity arises.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in high-quality, short-term debt securities and money market instruments and may shorten its dollar-weighted average maturity below its normal range. The taking of such a temporary defensive posture may adversely affect the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

FIXED INCOME SECURITIES RISK. The risks of investing in debt securities include INTEREST RATE RISK, which is the tendency of bond prices to fall when interest rates rise and CREDIT RISK, which is the risk of an issuer defaulting on its obligations of paying principal and interest. Generally, the price of a bond moves in the opposite direction from interest rates. As interest rates fall, the price of a bond tends to increase. With respect to GSEs such as FHLB, Sallie-Mae, TVA, Fannie Mae, FFCB and Freddie Mac, although the issuers may be chartered or sponsored by Acts of Congress, their securities are neither insured nor guaranteed by the U.S. Treasury and therefore have more issuer default risk than any direct obligation of the U.S. Treasury.


PRE-PAYMENT/CALL RISK. The prices of mortgage-backed securities also are affected by changes in interest rates. Although mortgage-backed securities tend to pay higher interest rates, they also carry additional risk. For instance, their prices and yields typically assume that the securities will be redeemed at a given time before maturity. When interest rates fall substantially, they usually are redeemed early because the underlying mortgages often are prepaid. The Fund would then have to reinvest the proceeds it receives because of those redemptions at a lower rate. The price or yield of mortgage-backed securities also may fall if they are redeemed after that date.

TURNOVER RISK. Through active trading, the Fund may have a high portfolio turnover rate, which can mean higher taxable distributions and lower performance due to increased brokerage costs.

FIFTH THIRD U.S. GOVERNMENT BOND FUND
--------------------------------------------------------------------------------

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
--------------------------------------------------------------------------------

                                   [BAR CHART]

2.45%   7.14%   7.50%   0.18%    9.48%    7.66%    8.78%   1.49%   2.00%   1.57%
--------------------------------------------------------------------------------
1996      97      98      99      00       01       02       03      04     05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------
Best Quarter                     Q3 2001               4.83%
Worst Quarter                    Q2 2004              -2.25%
Year to Date Return (1/1/06 to 9/30/06):               2.93%
--------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)
------------------------------------------------------------------------------------------------------------------------------------
                                                                         INCEPTION DATE   PAST YEAR   PAST 5 YEARS    PAST 10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 1                                                       1/1/86
   Return Before Taxes                                                                      1.57%        4.25%            4.77%
   Return After Taxes on Distributions 2                                                    0.34%        2.79%            2.95%
   Return After Taxes on Distributions
       and Sale of Fund Shares 2                                                            1.07%        2.77%            2.95%
------------------------------------------------------------------------------------------------------------------------------------
LEHMAN BROTHERS INTERMEDIATE GOVERNMENT BOND INDEX(R)*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                      1.58%        5.50%            5.80%
------------------------------------------------------------------------------------------------------------------------------------


1 The Fund first offered Institutional shares on August 11, 1998. The quoted performance of Institutional shares for the period prior to August 11, 1998 reflects the performance for Class A shares, a class of shares of the Fund not offered by this Prospectus. Class A shares of the Fund would have substantially similar annual returns as Institutional shares because the shares represent interests in the same portfolio of investments and the annual returns would differ only to the extent that the classes do not have the same expenses.

2 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Lehman Brothers Intermediate Government Bond Index(R) is an unmanaged index generally representative of intermediate-term government bonds.

                                                                          FIXED-
                                                                          INCOME
FIFTH THIRD MUNICIPAL BOND FUND                                           STYLE
-------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Current income that is exempt from federal income tax.

PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in municipal bond obligations. Municipal bond obligations consist of bonds, notes and commercial paper issued by states and their political subdivisions that pay interest that is exempt from federal income taxes. The Fund may invest up to 100% of its assets in securities that may subject you to federal alternative minimum tax. The Fund maintains a dollar-weighted average portfolio maturity of between five and twenty-five years. The Fund will purchase securities rated in one of the four highest rating categories by a Rating Agency or unrated securities of comparable quality (for example, BBB- or higher by Standard & Poor's or Baa3 or higher by Moody's).

While maturity and credit quality are the most important investment factors, the Fund also considers current yield and yield to maturity and potential for capital gain. The Advisor may consider selling a security if it falls below the minimum credit quality required for purchase.

The Advisor may actively manage the Fund's sector weightings and duration to attempt to capture excess returns, as related to the Fund benchmark.

The Advisor may consider selling one of the Fund's holdings when a deterioration in an issuer's credit worthiness is detected, an individual security comprises too large of a position in the portfolio, a security's valuation is no longer attractive or the intended profit has been realized, or a better opportunity arises.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in money market instruments and may shorten its dollar-weighted average maturity below its normal range. The taking of such a temporary defensive posture may adversely impact the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

FIXED INCOME SECURITIES RISK. The risks of investing in debt securities include INTEREST RATE RISK, which is the tendency of bond prices to fall when interest rates rise and CREDIT RISK, which is risk of an issuer defaulting on its obligations of paying principal and interest. Generally, the price of a bond moves in the opposite direction from interest rates. As interest rates fall, the price of a bond tends to increase. The prices of long-term bonds tend to be more volatile than the prices of bonds with a shorter remaining maturity.

LOWER-RATED SECURITIES RISK. The Fund can acquire bonds that carry investment grade credit ratings, which are bonds rated by a Rating Agency in one of the four highest rating categories. Obligations rated in the fourth highest rating category involve greater risks, including price volatility and risk of default in the payment of interest and principal, than higher-quality securities.

POLITICAL RISK. The Fund's performance may be affected by political and economic factors at the state, regional or national level. Those factors may include budgetary problems and declining tax bases. Actual or proposed changes in tax rates also may affect your net return.

LIMITED OBLIGATION SECURITIES RISK. Limited obligation securities are not general obligations of the issuers. As a result, in the event of a default or termination, the security holders may have limited recourse.

TAX RISK. Tax risk involves the possibility that the issuer of securities will fail to comply with certain requirements of the Internal Revenue Code, which would create adverse tax consequences.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
--------------------------------------------------------------------------------

                                   [BAR CHART]

3.92%   8.59%   5.71%   -3.26%  12.40%    4.07%    9.65%   4.69%   3.07%   1.97%
--------------------------------------------------------------------------------
1996      97      98      99      00       01       02       03      04     05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------
Best quarter:                    Q4 2000               5.01%
Worst quarter:                   Q2 2004              -2.57%
Year to Date Return (1/1/06 to 9/30/06):               3.35%
--------------------------------------------------------------


____________________
1 For the period prior to October 29, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Kent Tax-Free Income Fund. On October 29, 2001, the Kent Tax-Free Income Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc. was merged into Fifth Third Municipal Bond Fund.

FIFTH THIRD MUNICIPAL BOND FUND
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005) 1
------------------------------------------------------------------------------------------------------------------------------------
                                                                         INCEPTION DATE   PAST YEAR   PAST 5 YEARS    PAST 10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 1                                                      3/20/95
   Return Before Taxes                                                                      1.97%        4.66%            5.00%
   Return After Taxes on Distributions 2                                                    1.23%        4.08%            4.62%
   Return After Taxes on Distributions and Sale of Fund Shares 2                            3.44%        4.44%            4.77%
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     (SINCE 4/1/95)
LEHMAN BROTHERS MUNICIPAL BOND INDEX(R)*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                      3.51%        5.59%            5.71%
------------------------------------------------------------------------------------------------------------------------------------



1 On October 29, 2001, the Kent Tax-Free Income Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc. was merged into Fifth Third Municipal Bond Fund. As such, for the period prior to October 29, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Kent Tax-Free Income Fund.

2 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Lehman Brothers Municipal Bond Index(R) is an unmanaged index that is generally representative of the municipal bond market. The index is comprised of 8,000-investment grade, fixed rate tax exempt securities with remaining maturities of at least one year.

                                                                          FIXED-
                                                                          INCOME
FIFTH THIRD INTERMEDIATE MUNICIPAL BOND FUND                              STYLE
-------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE High level of current income that is exempt from federal regular income taxes.

PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in municipal bonds obligations. Municipal bond obligations consist of bonds, notes and commercial paper issued by states and their political subdivisions that pay interest that is exempt from federal income taxes. The Fund may invest up to 100% of its assets in securities that may subject you to federal alternative minimum tax. The Fund maintains a dollar-weighted average portfolio maturity of between three and ten years. The Fund will purchase securities rated in one of the four highest rating categories by a Rating Agency or unrated securities of comparable quality (for example, BBB- or higher by Standard & Poor's or Baa3 or higher by Moody's).

While maturity and credit quality are the most important investment factors, the Fund also considers current yield and yield to maturity and potential for capital gain. The Advisor may consider selling a security if it falls below the minimum credit quality required for purchase.

The Advisor may actively manage the Fund's sector weightings and duration to attempt to capture excess returns, as related to the Fund benchmark.

The Advisor may consider selling one of the Fund's holdings when a deterioration in an issuer's credit worthiness is detected, an individual security comprises too large of a position in the portfolio, a security's valuation is no longer attractive or the intended profit has been realized, or a better opportunity arises.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in money market instruments and may shorten its dollar-weighted average maturity below its normal range. The taking of such a temporary defensive posture may adversely impact the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

FIXED INCOME SECURITIES RISK. The risks of investing in debt securities include INTEREST RATE RISK, which is the tendency of bond prices to fall when interest rates rise and CREDIT RISK, which is the risk of an issuer defaulting on its obligations of paying principal and interest. Generally, the price of a bond moves in the opposite direction from interest rates. As interest rates fall, the price of a bond tends to increase.The price of long-term bonds tend to be more volatile than the prices of bonds with a shorter remaining maturity.

LOWER-RATED SECURITIES RISK. The Fund can acquire bonds that carry investment grade credit ratings, which are bonds rated by a Rating Agency in one of the four highest rating categories. Obligations rated in the fourth highest rating category involve greater risks, including price volatility and risk of default in the payment of interest and principal, than higher-quality securities.

POLITICAL RISK. The Fund's performance may be affected by political and economic factors at the state, regional or national level. Those factors may include budgetary problems and declining tax bases. Actual or proposed changes in tax rates also may affect your net return. Limited obligation securities are not general obligations of the issuers. As a result, in the event of a default or termination, the security holders may have limited recourse.

TAX RISK. Tax risk involves the possibility that the issuer of securities will fail to comply with certain requirements of the Internal Revenue Code, which would create adverse tax consequences.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to two broad-based securities indices.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
--------------------------------------------------------------------------------

                                   [BAR CHART]

3.41%   7.07%   5.37%   -1.01%   8.99%    4.73%    8.24%   3.26%   2.06%   1.21%
--------------------------------------------------------------------------------
1996      97     98       99      00       01       02       03      04     05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------
Best quarter:                    Q3 2002               3.56%
Worst quarter:                   Q2 2004              -2.02%
Year to Date Return (1/1/06 to 9/30/06):               2.98%
--------------------------------------------------------------


____________________
1 For the period prior to October 29, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Kent Intermediate Tax-Free Fund. On October 29, 2001, the Kent Intermediate Tax-Free Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc. was merged into Fifth Third Intermediate Municipal Bond Fund.

FIFTH THIRD INTERMEDIATE MUNICIPAL BOND FUND
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005) 1
------------------------------------------------------------------------------------------------------------------------------------
                                                                         INCEPTION DATE   PAST YEAR   PAST 5 YEARS    PAST 10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 1                                                      12/16/92
   Return Before Taxes                                                                      1.21%        3.87%            4.29%
   Return After Taxes on Distributions 2                                                    0.94%        3.57%            4.12%
   Return After Taxes on Distributions and Sale of Fund Shares 2                            2.17%        3.73%            4.19%
------------------------------------------------------------------------------------------------------------------------------------
LEHMAN BROTHERS QUALITY INTERMEDIATE MUNICIPAL BOND INDEX(R)*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                      1.65%        4.78%            5.02%
------------------------------------------------------------------------------------------------------------------------------------



1 On October 29, 2001, the Kent Intermediate Tax-Free Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc. was merged into Fifth Third Intermediate Municipal Bond Fund. As such, for the period prior to October 29, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Kent Intermediate Tax-Free Fund.

2 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Lehman Brothers Quality Intermediate Municipal Bond Index(R) is generally representative of intermediate term municipal bonds with a maturity between two and twelve years.

                                                                          FIXED-
                                                                          INCOME
FIFTH THIRD OHIO MUNICIPAL BOND FUND                                      STYLE
-------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Current income exempt from federal income tax and the personal income taxes imposed by the State of Ohio and Ohio municipalities.

PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in municipal bond obligations that pay interest that is exempt from personal income taxes imposed by Ohio and its municipalities. The securities are generally issued by the State of Ohio, as well as counties, cities, towns, territories, and public authorities in Ohio. These securities pay interest that is exempt from personal income taxes imposed by Ohio and its municipalities. Municipal bond obligations consist of bonds, notes and commercial paper issued by states and their political subdivisions which pay interest that is exempt from federal income taxes. The Fund may invest up to 100% of its assets in securities that may subject you to federal alternative minimum tax. The Fund maintains a dollar-weighted average portfolio maturity of between three and ten years. The Fund will purchase securities rated in one of the four highest rating categories by a Rating Agency or unrated securities of comparable quality (for example, BBB- or higher by Standard & Poor's or Baa3 or higher by Moody's).

While maturity and credit quality are the most important investment factors, the Fund also considers current yield and yield to maturity and potential for capital gain. The Advisor may consider selling a security if it falls below the minimum credit quality required for purchase.

The Advisor may actively manage the Fund's sector weightings and duration to attempt to capture excess returns, as related to the Fund benchmark.

The Advisor may consider selling one of the Fund's holdings when a deterioration in an issuer's credit worthiness is detected, an individual security comprises too large of a position in the portfolio, a security's valuation is no longer attractive or the intended profit has been realized, or a better opportunity arises.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in money market instruments and may shorten its dollar-weighted average maturity below its normal range. In addition, during times when the Fund assumes a temporary defensive posture, the Fund may invest in municipal bonds, the income on which is exempt from federal income tax but not exempt from Ohio personal income taxes. The taking of such a temporary defensive posture may adversely impact the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

FIXED INCOME SECURITIES RISK. The risks of investing in debt securities INCLUDE RATE RISK, which is the tendency of bond prices to fall when interest rates rise and CREDIT RISK, which is the risk of an issuer defaulting on its obligations of paying principal and interest. Generally, the price of a bond moves in the opposite direction from interest rates. As interest rates fall, the price of a bond tends to increase.The prices of long-term bonds tend to be more volatile than the prices of bonds with a shorter remaining maturity.


NON-DIVERSIFICATION RISK. This Fund is a non-diversified fund with regard to issuers of securities. As a result, it does not have to invest in as many issuers as a diversified fund and thus, could be significantly affected by the performance of one or a small number of issuers and a single security's increase or decrease in value may have a greater impact on the Fund's NAV and total return.


OHIO STATE-SPECIFIC RISK. Because the Fund is non-diversified and because it concentrates its investments in the securities of issuers in Ohio, certain factors including economic conditions, constitutional amendments, legislative and executive measures, and voter initiatives may have a disproportionately negative effect on the Fund's investments. For example, the Ohio economy relies to a significant degree on manufacturing. As a result, economic activity in Ohio tends to be cyclical, which may affect the market value of Ohio municipal securities or the ability of issuers to make timely payments of interest and principal. Actual or proposed changes in tax rates also may affect your net return.

LIMITED OBLIGATION SECURITIES RISK. In addition, because revenue bonds and limited obligation securities are not general obligations of the issuers, the Fund will have limited recourse in the event of a default or termination of these securities.

TAX RISK. Tax risk involves the possibility that the issuer of securities will fail to comply with certain requirements of the Internal Revenue Code, which would create adverse tax consequences.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

FIFTH THIRD OHIO MUNICIPAL BOND FUND
--------------------------------------------------------------------------------

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
--------------------------------------------------------------------------------

                                   [BAR CHART]

3.48%   6.92%   5.61%   -2.94%   8.87%    4.57%    7.85%   3.84%   1.98%   1.09%
--------------------------------------------------------------------------------
1996      97      98      99      00       01       02       03      04     05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------
Best quarter:                    Q3 2002               3.58%
Worst quarter:                   Q2 1999              -2.28%
Year to Date Return (1/1/06 to 9/30/06):               2.82%
--------------------------------------------------------------


__________________
1 The Fund first offered Institutional shares on August 11, 1998. The quoted performance of Institutional shares for the period prior to August 11, 1998 reflects the performance for Class A shares, a class of shares of the Fund not offered by this Prospectus. Class A shares of the Fund would have substantially similar annual returns as Institutional shares because the shares represent interests in the same portfolio of investments and the annual returns would differ only to the extent that the classes do not have the same expense structure.



------------------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)
------------------------------------------------------------------------------------------------------------------------------------
                                                                         INCEPTION DATE   PAST YEAR   PAST 5 YEARS    PAST 10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 1                                                       1/1/87
   Return Before Taxes                                                                      1.09%        3.84%            4.07%
   Return After Taxes on Distributions 2                                                    1.04%        3.80%            4.02%
   Return After Taxes on Distributions
       and Sale of Fund Shares 2                                                            1.97%        3.82%            4.04%
------------------------------------------------------------------------------------------------------------------------------------
LEHMAN BROTHERS QUALITY INTERMEDIATE MUNICIPAL BOND INDEX(R)*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                                      1.65%        4.78%            5.02%
------------------------------------------------------------------------------------------------------------------------------------



1 The Fund first offered Institutional shares on August 11, 1998. The quoted performance of Institutional shares for the period prior to August 11, 1998 reflects the performance for Class A shares, a class of shares of the Fund not offered by this Prospectus. Class A shares of the Fund would have substantially similar annual returns as Institutional shares because the shares represent interests in the same portfolio of investments and the annual returns would differ only to the extent that the classes do not have the same expense structure.

2 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Lehman Brothers Quality Intermediate Municipal Bond Index(R) is generally representative of intermediate term municipal bonds with a maturity between two and twelve years.

                                                                          FIXED-
                                                                          INCOME
FIFTH THIRD MICHIGAN MUNICIPAL BOND FUND                                  STYLE
-------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Current income that is exempt from federal income tax and Michigan personal income tax.


PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its assets in municipal bond obligations that pay interest that is exempt from personal income taxes imposed by the State of Michigan or its political subdivisions. The securities are generally issued by the State of Michigan, as well as counties, cities, towns, territories and public authorities in Michigan. These securities pay interest that is exempt from personal income taxes imposed by Michigan and its municipalities. Municipal bond obligations consist of bonds, notes and commercial paper issued by states and their political subdivisions that pay interest that is exempt from federal income taxes. The Fund may invest up to 100% of its assets in securities that may subject you to federal alternative minimum tax. The Fund maintains a dollar-weighted average portfolio maturity of between two and five years. No security in the Fund will have a remaining maturity of more than ten years. The Fund will purchase securities rated in one of the four highest rating categories by a Rating Agency or unrated securities of comparable quality (for example BBB-or higher by Standard & Poor's or Baa3 or higher by Moody's).


While maturity and credit quality are the most important investment factors, the Fund also considers current yield and yield to maturity and potential for capital gain. The Advisor may consider selling a security if it falls below the minimum credit quality required for purchase.

The Advisor may actively manage the Fund's sector weightings and duration to attempt to capture excess returns, as related to the Fund benchmark.

The Advisor may consider selling one of the Fund's holdings when a deterioration in an issuer's credit worthiness is detected, an individual security comprises too large of a position in the portfolio, a security's valuation is no longer attractive or the intended profit has been realized, or a better opportunity arises.

When the Advisor believes that market conditions warrant a temporary defensive posture, the Fund may invest up to 100% of its assets in money market instruments and may shorten its dollar-weighted average maturity below its normal range. In addition, during times when the Fund assumes a temporary defensive posture, the Fund may invest in municipal bonds, the income on which is exempt from federal income tax but not exempt from Michigan personal income taxes. The taking of such a temporary defensive posture may adversely impact the ability of the Fund to achieve its investment objective.

PRINCIPAL INVESTMENT RISKS Below is a description of the principal risks of investing in the Fund.

FIXED INCOME SECURITIES RISK. The risks of investing in debt securities include INTEREST RATE RISK, which is the tendency of bond prices to fall when interest rates rise and CREDIT RISK, which is the risk of an issuer defaulting on its obligations of paying principal and interest. Generally, the price of a bond moves in the opposite direction from interest rates. As interest rates fall, the price of a bond tends to increase. The prices of long-term bonds tend to be more volatile than the prices of bonds with a shorter remaining maturity.

LOWER-RATED SECURITIES RISK. The Fund can acquire bonds that carry investment grade credit ratings, which are bonds rated by a rating agency in one of the four highest rating categories. Obligations rated in the fourth highest rating category involve greater risks, including price volatility and risk of default in the payment of interest and principal, than higher-quality securities.

MICHIGAN STATE-SPECIFIC RISK. Due to the level of investments in municipal obligations issued by the State of Michigan and its local political subdivisions, the performance of the Fund will be closely tied to the economic and political conditions in the State of Michigan, and, therefore, an investment in the Fund may be riskier than an investment in other types of bond funds. The State's economy is principally dependent upon manufacturing (particularly automobiles, office equipment and other durable goods), tourism and agriculture and historically has been highly cyclical. The Fund may also be subject to credit risks of municipal issuers which may have historically experienced periods of financial difficulties. When the Fund's assets are invested in obligations from revenues of similar projects issued by issuers located in the same state or in industrial development bonds, the Fund will be subject to the particular risks (including legal and economic conditions) related to such securities to a greater extent than if its assets were not so invested.

TAX RISK. Tax risk involves the possibility that the issuer of securities will fail to comply with certain requirements of the Internal Revenue Code which would create adverse tax consequences.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time, as well as compared to a broad-based securities index.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES 1
--------------------------------------------------------------------------------

                                   [BAR CHART]

3.51%   5.52%   4.75%   0.67%    6.31%    5.48%    6.21%   2.36%   1.07%   0.80%
--------------------------------------------------------------------------------
1996      97      98      99      00       01       02       03      04     05

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.


--------------------------------------------------------------
Best quarter:                    Q2 2002               2.87%
Worst quarter:                   Q2 2004              -1.38%
Year to Date Return (1/1/06 to 9/30/06):               2.08%
--------------------------------------------------------------


____________________
1 For the period prior to October 29, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Kent Michigan Municipal Bond Fund. On October 29, 2001, the Kent Michigan Municipal Bond Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc. was merged into Fifth Third Michigan Municipal Bond Fund.

FIFTH THIRD MICHIGAN MUNICIPAL BOND FUND
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005) 1
---------------------------------------------------------------------------------------------------------------------------
                                                                   INCEPTION DATE  PAST YEAR   PAST 5 YEARS   PAST 10 YEARS
---------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES 1                                                 5/3/93
   Return Before Taxes                                                               0.80%        3.16%           3.64%
   Return After Taxes on Distributions 2                                             0.80%        3.10%           3.61%
   Return After Taxes on Distributions and Sale of Fund Shares 2                     1.50%        3.15%           3.64%
---------------------------------------------------------------------------------------------------------------------------
LEHMAN BROTHERS 1-5 YEAR MUNICIPAL BOND INDEX(R)*
   (REFLECTS NO DEDUCTION FOR FEES, EXPENSES OR TAXES)                               1.02%        3.85%           4.30%
---------------------------------------------------------------------------------------------------------------------------



1 On October 29, 2001, the Kent Michigan Municipal Bond Fund, a registered open-end investment company managed by Fifth Third Asset Management, Inc. was merged into Fifth Third Michigan Municipal Bond Fund. As such, for the period prior to October 29, 2001, the quoted performance of Institutional shares reflects the performance of the Institutional shares of the Kent Michigan Municipal Bond Fund.

2 After tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rules. Returns after taxes on distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns after taxes on distributions and sales of Fund shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

* The Lehman Brothers 1-5 Year Municipal Bond Index(R) is representative of short term municipal bonds with a maturity between one and six years.

SHAREHOLDER FEES AND FUND EXPENSES
--------------------------------------------------------------------------------

FEE TABLES
--------------------------------------------------------------------------------

THESE TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND HOLD SHARES OF THE FUNDS.

Shareholder fees are paid by you at the time you purchase or sell your shares. Annual Fund Operating Expenses are paid out of Fund assets, and are reflected in the share price. Each Fund's fees and expenses are based upon the Fund's operating expenses for the fiscal year ended July 31, 2006.



SHAREHOLDER FEES
(FEES PAID DIRECTLY FROM YOUR INVESTMENT)                                                 STOCK FUNDS--FEE TABLE
---------------------------------------------------------------------------------------------------------------------------------
                                                                         FIFTH THIRD    FIFTH THIRD     FIFTH THIRD   FIFTH THIRD
                                                                          SMALL CAP    MID CAP GROWTH     QUALITY      LARGE CAP
                                                                         GROWTH FUND        FUND        GROWTH FUND    CORE FUND
---------------------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON PURCHASES                            None           None            None          None
---------------------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON
   REINVESTED DIVIDENDS                                                     None           None            None          None
---------------------------------------------------------------------------------------------------------------------------------
MAXIMUM DEFERRED SALES LOAD                                                 None           None            None          None
---------------------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (as a percentage of average net assets)
---------------------------------------------------------------------------------------------------------------------------------
MANAGEMENT FEES                                                             0.70%          0.80%           0.80%         0.70%
---------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION (12b-1) FEES                                                   None           None            None          None
---------------------------------------------------------------------------------------------------------------------------------
OTHER EXPENSES                                                              0.33%          0.28%           0.28%         0.33%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                                        1.03%          1.08%           1.08%         1.03%
---------------------------------------------------------------------------------------------------------------------------------
FEE WAIVER AND/OR EXPENSE REIMBURSEMENT                                       --             --            0.01% 1       0.11% 1
---------------------------------------------------------------------------------------------------------------------------------
NET EXPENSES                                                                  --             --            1.07%         0.92%
---------------------------------------------------------------------------------------------------------------------------------




1 The Funds' Advisor and Administrator have contractually agreed to waive fees and/or reimburse expenses to limit total annual fund operating expenses for the Quality Growth Fund to 1.07% and for the Large Cap Core Fund to 0.92%. These waivers and/or expense reimbursements will remain in effect until November 28, 2007. Under the terms of the expense limitation agreement, fees waived or expenses reimbursed by the Advisor and Administrator are subject to reimbursement by the Fund for the 13 month period in which the expense limitation agreement is in effect. No reimbursement payment will be made by the Fund if it would result in the Fund exceeding the expense limitation described herein.

SHAREHOLDER FEES AND FUND EXPENSES
--------------------------------------------------------------------------------



SHAREHOLDER FEES
(FEES PAID DIRECTLY FROM YOUR INVESTMENT)                                          STOCK FUNDS--FEE TABLE
--------------------------------------------------------------------------------------------------------------------
                                                                         FIFTH THIRD    FIFTH THIRD      FIFTH THIRD
                                                                         EQUITY INDEX    BALANCED         MICRO CAP
                                                                             FUND          FUND          VALUE FUND
--------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON PURCHASES                            None           None             None
--------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON REINVESTED DIVIDENDS                 None           None             None
--------------------------------------------------------------------------------------------------------------------
MAXIMUM DEFERRED SALES LOAD                                                 None           None             None
--------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (as a percentage of average net assets)
--------------------------------------------------------------------------------------------------------------------
MANAGEMENT FEES                                                             0.30%          0.80%            1.00%
--------------------------------------------------------------------------------------------------------------------
DISTRIBUTION (12b-1) FEES                                                   None           None             None
--------------------------------------------------------------------------------------------------------------------
OTHER EXPENSES                                                              0.30%          0.42%            0.40%
--------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                                        0.60%          1.22% 2          1.40%
--------------------------------------------------------------------------------------------------------------------
FEE WAIVER AND/OR EXPENSE REIMBURSEMENT                                     0.41% 1          --               --
--------------------------------------------------------------------------------------------------------------------
NET EXPENSES                                                                0.19%            --               --
--------------------------------------------------------------------------------------------------------------------




1 The Funds' Advisor and Administrator have contractually agreed to waive fees and/or reimburse expenses through November 28, 2007, to limit total annual fund operating expenses for the Equity Index Fund to 0.19%. Under the terms of the expense limitation agreement, fees waived or expenses reimbursed by the Advisor and Administrator are subject to reimbursement by the Fund for the 13 month period in which the expense limitation agreement is in effect. No reimbursement payment will be made by the Fund if it would result in the Fund exceeding the expense limitation described herein.


2 The Funds' Advisor and Administrator have voluntarily agreed to waive fees and/or reimburse expenses to limit total annual fund operating expenses for the Balanced Fund to 0.96%. These waivers and/or expense reimbursements may be discontinued at any time.



SHAREHOLDER FEES
(FEES PAID DIRECTLY FROM YOUR INVESTMENT)                                            STOCK FUNDS--FEE TABLE
-----------------------------------------------------------------------------------------------------------------------
                                                                         FIFTH THIRD    FIFTH THIRD      FIFTH THIRD
                                                                          SMALL CAP      MULTI CAP    DISCIPLINED LARGE
                                                                          VALUE FUND    VALUE FUND     CAP VALUE FUND
-----------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON PURCHASES                            None           None             None
-----------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON REINVESTED DIVIDENDS                 None           None             None
-----------------------------------------------------------------------------------------------------------------------
MAXIMUM DEFERRED SALES LOAD                                                 None           None             None
-----------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (as a percentage of average net assets)
-----------------------------------------------------------------------------------------------------------------------
MANAGEMENT FEES                                                             0.90%          1.00%            0.80%
-----------------------------------------------------------------------------------------------------------------------
DISTRIBUTION (12b-1) FEES                                                   None           None             None
-----------------------------------------------------------------------------------------------------------------------
OTHER EXPENSES                                                              0.34%          0.31%            0.27%
-----------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                                        1.24%          1.31%            1.07%
-----------------------------------------------------------------------------------------------------------------------
FEE WAIVER AND/OR EXPENSE REIMBURSEMENT                                       --           0.12% 1          0.06% 1
-----------------------------------------------------------------------------------------------------------------------
NET EXPENSES                                                                  --           1.19%            1.01%
-----------------------------------------------------------------------------------------------------------------------




1 The Funds' Advisor and Administrator have contractually agreed to waive fees and/or reimburse expenses to limit total annual fund operating expenses through November 28, 2007 to limit total annual fund operating expenses for the Multi Cap Value Fund to 1.19% and for the Disciplined Large Cap Value Fund to 1.01%. Under the terms of the expense limitation agreement, fees waived or expenses reimbursed by the Advisor and Administrator are subject to reimbursement by the Fund for the 13 month period in which the expense limitation agreement is in effect. No reimbursement payment will be made by the Fund if it would result in the Fund exceeding the expense limitation described herein.

SHAREHOLDER FEES AND FUND EXPENSES
--------------------------------------------------------------------------------



SHAREHOLDER FEES
(FEES PAID DIRECTLY FROM YOUR INVESTMENT)                                   ASSET ALLOCATION STRATEGY--FEE TABLE
---------------------------------------------------------------------------------------------------------------------------------
                                                                          FIFTH THIRD                 FIFTH THIRD
                                                            FIFTH THIRD    LIFEMODEL    FIFTH THIRD    LIFEMODEL     FIFTH THIRD
                                                             LIFEMODEL    MODERATELY     LIFEMODEL     MODERATELY     LIFEMODEL
                                                            AGGRESSIVE    AGGRESSIVE     MODERATE     CONSERVATIVE   CONSERVATIVE
                                                              FUND SM       FUND SM       FUND SM       FUND SM        FUND SM
---------------------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON PURCHASES               None          None          None          None           None
---------------------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON
   REINVESTED DIVIDENDS                                        None          None          None          None           None
---------------------------------------------------------------------------------------------------------------------------------
MAXIMUM DEFERRED SALES LOAD                                    None          None          None          None           None
---------------------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES
   (as a percentage of average net assets)
---------------------------------------------------------------------------------------------------------------------------------
MANAGEMENT FEES                                                0.15%         0.15%         0.15%         0.15%          0.15%
---------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION (12b-1) FEES                                      None          None          None          None           None
---------------------------------------------------------------------------------------------------------------------------------
OTHER EXPENSES                                                 0.33%         0.30%         0.28%         0.35%          0.43%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                           0.48%         0.45%         0.43%         0.50%          0.58%
---------------------------------------------------------------------------------------------------------------------------------
FEE WAIVER AND/OR EXPENSE REIMBURSEMENT 1                      0.40%         0.37%         0.35%         0.42%          0.50%
---------------------------------------------------------------------------------------------------------------------------------
NET EXPENSES 2                                                 0.08%         0.08%         0.08%         0.08%          0.08%
---------------------------------------------------------------------------------------------------------------------------------




1 The Funds' Advisor and Administrator have contractually agreed to waive fees and/or reimburse expenses through November 28, 2007 to limit total annual fund operating expenses for the LifeModel Aggressive Fund SM, the LifeModel Moderately Aggressive Fund SM, the LifeModel Moderate Fund SM, the LifeModel Moderately Conservative Fund SM and the LifeModel Conservative Fund SM to 0.08%. Under the terms of the expense limitation agreement, fees waived or expenses reimbursed by the Advisor and Administrator are subject to reimbursement by the Fund for the 13 month period in which the expense limitation agreement is in effect. No reimbursement payment will be made by the Fund if it would result in the Fund exceeding the expense limitation described herein.

2 In addition to the operating expenses disclosed above, each Fund indirectly pays a portion of the expenses incurred by the underlying funds. The estimated average weighted expense ratios for the underlying funds of the LifeModel Aggressive Fund SM are 1.03%, of the LifeModel Moderately Aggressive Fund SM are 0.99%, of the LifeModel Moderate Fund SM are 0.95%, of the LifeModel Moderately Conservative Fund SM are 0.90% and of the LifeModel Conservative Fund SM are 0.86%.




SHAREHOLDER FEES
(FEES PAID DIRECTLY FROM YOUR INVESTMENT)                                                STOCK FUNDS--FEE TABLE
--------------------------------------------------------------------------------------------------------------------------------
                                                                         FIFTH THIRD   FIFTH THIRD   FIFTH THIRD    FIFTH THIRD
                                                                          STRATEGIC     DIVIDEND     TECHNOLOGY    INTERNATIONAL
                                                                         INCOME FUND   GROWTH FUND      FUND        EQUITY FUND
--------------------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON PURCHASES                            None          None          None           None
--------------------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON
   REINVESTED DIVIDENDS                                                     None          None          None           None
--------------------------------------------------------------------------------------------------------------------------------
MAXIMUM DEFERRED SALES LOAD                                                 None          None          None           None
--------------------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (as a percentage of average net assets)
--------------------------------------------------------------------------------------------------------------------------------
MANAGEMENT FEES                                                             1.00%         0.80%         1.00%          1.00%
--------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION (12b-1) FEES                                                   None          None          None           None
--------------------------------------------------------------------------------------------------------------------------------
OTHER EXPENSES                                                              0.34%         1.92%         0.51%          0.37%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                                        1.34%         2.72%         1.51%          1.37%
--------------------------------------------------------------------------------------------------------------------------------
FEE WAIVER AND/OR EXPENSE REIMBURSEMENT                                     0.38% 2       1.99% 1         --           0.02% 2
--------------------------------------------------------------------------------------------------------------------------------
NET EXPENSES                                                                0.96%         0.73%           --           1.35%
--------------------------------------------------------------------------------------------------------------------------------




1 The Fund's Advisor and Administrator have contractually agreed to waive fees and/or reimburse expenses through November 28, 2008 to limit total annual fund operating expenses for the Fund to 0.73%. Under the terms of the expense limitation agreement, fees waived or expenses reimbursed by the Advisor and Administrator are subject to reimbursement by the Fund for the 40 month period in which the expense limitation agreement is in effect. No reimbursement payment will be made by the Fund if it would result in the Fund exceeding the expense limitation described herein.

2 The Funds' Advisor and Administrator have contractually agreed to waive fees and/or reimburse expenses through November 28, 2007 to limit total annual fund operating expenses for the Strategic Income Fund to 0.96% and for the International Equity Fund to 1.35%. Under the terms of the expense limitation agreement, fees waived or expenses reimbursed by the Advisor and Administrator are subject to reimbursement by the Fund for the 13 month period in which the expense limitation agreement is in effect. No reimbursement payment will be made by the Fund if it would result in the Fund exceeding the expense limitation described herein.

SHAREHOLDER FEES AND FUND EXPENSES
--------------------------------------------------------------------------------



SHAREHOLDER FEES
(FEES PAID DIRECTLY FROM YOUR INVESTMENT)                                            BOND FUNDS--FEE TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                                            FIFTH THIRD   FIFTH THIRD   FIFTH THIRD    FIFTH THIRD     FIFTH THIRD
                                                            HIGH YIELD       BOND       INTERMEDIATE   SHORT TERM    U.S. GOVERNMENT
                                                             BOND FUND       FUND        BOND FUND      BOND FUND       BOND FUND
------------------------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON PURCHASES               None          None          None           None            None
------------------------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON
   REINVESTED DIVIDENDS                                        None          None          None           None            None
------------------------------------------------------------------------------------------------------------------------------------
MAXIMUM DEFERRED SALES LOAD                                    None          None          None           None            None
------------------------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES
   (as a percentage of average net assets)
------------------------------------------------------------------------------------------------------------------------------------
MANAGEMENT FEES                                                0.70%         0.60%         0.55%          0.50%           0.55%
------------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION (12b-1) FEES                                      None          None          None           None            None
------------------------------------------------------------------------------------------------------------------------------------
OTHER EXPENSES                                                 0.45%         0.30%         0.28%          0.28%           0.43%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                           1.15%         0.90% 1       0.83% 1        0.78% 1         0.98% 1
------------------------------------------------------------------------------------------------------------------------------------
FEE WAIVER AND/OR EXPENSE REIMBURSEMENT 2                      0.41%           --            --             --              --
------------------------------------------------------------------------------------------------------------------------------------
NET EXPENSES                                                   0.74%           --            --             --              --
------------------------------------------------------------------------------------------------------------------------------------



1 The Funds' Advisor and Administrator have voluntarily agreed to waive fees and/or reimburse expenses to limit total annual fund operating expenses for the Bond Fund to 0.72%, for the Intermediate Bond Fund to 0.70%, for the Short Term Bond Fund to 0.64%, and for the U.S. Government Bond Fund to 0.69%. These waivers and/or expense reimbursements may be discontinued at any time.

2 The Funds' Advisor and Administrator have contractually agreed to waive fees and/or reimburse expenses through November 28, 2007 to limit total annual fund operating expenses for the High Yield Bond Fund to 0.74%. Under the terms of the expense limitation agreement, fees waived or expenses reimbursed by the Advisor and Administrator are subject to reimbursement by the Fund for the 13 month period in which the expense limitation agreement is in effect. No reimbursement payment will be made by the Fund if it would result in the Fund exceeding the expense limitation described herein.



SHAREHOLDER FEES
(FEES PAID DIRECTLY FROM YOUR INVESTMENT)                                                BOND FUNDS--FEE TABLE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                       FIFTH THIRD    FIFTH THIRD   FIFTH THIRD
                                                                         FIFTH THIRD   INTERMEDIATE      OHIO        MICHIGAN
                                                                          MUNICIPAL     MUNICIPAL      MUNICIPAL     MUNICIPAL
                                                                          BOND FUND     BOND FUND      BOND FUND     BOND FUND
-------------------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON PURCHASES                            None          None           None          None
-------------------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON REINVESTED DIVIDENDS                 None          None           None          None
-------------------------------------------------------------------------------------------------------------------------------
MAXIMUM DEFERRED SALES LOAD                                                 None          None           None          None
-------------------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (as a percentage of average net assets)
-------------------------------------------------------------------------------------------------------------------------------
MANAGEMENT FEES                                                             0.55%         0.55%          0.55%         0.45%
-------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION (12b-1) FEES                                                   None          None           None          None
-------------------------------------------------------------------------------------------------------------------------------
OTHER EXPENSES                                                              0.51%         0.32%          0.35%         0.43%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                                        1.06% 1       0.87%          0.90% 1       0.88%
-------------------------------------------------------------------------------------------------------------------------------
FEE WAIVER AND/OR EXPENSE REIMBURSEMENT 2                                     --          0.20%            --          0.20%
-------------------------------------------------------------------------------------------------------------------------------
NET EXPENSES                                                                  --          0.67%            --          0.68%
-------------------------------------------------------------------------------------------------------------------------------



1 The Funds' Advisor and Administrator have voluntarily agreed to waive fees and/or reimburse expenses to limit total annual fund operating expenses for the Municipal Bond Fund to 0.61%, for the Intermediate Municipal Bond Fund to 0.71% and for the Ohio Municipal Bond Fund to 0.79%. These waivers and/or expense reimbursements may be discontinued at any time.


2 The Funds' Advisor and Administrator have contractually agreed to waive fees and/or reimburse expenses through November 28, 2007 to limit total annual fund operating expenses for the Intermediate Municipal Bond Fund to 0.67% and for the Michigan Municipal Bond Fund to 0.68%. Under the terms of the expense limitation agreement, fees waived or expenses reimbursed by the Advisor and Administrator are subject to reimbursement by the Fund for the 13 month period in which the expense limitation agreement is in effect. No reimbursement payment will be made by the Fund if it would result in the Fund exceeding the expense limitation described herein.

SHAREHOLDER FEES AND FUND EXPENSES
--------------------------------------------------------------------------------

EXPENSE EXAMPLES
--------------------------------------------------------------------------------

Use the tables below to compare fees and expenses with the fees and expenses of other mutual funds. The tables illustrate the amount of fees and expenses you and the Fund would pay, assuming a $10,000 initial investment, 5% annual return, payment of maximum sales charges, and no changes in the Fund's operating expenses. Because these examples are hypothetical and for comparison only, your actual costs may be different.



STOCK FUNDS - INSTITUTIONAL SHARES                         1 YEAR   3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------
FIFTH THIRD SMALL CAP GROWTH FUND                          $ 105     $ 328     $ 569    $ 1,259
------------------------------------------------------------------------------------------------
FIFTH THIRD MID CAP GROWTH FUND                            $ 110     $ 343     $ 595    $ 1,317
------------------------------------------------------------------------------------------------
FIFTH THIRD QUALITY GROWTH FUND                            $ 109     $ 342     $ 595    $ 1,316
------------------------------------------------------------------------------------------------
FIFTH THIRD LARGE CAP CORE FUND                            $  94     $ 317     $ 558    $ 1,249
------------------------------------------------------------------------------------------------
FIFTH THIRD EQUITY INDEX FUND                              $  19     $ 151     $ 294    $   711
------------------------------------------------------------------------------------------------
FIFTH THIRD BALANCED FUND                                  $ 124     $ 387     $ 670    $ 1,477
------------------------------------------------------------------------------------------------
FIFTH THIRD MICRO CAP VALUE FUND                           $ 143     $ 443     $ 766    $ 1,680
------------------------------------------------------------------------------------------------
FIFTH THIRD SMALL CAP VALUE FUND                           $ 126     $ 393     $ 681    $ 1,500
------------------------------------------------------------------------------------------------
FIFTH THIRD MULTI CAP VALUE FUND                           $ 121     $ 403     $ 707    $ 1,569
------------------------------------------------------------------------------------------------
FIFTH THIRD DISCIPLINED LARGE CAP VALUE FUND               $ 103     $ 334     $ 584    $ 1,300
------------------------------------------------------------------------------------------------





ASSET ALLOCATION
STRATEGY - INSTITUTIONAL SHARES                            1 YEAR   3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------
FIFTH THIRD LIFEMODEL AGGRESSIVE FUND SM                    $ 8      $ 114     $ 229     $ 565
------------------------------------------------------------------------------------------------
FIFTH THIRD LIFEMODEL MODERATELY AGGRESSIVE FUND SM         $ 8      $ 107     $ 215     $ 531
------------------------------------------------------------------------------------------------
FIFTH THIRD LIFEMODEL MODERATE FUND SM                      $ 8      $ 103     $ 206     $ 508
------------------------------------------------------------------------------------------------
FIFTH THIRD LIFEMODEL MODERATELY CONSERVATIVE FUND SM       $ 8      $ 118     $ 238     $ 588
------------------------------------------------------------------------------------------------
FIFTH THIRD LIFEMODEL CONSERVATIVE FUND SM                  $ 8      $ 135     $ 274     $ 678
------------------------------------------------------------------------------------------------


SHAREHOLDER FEES AND FUND EXPENSES
--------------------------------------------------------------------------------



STRATEGIC INCOME STRATEGY                                  1 YEAR   3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------
FIFTH THIRD STRATEGIC INCOME FUND - INSTITUTIONAL SHARES   $  98     $ 387    $  698    $ 1,580
------------------------------------------------------------------------------------------------





SPECIALTY STRATEGY - INSTITUTIONAL SHARES                  1 YEAR   3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------
FIFTH THIRD DIVIDEND GROWTH FUND                           $  75     $ 451    $ 1,070   $ 2,745
------------------------------------------------------------------------------------------------
FIFTH THIRD TECHNOLOGY FUND                                $ 154     $ 477    $  824    $ 1,802
------------------------------------------------------------------------------------------------
FIFTH THIRD INTERNATIONAL EQUITY FUND                      $ 137     $ 432    $  748    $ 1,645





FIXED INCOME FUNDS (TAXABLE) --
INSTITUTIONAL SHARES                                       1 YEAR   3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------
FIFTH THIRD HIGH YIELD BOND FUND                           $  76     $ 325    $  593    $ 1,361
------------------------------------------------------------------------------------------------
FIFTH THIRD BOND FUND                                      $  92     $ 287    $  498    $ 1,108
------------------------------------------------------------------------------------------------
FIFTH THIRD INTERMEDIATE BOND FUND                         $  85     $ 265    $  460    $ 1,025
------------------------------------------------------------------------------------------------
FIFTH THIRD SHORT TERM BOND FUND                           $  80     $ 249    $  433    $  966
------------------------------------------------------------------------------------------------
FIFTH THIRD U.S. GOVERNMENT BOND FUND                      $ 100     $ 312    $  542    $ 1,201
------------------------------------------------------------------------------------------------





FIXED INCOME FUNDS (MUNICIPAL) --
INSTITUTIONAL SHARES                                       1 YEAR   3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------
FIFTH THIRD MUNICIPAL BOND FUND                            $ 108     $ 337    $  585    $ 1,294
------------------------------------------------------------------------------------------------
FIFTH THIRD INTERMEDIATE MUNICIPAL BOND FUND               $  68     $ 258    $  463    $ 1,054
------------------------------------------------------------------------------------------------
FIFTH THIRD OHIO MUNICIPAL BOND FUND                       $  92     $ 287    $  498    $ 1,108
------------------------------------------------------------------------------------------------
FIFTH THIRD MICHIGAN MUNICIPAL BOND FUND                   $  69     $ 261    $  468    $ 1,066
------------------------------------------------------------------------------------------------


ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------

NAME POLICIES
--------------------------------------------------------------------------------

To comply with Securities and Exchange Commission ("SEC") rules regarding the use of descriptive words in a fund's name, some Funds have adopted policies of investing at least 80% of their net assets plus any borrowings made for investment purposes in specific types of investments or industries. Each Fund's policy is described in its summary description under the heading "Principal Investment Strategies." A Fund will not change its name policy without providing its shareholders at least 60 days' prior written notice.

INVESTMENT PRACTICES
--------------------------------------------------------------------------------

Each Fund may invest in a variety of securities and employ a number of investment techniques. The following table includes a list of permissible securities and investment techniques that each Fund may use; however, the selection of such securities and techniques is left to the investment discretion of the Advisor or Subadvisor. Each security and technique involves certain risks. Following the table is a discussion of the risks associated with these securities and techniques. You may also consult the Statement of Additional Information for additional details regarding these permissible investments.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------


                                                                                                                       Foreign
FIFTH THIRD FUNDS                            Asset-Backed   Common   Convertible   Delayed Delivery/                   Currency
EQUITY FUNDS                                  Securities    Stock    Securities      When-Issueds      Derivatives   Transactions
---------------------------------------------------------------------------------------------------------------------------------
Small Cap Growth Fund                             X           X           X                X                X
---------------------------------------------------------------------------------------------------------------------------------
Mid Cap Growth Fund                               X           X           X                X                X
---------------------------------------------------------------------------------------------------------------------------------
Quality Growth Fund                               X           X           X                X                X
---------------------------------------------------------------------------------------------------------------------------------
Large Cap Core Fund                               X           X           X                X                X
---------------------------------------------------------------------------------------------------------------------------------
Equity Index Fund                                             X                            X                X
---------------------------------------------------------------------------------------------------------------------------------
Balanced Fund                                     X           X           X                X                X
---------------------------------------------------------------------------------------------------------------------------------
Micro Cap Value Fund                              X           X           X                X                X
---------------------------------------------------------------------------------------------------------------------------------
Small Cap Value Fund                              X           X           X                X                X
---------------------------------------------------------------------------------------------------------------------------------
Multi Cap Value Fund                              X           X           X                X                X
---------------------------------------------------------------------------------------------------------------------------------
Disciplined Large Cap Value Fund                  X           X           X                X                X
---------------------------------------------------------------------------------------------------------------------------------

ASSET ALLOCATION STRATEGY
---------------------------------------------------------------------------------------------------------------------------------
LifeModel Aggressive Fund SM
---------------------------------------------------------------------------------------------------------------------------------
LifeModel Moderately Aggressive Fund SM
---------------------------------------------------------------------------------------------------------------------------------
LifeModel Moderate Fund SM
---------------------------------------------------------------------------------------------------------------------------------
LifeModel Moderately Conservative Fund SM
---------------------------------------------------------------------------------------------------------------------------------
LifeModel Conservative Fund SM
---------------------------------------------------------------------------------------------------------------------------------

STRATEGIC INCOME STRATEGY
---------------------------------------------------------------------------------------------------------------------------------
Strategic Income Fund                             X           X           X                X                X
---------------------------------------------------------------------------------------------------------------------------------

SPECIALTY STRATEGY
---------------------------------------------------------------------------------------------------------------------------------
Dividend Growth Fund                              X           X           X                X                X
---------------------------------------------------------------------------------------------------------------------------------
Technology Fund                                   X           X           X                X                X
---------------------------------------------------------------------------------------------------------------------------------
International Equity Fund                         X           X           X                X                X             X
---------------------------------------------------------------------------------------------------------------------------------

FIXED INCOME FUNDS
---------------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund                              X                       X                X                X             X
---------------------------------------------------------------------------------------------------------------------------------
Bond Fund                                         X                       X                X                X             X
---------------------------------------------------------------------------------------------------------------------------------
Intermediate Bond Fund                            X                       X                X                X             X
---------------------------------------------------------------------------------------------------------------------------------
Short Term Bond Fund                              X                       X                X                X             X
---------------------------------------------------------------------------------------------------------------------------------
U.S. Government Bond Fund                         X                                        X                X             X
---------------------------------------------------------------------------------------------------------------------------------
Municipal Bond Fund                               X                       X                X                X
---------------------------------------------------------------------------------------------------------------------------------
Intermediate Municipal Bond Fund                  X                       X                X                X
---------------------------------------------------------------------------------------------------------------------------------
Ohio Municipal Bond Fund                          X                       X                X                X
---------------------------------------------------------------------------------------------------------------------------------
Michigan Municipal Bond Fund                      X                       X                X                X
---------------------------------------------------------------------------------------------------------------------------------

MONEY MARKET FUNDS
---------------------------------------------------------------------------------------------------------------------------------
Institutional Money Market Fund                   X                                        X                X
---------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Money Market Fund                                                            X                X
---------------------------------------------------------------------------------------------------------------------------------

                                             Guaranteed    High-Yield/                  Investment    Investment
FIFTH THIRD FUNDS                            Investment   High-Risk Debt    Illiquid     Company        Grade           Loan
EQUITY FUNDS                                 Contracts      Securities     Securities   Securities      Bonds      Participations
---------------------------------------------------------------------------------------------------------------------------------
Small Cap Growth Fund                            X              X              X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
Mid Cap Growth Fund                              X              X              X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
Quality Growth Fund                              X                             X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
Large Cap Core Fund                              X              X              X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
Equity Index Fund                                                              X            X
---------------------------------------------------------------------------------------------------------------------------------
Balanced Fund                                    X              X              X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
Micro Cap Value Fund                             X              X              X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
Small Cap Value Fund                             X              X              X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
Multi Cap Value Fund                                            X              X            X             X
---------------------------------------------------------------------------------------------------------------------------------
Disciplined Large Cap Value Fund                 X              X              X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------

ASSET ALLOCATION STRATEGY
---------------------------------------------------------------------------------------------------------------------------------
LifeModel Aggressive Fund SM                                                                X
---------------------------------------------------------------------------------------------------------------------------------
LifeModel Moderately Aggressive Fund SM                                                     X
---------------------------------------------------------------------------------------------------------------------------------
LifeModel Moderate Fund SM                                                                  X
---------------------------------------------------------------------------------------------------------------------------------
LifeModel Moderately Conservative Fund SM                                                   X
---------------------------------------------------------------------------------------------------------------------------------
LifeModel Conservative Fund SM                                                              X
---------------------------------------------------------------------------------------------------------------------------------

STRATEGIC INCOME STRATEGY
---------------------------------------------------------------------------------------------------------------------------------
Strategic Income Fund                            X              X              X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------

SPECIALTY STRATEGY
---------------------------------------------------------------------------------------------------------------------------------
Dividend Growth Fund                             X              X              X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
Technology Fund                                  X              X              X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
International Equity Fund                        X              X              X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------

FIXED INCOME FUNDS
---------------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund                             X              X              X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
Bond Fund                                        X              X              X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
Intermediate Bond Fund                           X              X              X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
Short Term Bond Fund                             X              X              X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
U.S. Government Bond Fund                                                      X            X             X
---------------------------------------------------------------------------------------------------------------------------------
Municipal Bond Fund                              X                             X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
Intermediate Municipal Bond Fund                 X                             X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
Ohio Municipal Bond Fund                         X                             X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------
Michigan Municipal Bond Fund                     X                             X            X             X              X
---------------------------------------------------------------------------------------------------------------------------------

MONEY MARKET FUNDS
---------------------------------------------------------------------------------------------------------------------------------
Institutional Money Market Fund                  X                             X            X             X              X
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U.S. Treasury Money Market Fund                                                             X
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ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------


                                                Money                        Mortgage                   Non-U.S.
FIFTH THIRD FUNDS                              Market      Mortgage-Backed    Dollar    Municipal    Traded Foreign   Preferred
EQUITY FUNDS                                 Instruments     Securities       Rolls     Securities     Securities      Stocks
-------------------------------------------------------------------------------------------------------------------------------
Small Cap Growth Fund                             X               X             X           X              X              X
-------------------------------------------------------------------------------------------------------------------------------
Mid Cap Growth Fund                               X               X             X           X              X              X
-------------------------------------------------------------------------------------------------------------------------------
Quality Growth Fund                               X               X             X           X              X              X
-------------------------------------------------------------------------------------------------------------------------------
Large Cap Core Fund                               X               X             X           X              X              X
-------------------------------------------------------------------------------------------------------------------------------
Equity Index Fund                                 X
-------------------------------------------------------------------------------------------------------------------------------
Balanced Fund                                     X               X             X           X              X              X
-------------------------------------------------------------------------------------------------------------------------------
Micro Cap Value Fund                              X               X             X           X              X              X
-------------------------------------------------------------------------------------------------------------------------------
Small Cap Value Fund                              X               X             X           X              X              X
-------------------------------------------------------------------------------------------------------------------------------
Multi Cap Value Fund                              X               X                                        X              X
-------------------------------------------------------------------------------------------------------------------------------
Disciplined Large Cap Value Fund                  X               X             X           X              X              X
-------------------------------------------------------------------------------------------------------------------------------

ASSET ALLOCATION STRATEGY
-------------------------------------------------------------------------------------------------------------------------------
LifeModel Aggressive Fund SM                      X
-------------------------------------------------------------------------------------------------------------------------------
LifeModel Moderately Aggressive Fund SM           X
-------------------------------------------------------------------------------------------------------------------------------
LifeModel Moderate Fund SM                        X
-------------------------------------------------------------------------------------------------------------------------------
LifeModel Moderately Conservative Fund SM         X
-------------------------------------------------------------------------------------------------------------------------------
LifeModel Conservative Fund SM                    X
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STRATEGIC INCOME STRATEGY
-------------------------------------------------------------------------------------------------------------------------------
Strategic Income Fund                             X               X             X           X              X              X
-------------------------------------------------------------------------------------------------------------------------------

SPECIALTY STRATEGY
-------------------------------------------------------------------------------------------------------------------------------
Dividend Growth Fund                              X               X             X           X              X              X
-------------------------------------------------------------------------------------------------------------------------------
Technology Fund                                   X               X             X           X              X              X
-------------------------------------------------------------------------------------------------------------------------------
International Equity Fund                         X               X             X           X              X              X
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FIXED INCOME FUNDS
-------------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund                              X               X             X           X              X              X
-------------------------------------------------------------------------------------------------------------------------------
Bond Fund                                         X               X             X           X              X              X
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Intermediate Bond Fund                            X               X             X           X              X              X
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Short Term Bond Fund                              X               X             X           X              X              X
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U.S. Government Bond Fund                         X               X             X           X
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Municipal Bond Fund                               X               X             X           X
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Intermediate Municipal Bond Fund                  X               X             X           X
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Ohio Municipal Bond Fund                          X               X             X           X
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Michigan Municipal Bond Fund                      X               X             X           X
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MONEY MARKET FUNDS
-------------------------------------------------------------------------------------------------------------------------------
Institutional Money Market Fund                   X               X                         X
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U.S. Treasury Money Market Fund                   X
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                                             Real Estate
                                             Investment                  Reverse                               Small and
FIFTH THIRD FUNDS                              Trusts      Restricted   Repurchase   Securities   Short-Term   Micro Cap
EQUITY FUNDS                                   (REITs)     Securities   Agreements    Lending      Trading     Equities
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Small Cap Growth Fund                             X            X            X            X            X            X
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Mid Cap Growth Fund                               X            X            X            X            X            X
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Quality Growth Fund                               X            X            X            X            X            X
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Large Cap Core Fund                               X            X            X            X            X            X
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Equity Index Fund                                 X            X            X            X            X            X
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Balanced Fund                                     X            X            X            X            X            X
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Micro Cap Value Fund                              X            X            X            X            X            X
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Small Cap Value Fund                              X            X            X            X            X            X
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Multi Cap Value Fund                              X            X            X            X            X            X
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Disciplined Large Cap Value Fund                  X            X            X            X            X            X
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ASSET ALLOCATION STRATEGY
------------------------------------------------------------------------------------------------------------------------
LifeModel Aggressive Fund SM
------------------------------------------------------------------------------------------------------------------------
LifeModel Moderately Aggressive Fund SM
------------------------------------------------------------------------------------------------------------------------
LifeModel Moderate Fund SM
------------------------------------------------------------------------------------------------------------------------
LifeModel Moderately Conservative Fund SM
------------------------------------------------------------------------------------------------------------------------
LifeModel Conservative Fund SM
------------------------------------------------------------------------------------------------------------------------

STRATEGIC INCOME STRATEGY
------------------------------------------------------------------------------------------------------------------------
Strategic Income Fund                             X            X            X            X            X            X
------------------------------------------------------------------------------------------------------------------------

SPECIALTY STRATEGY
------------------------------------------------------------------------------------------------------------------------
Dividend Growth Fund                              X            X            X            X            X            X
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Technology Fund                                   X            X            X            X            X            X
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International Equity Fund                         X            X            X            X            X            X
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FIXED INCOME FUNDS
------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund                              X            X            X            X            X
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Bond Fund                                         X            X            X            X            X
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Intermediate Bond Fund                            X            X            X            X            X
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Short Term Bond Fund                              X            X            X            X            X
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U.S. Government Bond Fund                                      X            X            X            X
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Municipal Bond Fund                                            X            X            X            X
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Intermediate Municipal Bond Fund                               X            X            X            X
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Ohio Municipal Bond Fund                                       X            X            X            X
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Michigan Municipal Bond Fund                                   X            X            X            X
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MONEY MARKET FUNDS
------------------------------------------------------------------------------------------------------------------------
Institutional Money Market Fund                                X            X            X            X
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U.S. Treasury Money Market Fund                                                                       X
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                                                           U.S. Government   U.S. Traded                   Variable and
FIFTH THIRD FUNDS                             Stripped         Agency          Foreign     U.S. Treasury   Floating Rate
EQUITY FUNDS                                 Obligations     Securities      Securities     Obligations     Instruments
--------------------------------------------------------------------------------------------------------------------------
Small Cap Growth Fund                             X               X               X              X               X
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Mid Cap Growth Fund                               X               X               X              X               X
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Quality Growth Fund                               X               X               X              X               X
--------------------------------------------------------------------------------------------------------------------------
Large Cap Core Fund                               X               X               X              X               X
--------------------------------------------------------------------------------------------------------------------------
Equity Index Fund                                 X               X               X              X               X
--------------------------------------------------------------------------------------------------------------------------
Balanced Fund                                     X               X               X              X               X
--------------------------------------------------------------------------------------------------------------------------
Micro Cap Value Fund                              X               X               X              X               X
--------------------------------------------------------------------------------------------------------------------------
Small Cap Value Fund                              X               X               X              X               X
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Multi Cap Value Fund                              X               X               X              X               X
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Disciplined Large Cap Value Fund                  X               X               X              X               X
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ASSET ALLOCATION STRATEGY
--------------------------------------------------------------------------------------------------------------------------
LifeModel Aggressive Fund SM
--------------------------------------------------------------------------------------------------------------------------
LifeModel Moderately Aggressive Fund SM
--------------------------------------------------------------------------------------------------------------------------
LifeModel Moderate Fund SM
--------------------------------------------------------------------------------------------------------------------------
LifeModel Moderately Conservative Fund SM
--------------------------------------------------------------------------------------------------------------------------
LifeModel Conservative Fund SM
--------------------------------------------------------------------------------------------------------------------------

STRATEGIC INCOME STRATEGY
--------------------------------------------------------------------------------------------------------------------------
Strategic Income Fund                             X               X               X              X               X
--------------------------------------------------------------------------------------------------------------------------

SPECIALTY STRATEGY
--------------------------------------------------------------------------------------------------------------------------
Dividend Growth Fund                              X               X               X              X               X
--------------------------------------------------------------------------------------------------------------------------
Technology Fund                                   X               X               X              X               X
--------------------------------------------------------------------------------------------------------------------------
International Equity Fund                         X               X               X              X               X
--------------------------------------------------------------------------------------------------------------------------

FIXED INCOME FUNDS
--------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund                              X               X               X              X               X
--------------------------------------------------------------------------------------------------------------------------
Bond Fund                                         X               X               X              X               X
--------------------------------------------------------------------------------------------------------------------------
Intermediate Bond Fund                            X               X               X              X               X
--------------------------------------------------------------------------------------------------------------------------
Short Term Bond Fund                              X               X               X              X               X
--------------------------------------------------------------------------------------------------------------------------
U.S. Government Bond Fund                         X               X                              X               X
--------------------------------------------------------------------------------------------------------------------------
Municipal Bond Fund                               X               X               X              X               X
--------------------------------------------------------------------------------------------------------------------------
Intermediate Municipal Bond Fund                  X               X               X              X               X
--------------------------------------------------------------------------------------------------------------------------
Ohio Municipal Bond Fund                          X               X               X              X               X
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Michigan Municipal Bond Fund                      X               X               X              X               X
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MONEY MARKET FUNDS
--------------------------------------------------------------------------------------------------------------------------
Institutional Money Market Fund                   X               X               X              X               X
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U.S. Treasury Money Market Fund                   X               X                              X
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                                                        Zero-Coupon
FIFTH THIRD FUNDS                                          Debt
EQUITY FUNDS                                Warrants    Obligations
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Small Cap Growth Fund                          X             X
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Mid Cap Growth Fund                            X             X
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Quality Growth Fund                            X             X
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Large Cap Core Fund                            X             X
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Equity Index Fund                              X             X
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Balanced Fund                                  X             X
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Micro Cap Value Fund                           X             X
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Small Cap Value Fund                           X             X
-------------------------------------------------------------------
Multi Cap Value Fund                           X             X
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Disciplined Large Cap Value Fund               X             X
-------------------------------------------------------------------

ASSET ALLOCATION STRATEGY
-------------------------------------------------------------------
LifeModel Aggressive Fund SM
-------------------------------------------------------------------
LifeModel Moderately Aggressive Fund SM
-------------------------------------------------------------------
LifeModel Moderate Fund SM
-------------------------------------------------------------------
LifeModel Moderately Conservative Fund SM
-------------------------------------------------------------------
LifeModel Conservative Fund SM
-------------------------------------------------------------------

STRATEGIC INCOME STRATEGY
-------------------------------------------------------------------
Strategic Income Fund                          X             X
-------------------------------------------------------------------

SPECIALTY STRATEGY
-------------------------------------------------------------------
Dividend Growth Fund                           X             X
-------------------------------------------------------------------
Technology Fund                                X             X
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International Equity Fund                      X             X
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FIXED INCOME FUNDS
-------------------------------------------------------------------
High Yield Bond Fund                                         X
-------------------------------------------------------------------
Bond Fund                                                    X
-------------------------------------------------------------------
Intermediate Bond Fund                                       X
-------------------------------------------------------------------
Short Term Bond Fund                                         X
-------------------------------------------------------------------
U.S. Government Bond Fund                                    X
-------------------------------------------------------------------
Municipal Bond Fund                                          X
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Intermediate Municipal Bond Fund                             X
-------------------------------------------------------------------
Ohio Municipal Bond Fund                                     X
-------------------------------------------------------------------
Michigan Municipal Bond Fund                                 X
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MONEY MARKET FUNDS
-------------------------------------------------------------------
Institutional Money Market Fund                              X
-------------------------------------------------------------------
U.S. Treasury Money Market Fund                              X
-------------------------------------------------------------------


ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------

ASSET-BACKED SECURITIES: Securities secured by company receivables, home equity loans, truck and auto loans, leases, credit card receivables and securities backed by other types of receivables or other assets.

COMMON STOCK: Shares of ownership of a company.

COLLATERALIZED LOAN OBLIGATIONS: A type of asset-backed security that is an obligation of a Trust typically collateralized by pools of loans.

CONVERTIBLE SECURITIES: Bonds or preferred stock that convert to common stock.

DELAYED DELIVERY TRANSACTIONS/FORWARD COMMITMENTS/WHEN-ISSUEDS: A purchase of, or contract to purchase, securities at a fixed price for delivery at a future date. Under normal market conditions, a Fund's obligations under these commitments will not exceed 25% of its total assets.

DERIVATIVES: Instruments whose value is derived from an underlying contract, index or security, or any combination thereof, including futures, options, (e.g., put and calls), options on futures, swaps, swaptions, some mortgage-backed securities and custody receipts.

      CALL AND PUT OPTIONS: A call option gives the buyer the right to buy, and obligates the seller of the option to sell, a security at a specified price. A put option gives the buyer the right to sell, and obligates the seller of the option to buy a security at a specified price. The Dividend Growth Fund, Intermediate Municipal Bond Fund, Ohio Municipal Bond Fund, and the Money Market Funds may not invest in these securities. In addition, the following Funds may only buy or sell listed put options on financial futures contracts or buy or sell listed call options or over-the-counter call options on futures contracts:
Micro Cap Value Fund, Multi Cap Value Fund, and Strategic Income Fund.

      CUSTODY RECEIPTS: Derivative products which, in the aggregate, evidence direct ownership in a pool of securities, such as Lehman Brothers TRAINs and Morgan Stanley TRACERs.

      FUTURES AND RELATED OPTIONS: A contract providing for the future sale and purchase of a specified amount of a specified security, class of securities, or an index at a specified time in the future and at a specified price. The Dividend Growth Fund, Intermediate Municipal Bond Fund, Ohio Municipal Bond Fund, and the Money Market Funds may not invest in these.

      STOCK-INDEX OPTIONS: A security that combines features of options with securities trading using composite stock indices. The Dividend Growth Fund, the Bond Funds, and the Money Market Funds may not invest in these.

      STRUCTURED NOTES: Debt obligations that may include components such as swaps, forwards, options, caps or floors, which change their return pattern. They may be used to alter the risks to a portfolio or, alternatively, may be used to expose a portfolio to asset classes or markets in which one does not desire to invest in directly. The Money Market Funds may not invest in these.

      SWAPS AND SWAPTIONS: Two-party contracts where the parties agree to exchange net returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The Money Market Funds may not invest in these.

FOREIGN CURRENCY TRANSACTIONS: Foreign currency transactions include forward foreign currency exchange contracts, foreign currency options, and foreign currency futures transactions.

FOREIGN SECURITIES--NON-U.S. TRADED: Stocks, bonds, and other obligations issued by foreign companies, foreign governments, and supranational entities that trade on non-U.S. exchanges.

FOREIGN SECURITIES--U.S. TRADED: Stocks, bonds, and other obligations issued by foreign companies, foreign governments, and supranational entities that trade on U.S. exchanges.

      AMERICAN DEPOSITARY RECEIPTS ("ADRS"): ADRs are foreign shares of a company held by a U.S. bank that issues a receipt evidencing ownership.

      YANKEE BONDS AND SIMILAR DEBT OBLIGATIONS: U.S.-dollar denominated bonds issued by foreign corporations or governments.

            CANADA BONDS: Issued by Canadian provinces.

            SOVEREIGN BONDS: Issued by the government of a foreign country.

            SUPRANATIONAL BONDS: Issued by supranational entities, such as the World Bank and European Investment Bank.

GUARANTEED INVESTMENT CONTRACTS: Contract between a fund and an insurance company that guarantees a specific rate of return on the invested capital over the life of the contract.

ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------

HIGH-YIELD/HIGH-RISK DEBT SECURITIES: High-yield/high-risk debt securities are securities that are rated below investment grade by the primary rating agencies (e.g., BB or lower by Standard & Poor's and Ba or lower by Moody's). These securities are considered speculative and involve greater risk of loss than investment grade debt securities. Other terms commonly used to describe such securities include "lower rated bonds," "non-investment grade bonds," and "junk bonds."

ILLIQUID SECURITIES: Securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security.

INVESTMENT COMPANY SECURITIES: Shares of investment companies. Investment companies may include money market funds of Fifth Third Funds and shares of other registered investment companies for which the Advisor to a Fund or any of its affiliates serves as investment advisor, administrator or distributor.

      BEAR FUNDS: A fund intended to increase/decrease in value inversely to the stock or equity index to which it relates. The Money Market Funds may not invest in these.

      CLOSED-END FUNDS: Funds traded on an exchange, which are not redeemable on a continuous basis. The Money Market Funds may not invest in these.


      EXCHANGE-TRADED FUNDS ("ETFS"): ETFs entitle a holder to receive proportionate quarterly cash distributions corresponding to the dividends that accrue to the index stocks in the underlying portfolios, less trust expenses. Examples of ETFs include Standard & Poor's Depositary Receipts ("SPDRs"). A SPDR is an ownership interest in a long-term unit investment trust that holds a portfolio of common stocks designed to track the price performance and dividend yield of an index, such as the S&P 500(R) Index. iShares(R) are also ETFs and are index funds that trade like shares. Each share represents a portfolio of stocks designed to track closely one specific index. The Money Market Funds may not invest in these.


      LEVERAGED FUNDS: Funds that utilize leverage in an attempt to maximize gains. The Money Market Funds may not invest in these.

INVESTMENT GRADE BONDS: Interest-bearing or discounted securities that obligate the issuer to pay the bondholder a specified sum of money, usually at specific intervals, and to repay the principal amount of the loan at maturity. These bonds are rated BBB or better by S&P or Baa or better by Moody's or similarly rated by other nationally recognized statistical rating organizations, or, if not rated, determined to be of comparable quality by the Advisor.

LOAN PARTICIPATIONS: Interests in loans to U.S. corporations that are administered by the lending bank or agent for a syndicate of lending banks.

MONEY MARKET INSTRUMENTS: Investment-grade, U.S.-dollar denominated debt securities that have remaining maturities of one year or less. These securities may include U.S. Government obligations, commercial paper and other short-term corporate obligations, repurchase agreements collateralized with U.S. Government securities, certificates of deposit, bankers' acceptances, and other financial institution obligations. Money market instruments may carry fixed or variable interest rates.

      BANKERS' ACCEPTANCES: Bills of exchange or time drafts drawn on and accepted by a commercial bank. Maturities are generally six months or less.

      CERTIFICATES OF DEPOSIT: Negotiable instruments with a stated maturity.

      COMMERCIAL PAPER: Secured and unsecured short-term promissory notes issued by corporations and other entities. Maturities generally vary from a few days to nine months.

      REPURCHASE AGREEMENTS: The purchase of a security and the simultaneous commitment to return the security to the seller at an agreed upon price on an agreed upon date.

      TIME DEPOSITS: Non-negotiable receipts issued by a bank in exchange for the deposit of funds.

MORTGAGE-BACKED SECURITIES: Debt obligations secured by real estate loans and pools of loans. These include collateralized mortgage obligations and real estate mortgage investment conduits.

      COLLATERALIZED MORTGAGE OBLIGATIONS: Mortgage-backed bonds that separate mortgage pools into different maturity classes.

MORTGAGE DOLLAR ROLLS: Transactions in which a Fund sells securities and simultaneously contracts with the same counterparty to repurchase similar but not identical securities on a specified future date.

ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------

MUNICIPAL SECURITIES: Securities issued by a state or political subdivision to obtain funds for various public purposes. Municipal securities include (a) governmental lease certificates of participation issued by state or municipal authorities where payment is secured by installment payments for equipment, buildings, or other facilities being leased by the state or municipality; (b) municipal notes and tax-exempt commercial paper; (c) serial bonds; (d) tax anticipation notes sold to finance working capital needs of municipalities in anticipation of receiving taxes at a later date; (e) bond anticipation notes sold in anticipation of the issuance of long-term bonds in the future; (f) pre-refunded municipal bonds whose timely payment of interest and principal is ensured by an escrow of U.S. Government obligations; and (g) general obligation bonds.

      STAND-BY COMMITMENTS: Contract where a dealer agrees to purchase at a fund's option a specified municipal obligation at its amortized cost value to a fund plus accrued interest.

PREFERRED STOCKS: Equity securities that generally pay dividends at a specified rate and have preference over common stock in the payment of dividends and liquidation. These securities generally do not carry voting rights.

REAL ESTATE INVESTMENT TRUSTS ("REITS"): Pooled investment vehicles investing primarily in income producing real estate or real estate loans or interest.

RESTRICTED SECURITIES: Securities not registered under the Securities Act of 1933, such as privately placed commercial paper and Rule 144A securities.

REVERSE REPURCHASE AGREEMENTS: The sale of a security and the simultaneous commitment to buy the security back at an agreed upon price on an agreed upon date. This is treated as a borrowing by a Fund.

SECURITIES LENDING: The lending of up to 33 1/3% of the Fund's total assets, plus the amount of the securities out on loan. In return, the Fund will receive cash, other securities, and/or letters of credit.

SHORT-TERM TRADING: The sale of a security soon after its purchase. A portfolio engaging in such trading will have higher turnover and transaction expenses.

SMALL AND MICRO CAP EQUITIES: Equity securities of companies with market capitalizations within or lower than those included in the Russell 2000(R) Index.

STRIPPED OBLIGATIONS: U.S. Treasury Obligations and their unmatured interest coupons that have been separated ("stripped") by their holder, typically a custodian bank or other institution.

TRUST PREFERRED SECURITIES: Securities possessing characteristics of both equity and debt issues.

U.S. GOVERNMENT AGENCY SECURITIES: Securities issued by agencies and instrumentalities of the U.S. Government. These include Fannie Mae and Freddie Mac.

U.S. TREASURY OBLIGATIONS: Bills, notes, bonds, Ginnie Maes, separately traded registered interest and principal securities, and coupons under bank entry safekeeping.

VARIABLE AND FLOATING RATE INSTRUMENTS: Obligations with interest rates which are reset daily, weekly, quarterly or according to some other period and that may be payable to a Fund on demand.

WARRANTS: Securities, typically issued with preferred stock or bonds, which give the holder the right to buy a proportionate amount of common stock at a specified price.

ZERO-COUPON DEBT OBLIGATIONS: Bonds and other debt obligations that pay no interest, but are issued at a discount from their value at maturity. When held to maturity, their entire return equals the difference between their issue price and their maturity value.

ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------

INVESTMENT RISKS
--------------------------------------------------------------------------------

Below is a discussion of the types of risks inherent in the securities and investment techniques listed above as well as those risks discussed in "Principal Investment Risks." Because of these risks, the value of the securities held by the Funds may fluctuate, as will the value of your investment in the Funds. Certain investments and Funds are more susceptible to these risks than others. Equity securities and subject mainly to market risk. Fixed income securities are primarily influenced by market, credit and pre-payment risks, although certain securities may be subject to additional risks.


CREDIT RISK. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises. The following investments and practices are subject to credit risk: asset-backed securities, bankers' acceptances, bonds, call and put options, certificates of deposit, commercial paper, convertible securities, derivatives, futures and related options, guaranteed investment contracts, high-yield/high-risk/debt securities, investment grade bonds, loan participations, money market instruments, mortgage-backed securities, municipal securities, real estate investment trusts (REITs), securities lending, stock-index options, time deposits, U.S. Government agency securities, variable and floating rate instruments, warrants, when-issued and delayed delivery transactions, Yankee bonds and similar debt obligations, and zero-coupon debt obligations.

FOREIGN INVESTMENT RISK. The risk associated with higher transaction costs, delayed settlements, currency controls and adverse economic developments related to foreign investments. This also includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also may affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk. Foreign securities also may be affected by incomplete or inaccurate financial information on companies, social upheavals or political actions ranging from tax code changes to governmental collapse. These risks are more significant in emerging markets. The following investments and practices are subject to foreign investment risk: American depository receipts (ADRs), foreign currency transactions, non-U.S. traded and U.S. traded foreign securities, and Yankee bonds and similar debt obligations.

INTEREST RATE RISK. The risk that debt prices overall will decline over short or even long periods due to rising interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Interest rate risk should be modest for shorter-term securities, moderate for intermediate-term securities, and high for longer-term securities. Generally, an increase in the average maturity of a Fund will make it more sensitive to interest rate risk. The market prices of securities structured as zero coupon are generally affected to a greater extent by interest rate changes. These securities tend to be more volatile than securities that pay interest periodically. The following investments and practices are subject to interest rate risk: asset-backed securities, bankers' acceptances, bonds, certificates of deposit, collateralized mortgage obligations, commercial paper, derivatives, high-yield/high-risk/debt securities, investment grade bonds, loan participations, mortgage-backed securities, REITs, stripped obligations, U.S. Government agency securities, U.S. Treasury obligations, Yankee bonds and similar debt obligations, and zero-coupon debt obligations.


INVERSE MARKET RISK. The particular type of market risk (see summary below) associated with "bear funds" that are intended to perform when equity markets decline. These investments will lose value when the equity markets to which they are tied are increasing in value.

LEVERAGE RISK. The risk associated with securities or practices that multiply small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities.

      HEDGED. When a derivative (a security whose value is based on another security or index) is used as a hedge against an opposite position that a Fund also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. Hedges are sometimes subject to imperfect matching between the derivative and underlying security, and there can be no assurance that a Fund's hedging transactions will be effective.

      SPECULATIVE. To the extent that a derivative is not used as a hedge, a Fund is directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivative's original cost.


The following investments and practices are subject to leverage risk: bear funds, call and put options, derivatives, forward commitments, futures and related options, leveraged funds, repurchase agreements, reverse repurchase agreements, securities lending, stock-index options, and when-issued and delayed delivery transactions.


LIQUIDITY RISK. The risk that certain securities may be difficult or impossible to sell at the time and the price that would normally prevail in the market. The seller may have to lower the price, sell other securities instead or forego an investment opportunity, any of which

ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------


could have a negative effect on investment management or performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments. The following investments and practices are subject to liquidity risk: asset-backed securities, bankers' acceptances, bear funds, call and put options, certificates of deposit, closed-end funds, commercial paper, derivatives, non-U.S. traded and U.S. traded foreign securities, forward commitments, futures and related options, high-yield/high-risk/debt securities, illiquid securities, loan participations, REITs, restricted securities, securities lending, small and micro cap equities, stock-index options, time deposits, variable and floating rate instruments, and when-issued and delayed delivery transactions.

MANAGEMENT RISK. The risk that a strategy used by a Fund's portfolio manager may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks. The following investments and practices are subject to management risk: call and put options, derivatives, futures and related options, REITs, and stock-index options.


MARKET RISK. The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industrial sector of the economy or the market as a whole. There is also the risk that the current interest rate may not accurately reflect existing market rates. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Finally, key information about a security or market may be inaccurate or unavailable. This is particularly relevant to investments in foreign securities. The following investments/investment practices are subject to market risk: ADRs, asset-backed securities, bankers' acceptances, bonds, call and put options, certificates of deposit, closed-end funds, commercial paper, common stock, convertible securities, derivatives, exchange-traded funds (ETFs), foreign currency transactions, non-U.S. traded and U.S. traded foreign securities, futures and related options, high-yield/high-risk/debt securities, illiquid securities, investment company securities, investment grade bonds, leveraged funds, money market instruments, mortgage-backed securities, mortgage dollar rolls, municipal securities, preferred stocks, REITs, repurchase agreements, restricted securities, reverse repurchase agreements, securities lending, short-term trading, small and micro cap equities, stand-by commitments, stock-index options, time deposits, variable and floating rate instruments, warrants, when-issued and delayed delivery transactions, Yankee bonds and similar debt obligations, and zero-coupon debt obligations.

POLITICAL RISK. The risk of losses attributable to unfavorable governmental or political actions, seizure of foreign deposits, changes in tax or trade statutes, and governmental collapse and war. The following investments/investment practices are subject to political risk: ADRs, bonds, foreign currency transactions, non-U.S. traded and U.S. traded foreign securities, municipal securities, and Yankee bonds and similar debt obligations.

PRE-PAYMENT/CALL RISK. The risk that the principal repayment of a security will occur at an unexpected time. Pre-payment risk is the chance that the repayment of a mortgage will occur sooner than expected. Call risk is the possibility that, during times of declining interest rates, a bond issuer will "call"--or repay--higher yielding bonds before their stated maturity. Changes in pre-payment rates can result in greater price and yield volatility. Pre-payments and calls generally accelerate when interest rates decline. When mortgage and other obligations are pre-paid or called, a Fund may have to reinvest in securities with a lower yield. In this event, the Fund would experience a decline in income--and the potential for taxable capital gains. Further, with early pre-payment, a Fund may fail to recover any premium paid, resulting in an unexpected capital loss. Pre-payment/call risk is generally low for securities with a short-term maturity, moderate for securities with an intermediate-term maturity, and high for securities with a long-term maturity. The following investments/investment practices are subject to pre-payment/call risk: asset-backed securities, bonds, collateralized mortgage obligations, mortgage-backed securities, and mortgage dollar rolls.

REGULATORY RISK. The risk associated with federal and state laws that may restrict the remedies that a lender has when a borrower defaults on loans. These laws include restrictions on foreclosures, redemption rights after foreclosure, federal and state bankruptcy and debtor relief laws, restrictions on "due on sale" clauses, and state usury laws. The following investments/investment practices are subject to regulatory risk: asset-backed securities, mortgage-backed securities, mortgage dollar rolls, and municipal securities.

SMALLER COMPANY RISK. The risk associated with investment in companies with smaller market capitalizations. These investments may be riskier than investments in larger, more established companies. Small companies may be more vulnerable to economic, market and industry changes. Because economic events have a greater impact on smaller companies, there may be greater and more frequent changes in their stock price. Small and Micro Cap Equities are subject to smaller company risk.

TAX RISK. The risk that the issuer of securities will fail to comply with certain requirements of the Internal Revenue Code, which would cause adverse tax consequences. Municipal securities are subject to tax risk.


TURNOVER RISK. The risk that, through active trading, the Fund may have a high portfolio turnover rate, which can mean higher taxable distributions and lower performance due to increased brokerage costs.

ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------

INVESTMENT POLICIES OF THE UNDERLYING FUNDS
--------------------------------------------------------------------------------

The following is a brief description of the principal investment policies of the Institutional Money Market Fund and the U.S. Treasury Money Market Fund, two Underlying Funds of the LifeModel Funds SM whose policies are not otherwise described in this Prospectus.

INSTITUTIONAL MONEY MARKET FUND

The Fund's fundamental investment objective is current income from short-term securities consistent with the stability of principal.

The Fund manages its portfolio subject to strict SEC guidelines, which are designed so that the Fund may maintain a stable $1.00 per share price, although there is no guarantee that it will be able to do so. All of the Fund's investments are expected to mature in the short-term (397 days or less) and the dollar-weighted average portfolio maturity of the Fund may not exceed 90 days.

The Fund invests at least 95% of its portfolio in high-quality securities called "first tier" securities or unrated securities that are considered equivalent by the Fund's investment manager. These generally will be corporate securities, including commercial paper, that at the time of purchase are rated by such firms as Standard & Poor's and Moody's in their highest short-term major rating categories, or are unrated securities that are considered equivalent by the Fund's investment manager. They also may include securities issued or guaranteed as to principal or interest by the U.S. Treasury or any U.S. Government agency or instrumentality. Additionally, shares of registered money market investment companies that invest exclusively in these securities may be used.

The Fund reserves the right to invest up to 5% of its total assets in "second tier" securities, which generally are corporate securities that, at the time of purchase, are rated by such firms as Standard & Poor's and Moody's in their second highest short-term major rating categories, or unrated securities that are considered equivalent by the Fund's investment manager. Some corporate securities purchased by the Fund may be restricted securities, that is, they may be subject to limited resale rights.

The Fund may also invest in repurchase agreements collateralized by the securities mentioned above.

U.S. TREASURY MONEY MARKET FUND

The Fund's fundamental investment objective is stability of principal and current income consistent with stability of principal.

The Fund manages its portfolio subject to strict SEC guidelines, which are designed so that the Fund may maintain a stable $1.00 per share price, although there is no guarantee that it will do so. All of the Fund's investments are expected to mature in the short-term (397 days or less), and the dollar-weighted average portfolio maturity of the Fund may not exceed 90 days.

The Fund invests all of its assets in high-quality, short-term obligations issued by the U.S. Treasury, which are guaranteed as to principal and interest by the U.S. Government, and repurchase agreements collateralized by U.S. Treasury securities, and shares of registered money market investment companies that invest exclusively in securities.

ADDITIONAL INFORMATION ABOUT THE FUNDS
--------------------------------------------------------------------------------

INVESTMENT IN EXCHANGE-TRADED FUNDS. The Funds may each invest in exchange-traded funds, such as iShares(R) Trust and iShares(R), Inc. ("iShares(R)").*

iShares(R) is a registered investment company unaffiliated with the Funds that offers several series, each of which seeks to replicate the performance of a stock market index or a group of stock markets in a particular geographic area. Thus, investment in iShares(R) offers, among other things, an efficient means to achieve diversification to a particular industry that would otherwise only be possible through a series of transactions and numerous holdings. Although similar diversification benefits may be achieved through an investment in another investment company, exchange-traded funds generally offer greater liquidity and lower expenses. Because an exchange-traded fund charges its own fees and expenses, fund shareholders will indirectly bear these costs. The Funds will also incur brokerage commissions and related charges when purchasing shares in an exchange-traded fund in secondary market transactions. Unlike typical investment company shares, which are valued once daily, shares in an exchange-traded fund may be purchased or sold on a listed securities exchange throughout the trading day at market prices that are generally close to net asset value.

* iShares(R) is a registered trademark of Barclays Global Investors, N.A. ("BGI"). Neither BGI nor the iShares(R) Funds make any representations regarding the advisability of investing in an iShares(R) fund.

ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------


Because most exchange-traded funds are investment companies, investment in most such funds would, absent exemptive relief, be limited under applicable federal statutory provisions. Those provisions restrict a fund's investment in the shares of another investment company to up to 5% of its assets (which may represent no more than 3% of the securities of such other investment company) and limit aggregate investments in all investment companies to 10% of assets, unless otherwise permitted under the Investment Company Act of 1940 or the rules thereunder. Upon meeting certain conditions the Funds may invest their respective assets in iShares(R) in excess of the statutory limit in reliance on an exemptive order issued to that entity.


FUND MANAGEMENT
--------------------------------------------------------------------------------

INVESTMENT ADVISOR AND SUBADVISORS


Fifth Third Asset Management, Inc., (the "Advisor" or "FTAM"), 38 Fountain Square Plaza, Cincinnati, Ohio 45202, serves as investment advisor to all Funds. The Advisor is a wholly-owned subsidiary of Fifth Third Bank. Fifth Third Bank is a wholly-owned subsidiary of Fifth Third Financial Corporation, which is in turn a wholly-owned subsidiary of Fifth Third Bancorp. FTAM provides comprehensive advisory services for institutional and personal clients. FTAM offers a broadly diversified asset management product line utilizing proprietary mutual funds, commingled funds, and separate accounts. Through teams of experienced and knowledgable investment professionals, advanced research resources, and disciplined investment processes, the Advisor's goal is to produce superior, long-term investment results and client satisfaction.


Morgan Stanley Investment Management Inc. ("MSIM"), 1221 Avenue of the Americas, New York, New York 10020, serves as investment subadvisor to Fifth Third International Equity Fund.

Fort Washington Investment Advisors, Inc. ("Fort Washington"), 420 East Fourth Street, Cincinnati, OH 45202-4133, serves as investment subadvisor to Fifth Third High Yield Bond Fund.

Subject to the supervision of the Funds' Board of Trustees, the Advisor manages the Funds' assets, including buying and selling portfolio securities. The Advisor employs an experienced staff of over 50 professional investment analysts, portfolio managers and traders, and uses several computer-based systems in conjunction with fundamental analysis to identify investment opportunities. The Advisor also furnishes office space and certain administrative services to the Funds.


As of September 30, 2006, Fifth Third Asset Management, Inc. had approximately $21.0 billion of assets under management, including approximately $11.8 billion of assets in the Fifth Third Funds. As of September 30, 2006, MSIM, together with its affiliated institutional asset management companies, had approximately $448.3 billion of assets under management, including approximately $295.5 billion of assets held by mutual funds (including sub-advisory relationships). As of September 30, 2006, Fort Washington, together with its wholly-owned subsidiaries, had approximately $31.1 billion of assets under management.


A discussion of the basis for the Board of Trustees' approval of the Funds' investment advisory contracts is included in the shareholder reports for the period during which the Board of Trustees approved such contracts.

The Advisor may appoint one or more subadvisors to manage all or a portion of the assets of the Funds. On September 28, 2005, the Securities and Exchange Commission (SEC) granted exemptive relief to the Funds and the Advisor to permit the Advisor, subject to certain conditions, including the one-time approval of the Funds' Board of Trustees and shareholders to appoint and replace subadvisors, enter into subadvisory agreements, and amend and terminate subadvisory agreements on behalf of the Funds without shareholder approval. The Advisor has received the one-time approval from the Funds' Board of Trustees and shareholders. The exemptive order gives the Advisor the ability to change the fee payable to a subadvisor or appoint a new subadvisor at a fee different than that paid to the current subadvisor, which in turn may result in a different fee retained by the Advisor.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                                                       SPECIALTY
                                                                        STRATEGY
----------------------------------------------------------------------

DIVIDEND GROWTH STRATEGY
--------------------------------------------------------------------------------

RELATED PERFORMANCE OF THE INVESTMENT ADVISOR


The table below sets forth the performance data relating to the historical performance of all fully discretionary, tax-exempt, fee-paying separate accounts greater than $1 million managed by the Advisor and its predecessor, since the dates indicated, that have substantially similar investment objectives, policies, strategies and risks to the Fifth Third Dividend Growth Fund (the "Fund"). The Advisor has offered institutional and high net worth clients a dividend growth strategy for more than 16 years. THESE COMPOSITES ARE PROVIDED TO ILLUSTRATE THE PAST PERFORMANCE OF THE ADVISOR IN MANAGING ACCOUNTS SUBSTANTIALLY SIMILAR TO THE FUND. THESE COMPOSITES DO NOT REPRESENT THE PERFORMANCE OF THE FUND. YOU SHOULD NOT CONSIDER THIS PERFORMANCE DATA AS AN INDICATION OF FUTURE PERFORMANCE OF THE FUND OR OF THE ADVISOR.

The annual composite performance was computed by geometrically linking quarterly composite rates of return for periods January 1, 1996 -- December 31, 2001 and monthly composite rates of return thereafter. All returns reflect the deduction of the highest annualized fee applied to the separate accounts (a 0.75% all-inclusive investment management fee). In addition, all returns are net of trading commissions and assume the reinvestment of dividends and capital gains.


The separately managed accounts include institutional separate accounts, collective funds and common funds managed by the Advisor, but do not include retail or personal accounts managed by affiliates of the Advisor. The separately managed accounts were not subject to the same types of expenses to which the Fund is subject, nor to the specific tax restrictions, investment limitations, or diversification requirements imposed on the Fund by the Investment Company Act. Consequently, the performance results for the separately managed accounts could have been adversely affected if the separately managed accounts had been regulated as investment companies under the federal securities laws.


The results presented at right may not necessarily equate with the return experienced by any particular investor as a result of timing of investments and redemptions. In addition, the effect of taxes on any investor will depend on such person's tax status, and the results have not been reduced to reflect any income tax which may have been payable.

The investment results presented at right are unaudited and are not intended to predict or suggest the returns that might be experienced by the Fund or an individual investor investing in the Fund. The investment results were not calculated pursuant to the methodology established by the SEC that will be used to calculate the Fund's performance results. Investors should also be aware that the use of a methodology different from that used below to calculate performance could result in different performance data.



DIVIDEND GROWTH COMPOSITE AND BENCHMARK PERFORMANCE COMPARISON 1

--------------------------------------------------------------------------------
FIFTH THIRD DIVIDEND GROWTH COMPOSITE VS. S&P 500(R) INDEX
--------------------------------------------------------------------------------

-----------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS
1/1/96 -- 12/31/05

                                    RETURN

   Dividend Growth Composite 1,2    10.58%
   S&P 500 Index 3                   9.06%
-----------------------------------------------

                                  [LINE GRAPH]

              Dividend Growth
               Composite 1,2       S&P 500 Index 3
                 10000.00             10000.00
                 10406.00             10537.00
                 10752.00             11010.00
                 11381.00             11350.00
                 12132.00             12297.00
                 12438.00             12626.00
                 14842.00             14831.00
                 15752.00             15942.00
                 17493.00             16399.00
                 19751.00             18687.00
                 19655.00             19304.00
                 18401.00             17383.00
                 21590.00             21086.00
                 21457.00             22136.00
                 22342.00             23696.00
                 20608.00             22218.00
                 22256.00             25524.00
                 21092.00             26108.00
                 22745.00             25414.00
                 24246.00             25167.00
                 26130.00             23199.00
                 23194.00             20448.00
                 23824.00             21644.00
                 22243.00             18467.00
                 23767.00             20430.00
                 24728.00             20495.00
                 22440.00             17749.00
                 20400.00             14682.00
                 21374.00             15921.00
                 20515.00             15419.00
                 22280.00             17792.00
                 22701.00             18264.00
                 24920.00             20488.00
                 25129.00             20835.00
                 26151.00             21193.00
                 26042.00             20797.00
                 27695.00             22716.00
                 27014.00             22228.00
                 26585.00             22532.00
                 26465.00             23343.00
                 27332.00             23831.00




-------------------------------------------------------------------------------------------------------
ANNUAL RETURNS -- DIVIDEND GROWTH COMPOSITE VS. S&P 500(R) INDEX
-------------------------------------------------------------------------------------------------------
DIVIDEND         1996     1997     1998    1999     2000     2001      2002     2003     2004     2005
GROWTH          ---------------------------------------------------------------------------------------
COMPOSITE 1,2   21.32%   44.19%   23.42%   3.08%   17.41%   -9.04%   -10.07%   16.59%   11.14%   -1.31%
-------------------------------------------------------------------------------------------------------
S&P 500(R)
INDEX 3         22.96%   33.36%   28.58%  21.04%   -9.11%  -11.88%   -22.10%   28.68%   10.88%    4.91%




--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS 4    SEPTEMBER 2006  ------ AS OF 12/31/05 --------
                                   YEAR-TO-DATE    1 YEAR   5 YEARS   10 YEARS
--------------------------------------------------------------------------------
DIVIDEND GROWTH COMPOSITE 1,2         8.37%        -1.31%    0.90%     10.58%
--------------------------------------------------------------------------------
S&P 500(R) INDEX 3                    8.53%         4.91%    0.54%      9.06%
--------------------------------------------------------------------------------


1 These composites are provided to illustrate the past performance of the Advisor in managing accounts substantially similar to the Dividend Growth Fund. These composites do not represent the performance of the Dividend Growth Fund. You should not consider this performance data as an indication of the future performance of the Dividend Growth Fund or the Advisor.

2 Performance numbers reflect the deduction of the highest annualized fee applied to the separate accounts (a 0.75% all-inclusive investment management fee). As a result, the performance of the Dividend Growth Composite presented herein will not match the performance of the composite in instances where actual fees are applied.

3 The S&P 500 Index is a broad-based measurement of changes in stock-market conditions based on the average performance of 500 widely held common stocks.


4 Annualized total returns from January 1, 1996 to December 31, 2005. Returns of less than one year are not annualized.

                                                                       SPECIALTY
                                                                        STRATEGY
----------------------------------------------------------------------

DIVIDEND GROWTH STRATEGY
--------------------------------------------------------------------------------

THE FIFTH THIRD DIVIDEND GROWTH STRATEGY

o The portfolio management team focuses on five key areas as they implement the Dividend Growth Strategy for clients:

      o Quantitative screens are conducted to identify high-quality companies that meet market capitalization targets

      o Dividend and Earnings Rankings are evaluated and the prospect for a continuation of superior earnings and dividend growth is assessed for each company

      o An extensive analysis of company fundamentals and historical valuations is completed

      o Risk factors of the portfolio are evaluated and controls are maintained

      o   A consistent sell strategy is implemented

o A disciplined investment process seeks to provide investors with capital appreciation, less portfolio volatility than the stock market as a whole, and regular income for those investors seeking income

--------------------------------------------------------------------------------
                               KEY AREAS OF FOCUS
--------------------------------------------------------------------------------

o     QUANTITATIVE SCREENS

      Produces a list of stocks that have specific market capitalization requirements and meet the desired financial strength criteria of fund managers

o     DIVIDEND AND EARNINGS RANKINGS

      FTAM's portfolio management team ranks each company based on the quality of the earnings and dividends, and prospects for increasing dividends

o     FUNDAMENTAL ANALYSIS

      Portfolio managers evaluate the business model of each company, the quality of management, competitive advantages, historical profitability and securities valuation, and prospects for the future

o     RISK CONTROLS

      Individual portfolio positions and sector allocations are closely monitored to control risk in the portfolio

o     SELL DISCIPLINE

      A highly disciplined sell strategy typically results in the sale of the stock when the company experiences a deceleration in earnings or dividend growth, or a change in its dividend policy

                                [GRAPHIC OMITTED]


PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

Indexes are unmanaged and investors cannot invest directly in an index. Index returns do not reflect any fees, expenses or sales charges associated with mutual fund investing.

Stocks tend to be more volatile than other types of investments, but generally provide greater return potential.


87

                                                                      HIGH YIELD
                                                                         BOND
                                                                       STRATEGY
---------------------------------------------------------------------

HIGH YIELD BOND STRATEGY
--------------------------------------------------------------------------------

RELATED PERFORMANCE OF THE INVESTMENT SUBADVISOR

The table below sets forth data relating to the historical performance of all fee-paying, fully discretionary portfolios managed by Fort Washington Investments Advisors, Inc. ("Fort Washington") with a minimum of $20 million under Fort Washington's management that have investment objectives, policies, strategies and risks substantially similar to those of the High Yield Bond Fund. The portfolios include private accounts, Fort Washington High Yield Investors LLC, a limited liability company, Touchstone Investment Trust High Yield Fund, a mutual fund, and Touchstone Variable Series Trust High Yield Fund, a variable annuity mutual fund. THE DATA IS PROVIDED TO ILLUSTRATE THE PAST PERFORMANCE OF FORT WASHINGTON IN MANAGING SUBSTANTIALLY SIMILAR PORTFOLIOS AS MEASURED AGAINST A SPECIFIED MARKET INDEX AND DOES NOT REPRESENT THE PERFORMANCE OF THE HIGH YIELD BOND FUND. YOU SHOULD NOT CONSIDER THIS PERFORMANCE DATA AS AN INDICATION OF FUTURE PERFORMANCE OF THE HIGH YIELD BOND FUND OR OF FORT WASHINGTON.

Portfolios in this composite include cash, cash equivalents, investment securities, interest and dividends. Investment performance of segments of balanced portfolios, which are separately managed, are also included in the composite. Cash is maintained, within each separately managed account segment, in accordance with Fort Washington's asset allocation ratio. The U.S. dollar is the base currency. Composite returns are reported net of management fees and transaction costs and include realized and unrealized gains and losses as well as the reinvestment of all dividend and interest income. Trade date accounting is used when calculating performance. Individual portfolio returns are calculated on a daily valuation basis. Prior to January 1, 1997, individual portfolio returns were calculated on a monthly basis using a time-weighted return method. There is no use of leverage or derivatives. The private accounts and limited liability company included in the Subadvisor's composite are not subject to the same types of expenses to which the High Yield Bond Fund is subject nor to the diversification requirements, specific tax restrictions and investment limitations imposed on the High Yield Bond Fund by the 1940 Act or Subchapter M of the Internal Revenue Code. Consequently, the performance results for the Subadvisor's composite could have been adversely affected if the private accounts and limited liability company had been regulated as investment companies under the federal securities laws. A fee of 0.55% was applied to the private accounts and limited liability company in the composite. This represents the highest fee paid at the account level by the private accounts and limited liability company included in the composite. A fee of 1.05% was applied to the mutual fund included in the composite. This represents the actual fee, after applicable fee waivers and/or reimbursements, applied to Class A shares of the mutual fund included in the composite. A fee of 0.80% was applied to the variable annuity mutual fund included in the composite. This represents the actual fee, after applicable fee waivers and/or reimbursements, applied to the variable annuity mutual fund included in the composite, but does not reflect the effect of any fees or other expenses of any variable annuity or variable life insurance product. Composite performance results would be lower if fee waivers and/or reimbursements were not applied. Composite performance results would be lower if the expenses to which the High Yield Bond Fund is subject were applied. The investment results of the private accounts and limited liability company were not calculated pursuant to the methodology established by the SEC that will be used below to calculate performance results of the High Yield Bond Fund. The use of a methodology different from that used to calculate performance could result in different performance data. All information set forth in the tables relies on data supplied by the Subadvisor or from statistical services, reports or other sources believed by the Subadvisor to be reliable. The benchmark for this composite is the Merrill Lynch High Yield Master Index. This benchmark return includes interest income, but as an unmanaged fixed-income index, it does not include transaction fees (brokerage commissions), and no direct comparison is possible. This benchmark is a broad-based measure of the performance of the non-investment grade U.S. domestic bond market. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

FORT WASHINGTON INVESTMENT ADVISORS, INC. HIGH YIELD BOND COMPOSITE (NET OF FEES) AND BENCHMARK PERFORMANCE COMPARISON 1


--------------------------------------------------------------------------------
HIGH YIELD BOND COMPOSITE VS. MERRILL LYNCH HIGH YIELD MASTER
--------------------------------------------------------------------------------

-----------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS
1/1/96 -- 12/31/05

                                    RETURN

   High Yield Bond Composite         7.17%
   Merrill Lynch High Yield Master   6.80%
-----------------------------------------------

                                  [LINE GRAPH]

                High Yield          Merrill Lynch
              Bond Composite      High Yield Master
                 10000.00             10000.00
                 10149.60             10146.00
                 10162.80             10285.00
                 10548.70             10686.10
                 10911.40             11106.10
                 11023.80             11222.70
                 11486.50             11755.80
                 11907.00             12215.40
                 12123.70             12530.60
                 12478.10             12880.20
                 12628.60             13096.60
                 12378.60             12627.70
                 12634.20             12990.10
                 12973.20             13130.40
                 12965.40             13218.40
                 12792.80             13053.20
                 12889.20             13194.10
                 12651.90             12956.70
                 12898.80             13038.30
                 13105.20             13215.60
                 12414.80             12694.90
                 13240.90             13483.30
                 13358.50             13312.00
                 13113.90             12774.20
                 13689.60             13481.90
                 14114.80             13746.20
                 13986.30             12902.10
                 13442.20             12494.40
                 14091.60             13327.80
                 14881.50             14247.40
                 16294.20             15625.20
                 16718.10             16020.50
                 17527.50             16956.10
                 17995.50             17334.20
                 17934.70             17181.60
                 18730.00             17978.90
                 19311.90             18780.70
                 19084.70             18512.20
                 19569.20             19010.10
                 19792.40             19183.10
                 19980.20             19313.60




-----------------------------------------------------------------------------------------
ANNUAL RETURNS -- HIGH YIELD BOND COMPOSITE VS. MERRILL LYNCH HIGH YIELD MASTER
-----------------------------------------------------------------------------------------
HIGH YIELD      1996    1997   1998   1999    2000    2001   2002    2003    2004   2005
BOND           --------------------------------------------------------------------------
COMPOSITE 1,2   9.11   11.11   4.21   2.02   -3.68   10.27   2.94   24.38   10.18   3.46
-----------------------------------------------------------------------------------------
MERRILL LYNCH
HIGH YIELD
MASTER 3       11.06   12.82   3.66   1.57   -3.79    6.20  -1.15   27.23   10.76   2.83




--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS 4                 YTD  ------ AS OF 9/30/06 ------
                                             9/30/06  1 Year   3 Years  10 Years
--------------------------------------------------------------------------------

HIGH YIELD BOND COMPOSITE (NET OF FEES) 1,2   3.86%     3.46     9.985     7.167
--------------------------------------------------------------------------------
MERRILL LYNCH HIGH YIELD MASTER 3             7.17%     2.83      8.75      6.80
--------------------------------------------------------------------------------


1 The composite is provided to illustrate past performance of Fort Washington in managing private accounts, a limited liability company, a mutual fund, and a variable annuity mutual fund substantially similar to the High Yield Bond Fund. The composite does not represent the performance of the High Yield Bond Fund. You should not consider this performance data as an indication of the future performance of the High Yield Bond Fund or Fort Washington.

2 Performance numbers reflect the deduction of the highest annualized fee applied to the private accounts and limited liability company (a 0.55 % all-inclusive investment management fee), deduction of a 1.05% fee applied to the mutual fund (representing the mutual fund's total operating expenses, after waivers and/or reimbursements), and deduction of a 0.80% fee applied to the variable annuity mutual fund (representing the variable annuity mutual fund's total operating expenses, after waivers and/or reimbursements, but not including the effect of any fees or other expenses of any variable annuity or variable life insurance product). As a result, the performance of the High Yield Bond Fund Composite presented herein will not match the performance of the composite in instances where actual fees are applied.

3 The Merrill Lynch High Yield Master Index is a broad-based measure of the performance of the non-investment grade U.S. domestic bond market.


4 Annualized total returns from January 1, 1996 to December 31, 2005. Returns of less than one year are not annualized.

                                                                      HIGH YIELD
                                                                         BOND
                                                                       STRATEGY
---------------------------------------------------------------------

HIGH YIELD BOND STRATEGY
--------------------------------------------------------------------------------

THE SUBADVISOR'S HIGH YIELD BOND STRATEGY

o The Subadvisor's portfolio management team focuses on five key areas as they implement the High Yield Bond Strategy for clients

      1. Alignment of Risk and Return is used to form the philosophy and process to select the credit types that have had the best historical risk-adjusted return

      2. A Full Market Cycle Orientation is designed to outperform the benchmark over the long term. Excluding the lowest rated issues has historically reduced the volatility of the portfolio, while not inhibiting performance

      3. Industry Bias is used to overweight industries with favorable characteristics and underweight those that are less favorable

      4. Issue Selection identifies bonds that are backed by companies with a strong management, prudent and flexible capital structure and an ability to generate free cash flow

      5.  A consistent and diligent sell strategy is implemented

o A disciplined investment process seeks to achieve a high level of income as its main goal. Capital appreciation is a secondary consideration

--------------------------------------------------------------------------------
                               KEY AREAS OF FOCUS
--------------------------------------------------------------------------------

o     ALIGNMENT OF RISK AND RETURN

      Assesses the risk-adjusted return for each credit level to determine which level has the best risk-return relationship

o     FULL MARKET CYCLE ORIENTATION

      Seeks a portfolio of securities that has the potential to outperform over an entire market cycle, including strong markets, moderate markets, and weak markets. The goal is to manage volatility and provide competitive returns over the long term

o     INDUSTRY BIAS ANALYSIS

      Identifies and overweights industries that have a history of stable and predictable cash flow, consistent product demand, stable pricing and conservative accounting practices. Typically underweights those with more speculative business models, potential for aggressive accounting practices and cyclical tendencies

o     INDIVIDUAL SECURITY SELECTION

      Evaluates company management, capital structure, liquidity and income statements to find the securities that managers believe provide the best risk-return relationship

o     SELL DISCIPLINE

      Considers selling securities when:

      o   Companies become cash users instead of cash generators

      o   Access to capital becomes questionable

      o   Management adversely alters strategy

      o   Risk-return relationship becomes inappropriate

                                [GRAPHIC OMITTED]

                                                                      HIGH YIELD
                                                                         BOND
                                                                       STRATEGY
---------------------------------------------------------------------

HIGH YIELD BOND STRATEGY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PORTFOLIO BUILDING PROCESS

o The five key areas of focus lead to a disciplined portfolio building process

o The process narrows the universe of available securities into a group of issues with attractive risk-return relationships

o Initial "top-down" steps manage risk while final "bottom-up" issue selection step provides the potential for outperforming peers and the benchmark

o Rigorous bottom-up security selection is performed by the Subadvisor's team of credit analysts and is the core competency of the process

o Diversification is achieved with portfolios generally holding 90 to 120 securities across multiple industries. The portfolios have an overall emphasis on higher rated securities, which are continuously monitored for any signs of deterioration

o Objective is a return profile that outperforms over a full market cycle and has less volatility
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INDUSTRY BIAS ANALYSIS: OVERWEIGHT OR UNDERWEIGHT PARTICULAR INDUSTRIES

o Identify those sectors that are considered "stable" - predictable cash flows, stable pricing, mature industries, consistent product demand

o Underweight those sectors that have more speculative characteristics - cyclical in nature, aggressive accounting practices, excess volatility

GOAL : A UNIVERSE OF BELOW-INVESTMENT GRADE SECURITIES IN "STABLE" INDUSTRIES

--------------------------------------------------------------------------------
PORTFOLIO RISK MANAGEMENT ANALYSIS

o     Evaluate Macroeconomic and Regulatory Outlook

      o Analyze the macroeconomic and legislative environment, including the outlook for GDP growth, consumer confidence, inflation and anticipated Fed activity

      o Determine if any factors may have an impact on the fixed-income market or specific industries

o     Eliminate unattractive security types

      o   Select issues that meet size and rating criteria

      o Avoid triple-C rated securities because of their inappropriate risk-return trade-off

      o Avoid deferred pay securities, as they tend to be issued by companies that do not generate cash flow

GOAL : A UNIVERSE OF SECURITIES FROM THE HIGHER QUALITY, MORE STABLE SEGMENTS OF THE HIGH YIELD MARKET WHICH HAVE OFFERED THE BEST RETURN FOR THE LEVEL OF RISK

--------------------------------------------------------------------------------

ISSUE SELECTION: RIGOROUS BOTTOM-UP CREDIT SELECTION PROCESS

o     Identify key attributes that contribute to a high risk-return relationship

      o   Solid market position and stable to improving trends

      o Strong asset coverage that can reduce losses in the event of a deteriorating credit profile

      o   Ability to generate cash flow to reduce debt for de-leveraging

      o   Exceptional and accessible management.

o The fixed-income credit analysts research leverage ratios, capital structure, maturity schedules, liquidity and covenant packages

o Utilize external research, including Wall Street research reports, annual reports, 10Ks, and 10Qs

GOAL : A PORTFOLIO OF HIGHER RATED, HIGH YIELD SECURITIES THAT IS BELIEVED TO HAVE A FAVORABLE RISK RETURN PROFILE AND HAS THE POTENTIAL TO OUTPERFORM OVER A FULL MARKET CYCLE
--------------------------------------------------------------------------------

FUND MANAGEMENT
--------------------------------------------------------------------------------

The management and subadvisory fees, after fee waivers, paid by the Funds for the fiscal year ended July 31, 2006 are as follows:


                                                              AS A PERCENTAGE OF
                                                              AVERAGE NET ASSETS
--------------------------------------------------------------------------------
FIFTH THIRD SMALL CAP GROWTH FUND                                   0.70%
--------------------------------------------------------------------------------
FIFTH THIRD MID CAP GROWTH FUND                                     0.80%
--------------------------------------------------------------------------------
FIFTH THIRD QUALITY GROWTH FUND                                     0.80%
--------------------------------------------------------------------------------
FIFTH THIRD LARGE CAP CORE FUND                                     0.70%
--------------------------------------------------------------------------------
FIFTH THIRD EQUITY INDEX FUND                                       0.10%
--------------------------------------------------------------------------------
FIFTH THIRD BALANCED FUND                                           0.60%
--------------------------------------------------------------------------------
FIFTH THIRD MICRO CAP VALUE FUND                                    1.00%
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FIFTH THIRD SMALL CAP VALUE FUND                                    0.90%
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FIFTH THIRD MULTI CAP VALUE FUND                                    1.00%
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FIFTH THIRD DISCIPLINED LARGE CAP VALUE FUND                        0.80%
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FIFTH THIRD LIFEMODEL AGGRESSIVE FUND SM                            0.03%
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FIFTH THIRD LIFEMODEL MODERATELY AGGRESSIVE FUND SM                 0.03%
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FIFTH THIRD LIFEMODEL MODERATE FUND SM                              0.03%
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FIFTH THIRD LIFEMODEL MODERATELY CONSERVATIVE FUND SM               0.03%
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FIFTH THIRD LIFEMODEL CONSERVATIVE FUND SM                          0.03%
--------------------------------------------------------------------------------
FIFTH THIRD STRATEGIC INCOME FUND                                   1.00%
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FIFTH THIRD DIVIDEND GROWTH FUND                                    0.64%
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FIFTH THIRD TECHNOLOGY FUND                                         1.00%
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FIFTH THIRD INTERNATIONAL EQUITY FUND 1                             1.00%
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FIFTH THIRD HIGH YIELD BOND FUND 1,2                                0.70%
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FIFTH THIRD BOND FUND                                               0.53%
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FIFTH THIRD INTERMEDIATE BOND FUND                                  0.51%
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FIFTH THIRD SHORT TERM BOND FUND                                    0.43%
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FIFTH THIRD U.S. GOVERNMENT BOND FUND                               0.41%
--------------------------------------------------------------------------------
FIFTH THIRD MUNICIPAL BOND FUND                                     0.44%
--------------------------------------------------------------------------------
FIFTH THIRD INTERMEDIATE MUNICIPAL BOND FUND                        0.40%
--------------------------------------------------------------------------------
FIFTH THIRD OHIO MUNICIPAL BOND FUND                                0.55%
--------------------------------------------------------------------------------
FIFTH THIRD MICHIGAN MUNICIPAL BOND FUND                            0.45%
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1     The Advisor paid a portion of this fee to the Fund's subadvisor.

2 As of the date of this prospectus, the High Yield Bond Fund has not operated for a full fiscal year, but pays an annual management fee of 0.70% of its average net assets, a portion of which is paid to the Fund's subadvisor.

FUND MANAGEMENT
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PORTFOLIO MANAGERS
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FIFTH THIRD ASSET MANAGEMENT INC.

JOHN E. AUGUSTINE has been portfolio manager for the FIFTH THIRD LIFEMODEL
FUNDS SM since their inception in August 2002, and is the Chief Investment Strategist for Fifth Third Asset Management, Inc. He joined Fifth Third Bank in 1998 as a Senior Portfolio Manager for both equity and fixed income clients. Previously, he spent four years with Star Bank as a portfolio manager, three years with Heritage Trust & Asset Management, and two years with IDS Financial Services. He is a member of the Fifth Third Asset Management Investment Policy Committee, Investment Strategy Team, Alternative Investments Team, and has over 15 years of portfolio management experience. He holds the professional designation of Chartered Financial Analyst. Mr. Augustine is a graduate of The Ohio State University and the Midwest Bankers Association Trust School. He is a former president and board member for the Dayton Society of Financial Analysts, is on the University of Dayton-Flyer Investment Advisory Board, and is a part-time business professor in the graduate school at the University of Dayton.


SCOTT A. BILLEADEAU has been the portfolio manager of the FIFTH THIRD MID CAP GROWTH FUND since June 2003, of the FIFTH THIRD SMALL CAP GROWTH FUND since February 2005, and of the FIFTH THIRD TECHNOLOGY FUND since November 2003. A Chartered Financial Analyst, Mr. Billeadeau graduated from Princeton University with a degree in Economics. He started his career at IDS/American Express (now Ameriprise) in 1985 as a statistical project analyst. In 1991 he joined Pacific Century Advisers, a subsidiary of Security Pacific Bank (which was subsequently acquired by Bank of America) as a portfolio manager and analyst. In 1994 he assumed management responsibilities for all small- and mid-cap assets for Bank of America. Mr. Billeadeau joined Nation's Bank's subsidiary Tradestreet Investment Associates, Inc. in 1997 where he was the Director and Senior Portfolio Manager responsible for the mid-cap and small-cap growth strategies. Mr. Billeadeau joined Investment Advisers, Inc. in July of 1999 and became a principal of Paladin Investment Associates, LLC upon its launch on December 1, 2000. At Paladin, Mr. Billeadeau was a Senior Portfolio Manager of Small, Small-Mid Cap and Mid Cap Growth strategies. Additionally, in 2000, Scott was elected to the Board of Directors of FactSet Research Systems, a NYSE listed company, where he serves as Chairman of the audit committee. Mr. Billeadeau has 20 years of investment experience.

JOHN L. CASSADY III has been the portfolio manager of the FIFTH THIRD BOND FUND and the FIFTH THIRD INTERMEDIATE BOND FUND since November 1999, of the FIFTH THIRD U.S. GOVERNMENT BOND FUND since October 2001, and of the FIFTH THIRD BALANCED FUND (fixed income portion) since August 2002. Mr. Cassady is a Senior Portfolio Manager - Taxable Fixed Income for Fifth Third Asset Management, Inc. Prior to joining Fifth Third Asset Management, Inc.'s predecessor, Lyon Street Asset Management, in 1999, Mr. Cassady spent eight years as a portfolio manager for APAM, Inc. Mr. Cassady earned his Chartered Financial Analyst designation in 1999 and has over eighteen years of investment experience, including thirteen years of fixed income portfolio management experience. He earned his BS in Industrial Management from the Georgia Institute of Technology.

AMY DENN has been a portfolio manager for the FIFTH THIRD BALANCED FUND (equity portion) since January 2006 and for the FIFTH THIRD QUALITY GROWTH FUND since November 2006. Ms. Denn joined Fifth Third Asset Management in March 2003 as Portfolio Manager of Core Strategies. Prior to joining FTAM, she spent thirteen years with Minneapolis-based Investment Advisers, Inc., and then over three years as a portfolio manager with Paladin Investment Associates. Ms. Denn graduated from Minnesota State University, Mankato in 1987 with a BS degree in Business Administration, majoring in Accounting and Finance. Ms. Denn has nine years of investment experience.

JON FISHER has been a portfolio manager for the FIFTH THIRD BALANCED FUND (equity portion) since January 2006. Mr. Fisher is a Portfolio Manager of Core Strategies. Prior to joining FTAM in 2000, he worked for seven years at PNC as a Portfolio Manager and Equity Analyst and subsequently worked for two years at Dain Bosworth as an Equity Analyst. In January 2000, Mr. Fisher joined FTAM as a healthcare analyst supporting their growth products. In 2002, he was promoted to Director of Research and in 2003 was named co-Portfolio Manager of the Small Cap Growth Strategy. In January 2005, Mr. Fisher became Portfolio Manager of FTAM's Active Core and Active Growth products. Mr. Fisher has taught courses in Economics and Basic Investments for the Cincinnati Chapter of the American Institute of Bankers, has served as President for the Cincinnati Society of Financial Analysts, and has over 16 years of investment experience. Mr. Fisher graduated from the University of Iowa with a BS degree in Business Administration, majoring in Finance and earned his MBA from the University of Chicago. He earned the Chartered Financial Analyst designation in 1996.

FUND MANAGEMENT
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STEVEN E. FOLKER has been the portfolio manager of the FIFTH THIRD QUALITY GROWTH FUND since February 1993, and the portfolio manager of the FIFTH THIRD LIFEMODEL FUNDS (SM) since August 2006. Mr. Folker is the Managing Director of Growth Strategies for Fifth Third Asset Management, Inc. and is a Vice President of Fifth Third Bank. He has earned his Chartered Financial Analyst designation and has over twenty-five years of investment experience. He earned a BBA in Finance & Accounting and an M.S. - Business in Finance, Investments & Banking from the University of Wisconsin.

MARTIN E. HARGRAVE has been the portfolio manager of the FIFTH THIRD MID CAP GROWTH FUND since February 2005, and has been the portfolio manager of the FIFTH THIRD SMALL CAP GROWTH FUND since August 2006. A Chartered Financial Analyst, Mr. Hargrave graduated from the University of Southern California with a Bachelor of Science degree, followed by a Master's degree in Finance from the Anderson School at the University of California, Los Angeles. In 1991, Mr. Hargrave joined Sunkist Growers, Inc. where he was responsible for managing the employee benefits investments, banking relationships and cash management operations. Mr. Hargrave joined Investment Advisers, Inc. in 1996 as an institutional client service representative and in August 2000 he joined their small/mid cap team as a portfolio manager. Mr. Hargrave joined Fifth Third in 2003 as a Portfolio Manager of Small, Small-to-Mid, and Mid Cap Growth Strategies. Mr. Hargrave has 15 years of investment experience.

JOHN P. HOETING has been the portfolio manager of the Fifth Third taxable money market funds since February 2000 and the portfolio manager of the FIFTH THIRD SHORT TERM BOND FUND since April 2004. Prior to joining Fifth Third Asset Management, Inc. in February 2000, he spent nearly 3 years as a research analyst and money market portfolio manager with Ft. Washington Investment Advisors and its predecessor, Countrywide Investments. Mr. Hoeting has over fourteen years of experience as a research analyst and portfolio manager. Mr. Hoeting earned a BS in Finance from the University of Dayton and earned the Chartered Financial Analyst designation in 1997.

ERIC J. HOLMES has been the portfolio manager for the FIFTH THIRD MICRO CAP VALUE FUND since April 2005. Mr. Holmes is the Director of Micro Cap Strategies for Fifth Third Asset Management, Inc. Prior to joining Fifth Third in February 2003, Mr. Holmes accumulated over eight years of experience as an equity analyst for Manning & Napier Advisors and Victory Capital Management. Mr. Holmes received his undergraduate degree in Economics from the State University of New York at Geneseo and his MBA in Finance from Rochester Institute of Technology. He earned the Chartered Financial Analyst designation in 1998.

JAMES R. KIRK has been a portfolio manager of the FIFTH THIRD DISCIPLINED LARGE CAP VALUE FUND since August 2002 and of the FIFTH THIRD MULTI CAP VALUE FUND since April 2005. He is Managing Director of Value Strategies for Fifth Third Asset Management, Inc. Prior to joining Fifth Third, he spent almost three years as the chief investment strategist and manager of a value equity fund for National City Investment Management Co., and then four years as the chief investment officer for National City Bank's Private Investment Advisors Group. Prior to his association with National City, Mr. Kirk was the President and Chief Investment Officer of Society Asset Management, a subsidiary of KeyCorp. Mr. Kirk earned a BA in Economics and an MBA from Case Western Reserve University and has also earned his Chartered Financial Analyst designation. He has accumulated over thirty-four years of investment experience in the capacities of portfolio manager, director of research, and chief investment officer. He is a member of the board of trustees of the Fairview/Lutheran Hospital Foundation and is a past president of the CFA Society of Cleveland.

PETER M. KLEIN has been the portfolio manager of the FIFTH THIRD MULTI CAP VALUE FUND since January 2003. Mr. Klein is a Senior Portfolio Manager of Value Strategies for Fifth Third Asset Management, Inc. He spent seven years as an individual and institutional portfolio manager and an equity analyst with Gelfand/Maxus Asset Management, which, prior to its merger with Fifth Third Asset Management, Inc., was a subsidiary of Maxus Investment Group. He has over twenty-three years of experience managing personal, corporate, endowment and Taft-Hartley portfolios. Mr. Klein received his undergraduate degree in Philosophy magna cum laude from John Carroll University and his MBA in Finance from Cleveland State University. He holds the Chartered Financial Analyst designation as well as a Series-7 General Securities Representative license. In addition, he has served as President and Program Chairman for the CFA Society of Cleveland.

FUND MANAGEMENT
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MARK KOENIG has been the portfolio manager of the FIFTH THIRD LARGE CAP CORE FUND and the FIFTH THIRD EQUITY INDEX FUND since February 2005. He is the Managing Director of Quantitative Strategies for Fifth Third Asset Management, Inc. He has nine years of investment experience and served as the Director of Quantitative Analysis at the National City Investment Management Co. from 1999-2004. In this capacity he was responsible for the management of the quantitative equity products and the development of decision support models for National City's fundamental equity teams. From 1995-1998, Mr. Koenig was a quantitative analyst with National City Bank, where he was responsible for developing risk analytics to support the bank's fixed-income desk. Previously, he spent ten years as a research engineer at Draper Laboratory, where he specialized in developing guidance, navigation, and control algorithms for spacecraft, aircraft, and underwater vehicles. Mr. Koenig has an M.S. in Computational Finance from Carnegie Mellon University, an M.S. in Electrical Engineering from the University of Arizona, and a B.S. in Aerospace Engineering from the University of Cincinnati. He is a member of the American Finance Association. He earned the Chartered Financial Analyst designation in 2003.

JOSEPH W. KREMER has been the portfolio manager of the FIFTH THIRD SMALL CAP VALUE FUND since November 2005, and is the Director of Small Cap Value Strategies. Mr. Kremer joined Fifth Third Asset Management in November 2005 as Senior Portfolio Manager of Small Cap Value Strategies. Mr. Kremer previously spent 3 1/2 years with Evergreen Asset Management, a subsidiary of Wachovia Bank, where he was a Regional Investment Manager. Prior to that, he worked for National City for 2 1/2 years, where he was a Senior Investment Officer. He has also worked for M&I Investment Management Corporation, a subsidiary of Marshall & Ilsley Corp. and has run his own investment management firm. Before beginning his investment career, Mr. Kremer was an assistant professor of finance at the University of Notre Dame, where he taught portfolio management and investment theory courses for six years and contributed to academic journals including the JOURNAL OF FINANCIAL AND QUANTITATIVE ANALYSIS and ADVANCES IN FUTURES AND OPTIONS RESEARCH. He has a Ph.D. in Business Administration with a major in Finance from the University of South Carolina, where his dissertation topic was the pricing of corporate warrants. His other degrees include an M.B.A. from the University of Wisconsin, a B.S. in Accounting and a B.A. in Economics, both CUM LAUDE, from the University of Delaware. He is a CFA charterholder and a CFP. Mr. Kremer earned the Charter Financial Analyst designation and is a Certified Financial Planner.


J. JEFFREY KRUMPELMAN has been the portfolio manager for the FIFTH THIRD DIVIDEND GROWTH FUND and the FIFTH THIRD STRATEGIC INCOME FUND since September 2005. He joined Fifth Third Asset Management, Inc. in August 2005 as the Director of Quality Core Strategies. Previously, Mr. Krumpelman spent six years with INVESCO National Asset Management, where he was a Managing Director and Portfolio Manager and managed three products with over $10 billion in assets. Prior to that, he was a Senior Portfolio Manager for First Union National Bank, where he managed over $300 million in private assets. Mr. Krumpelman graduated from DePauw University with a B.A. in Economics and holds an M.B.A. in Finance from Northwestern University. He earned the Chartered Financial Analyst designation in 1993 and has accumulated over 14 years of investment management experience.


PETER KWIATKOWSKI has been the portfolio manager of the FIFTH THIRD STRATEGIC INCOME FUND since February 2005 and portfolio manager of the FIFTH THIRD DIVIDEND GROWTH FUND since August 2005. He is currently a Portfolio Manager of Income Strategies of Fifth Third Asset Management, Inc. He joined Fifth Third Bank's Treasury Group in August 2001 with responsibility for structured finance/securitizations, investments, balance sheet management, and economic analysis. He moved in May 2003 to Fifth Third's Income Strategies Group, where he is responsible for strategic income, dividend growth, fixed income, and alternative income/quantitative strategies. He spent over two years beginning in April 1999 with Pacific Investment Management Company LLC (PIMCO) in various functions including as a Portfolio Analyst supporting the emerging markets and mortgage strategies. Mr. Kwiatkowski's previous experience includes seven years in real estate. He graduated summa cum laude from California State University at Long Beach with a B. S. in Finance, Real Estate and Law and earned the Chartered Financial Analyst designation in 2002.

DAVID R. LUEBKE has been the portfolio manager of the FIFTH THIRD MID CAP GROWTH FUND and the FIFTH THIRD SMALL CAP GROWTH FUND since August 2006. For the four years prior to joining Fifth Third, Mr. Luebke was Vice President and Senior Equity Analyst for Harbor Capital Management and then Fortis Investments, after its acquisition of Harbor, where he was responsible for covering the technology sector for small, mid and large cap stocks. Prior to joining Fortis, Mr. Luebke was Portfolio Manager and Equity Analyst at First American Asset Management and Piper Capital Management. Mr. Luebke graduated with honors (recipient of the Wall Street Journal Achievement Award) from the University of Minnesota with a Bachelor of Science degree in Business Administration. He also has an MBA in Finance from the Carlson School of Management. A Chartered Financial Analyst, Mr. Luebke has 9 years of investment experience.

MICHAEL J. MARTIN has been portfolio manager for the FIFTH THIRD MUNICIPAL BOND FUND and the FIFTH THIRD INTERMEDIATE MUNICIPAL BOND FUND since November 1997, of the FIFTH THIRD MICHIGAN MUNICIPAL BOND FUND since January 1995, and of the FIFTH THIRD OHIO MUNICIPAL BOND FUND since October 2001. Mr. Martin is the Managing Director of Tax Exempt Fixed Income for Fifth Third Asset Management, Inc. and has over twelve years of experience as a portfolio manager with FTAM and its predecessor, Lyon Street Asset Management Company. Mr. Martin earned his Chartered Financial Analyst designation in 1993. He earned his BS in Geological Engineering, with honors, from Michigan Technological University in 1983 and his MBA from Michigan State University in 1989.

FUND MANAGEMENT
--------------------------------------------------------------------------------


MARY JANE MATTS has been a portfolio manager of the FIFTH THIRD DISCIPLINED LARGE CAP VALUE FUND since July 2005. Prior to joining Fifth Third Asset Management, Inc. in July 2005, she spent 10 years in various functions with National City Bank. Most recently, from 2000 to 2005, she was Director of Research for the Wealth Management Group, which includes the Private Client Group and NatCity Investments, a brokerage firm. From 2001-2002, Ms. Matts served as the interim Chief Investment Officer for the Wealth Management Group. In 2003, Ms. Matts assisted in the transition of the management of the Armada value funds, while continuing to function as the Director of Research for the Wealth Management Group. Prior to that, Ms. Matts managed the Value Team on the institutional side. Before joining National City in 1995, Ms. Matts was the Director of Research at Society Asset Management, now known as Victory Capital Management. She has 19 years of investment experience. She earned a B.A. in Economics, cum laude and with honors, from Kenyon College and an M.B.A. from Case Western Reserve University. Ms. Matts earned the Chartered Financial Analyst designation in 1991.


MIRKO M. MIKELIC has been a portfolio manager of the FIFTH THIRD BOND FUND since April 2005 and of the FIFTH THIRD U.S. GOVERNMENT BOND FUND since November 2004. Mr. Mikelic joined Fifth Third Asset Management, Inc. as a Senior Analyst-Fixed Income in June 2003. Prior to joining Fifth Third, Mr. Mikelic was an international equity analyst at ReachCapital Management in Harrison, NY and wrote research reports for CCN LLC. Prior to CCN, Mr. Mikelic spent 3 years at Credit Suisse First Boston/DLJ where he was part of the Liability Management desk. Additionally, he worked in a mortgage sales capacity with many of the largest fixed income managers globally. Previous to DLJ, Mr. Mikelic spent two years with Morgan Stanley as a Fixed Income Associate on the Mortgage Research & Trading desks. Mr. Mikelic received a BA degree in Chemistry/Physics at Kalamazoo College as well as a BSEE from Wayne State University. Mr. Mikelic also completed an MA in International Political Economy/Relations and later an MBA in Analytic Finance and Accounting from the University of Chicago. In between his MA and MBA, Mr. Mikelic was a consultant for Information Resources, designing multidimensional OLAP databases.


TED MOORE joined Fifth Third Asset Management, Inc. in August 2006, and has been a portfolio manager for the FIFTH THIRD SMALL CAP VALUE FUND since August 2006. Mr. Moore has ten years of investment experience and, prior to joining Fifth Third, he served as an Equity Research Analyst with National City Private Client Group for six years and a small and mid cap stock analyst for both Driehaus Capital Management and Morgan Keegan & Co. Mr. Moore earned a BA in history from Williams College, an M.B.A. in finance from Indiana University, and earned the Chartered Financial Analyst designation in 2000.

DANIEL O'NEILL has been the portfolio manager of the FIFTH THIRD MICRO CAP VALUE FUND since April 2005. Prior to joining Fifth Third Asset Management, Inc., Mr. O'Neill spent four years as an equity analyst focused on the Consumer/Retail sector for DB Advisors, LLC and Granite Capital International Group, LP. Previously, he was a sell-side analyst at Credit Suisse First Boston where he followed the Leisure Industry for two years. Before attending business school, Mr. O'Neill was an equity analyst at Clarion Management Ltd for four years. Mr. O'Neill received his B.S. in Industrial and Labor Relations from Cornell University and his MBA from Columbia Business School, where he was elected to the Beta Gamma Sigma Honor Society. He earned the Chartered Financial Analyst designation in 1997.

SARAH M. QUIRK has been the portfolio manager for the FIFTH THIRD MICHIGAN MUNICIPAL BOND FUND, the FIFTH THIRD MUNICIPAL BOND FUND and the FIFTH THIRD INTERMEDIATE MUNICIPAL BOND FUND since May 1998, and of the FIFTH THIRD OHIO MUNICIPAL BOND FUND since May 2005. Ms. Quirk is a Senior Portfolio Manager of Tax Exempt Fixed Income for Fifth Third Asset Management, Inc. and has over twenty-one years of investment experience. Prior to joining Fifth Third Asset Management, Inc.'s predecessor, Lyon Street Asset Management, in January 1998, Ms. Quirk managed a Michigan municipal money market fund and spent fifteen years in the municipal bond industry as a municipal bond trader. She earned her BS degree in finance in 1979 from Ball State University and her MBA from The University of Notre Dame in 1997.

SUNIL M. REDDY has been the portfolio manager for the FIFTH THIRD TECHNOLOGY FUND since inception in June 2000. Mr. Reddy is a Senior Portfolio Manager of Large Cap Growth Strategies for Fifth Third Asset Management, Inc. Since 1997, he has been an Equity Analyst covering semiconductor, semiconductor equipment, enterprise hardware and software sectors at Fifth Third Bank. Prior to 1997, he was a portfolio manager at a large Midwestern bank. He earned his Chartered Financial Analyst designation in 1996 and has over fourteen years of investment experience. Mr. Reddy earned a BS in Electrical Engineering from The Ohio State University and a MBA from Case Western Reserve University.

CHRISTIAN L. RIEDDLE has been a portfolio manager of the FIFTH THIRD BOND FUND, the FIFTH THIRD INTERMEDIATE BOND FUND and the FIFTH THIRD U.S. GOVERNMENT BOND FUND since March 2003. Mr. Rieddle joined Fifth Third Asset Management, Inc. as a Senior Portfolio Manager of Taxable Fixed Income in August 2002. Prior to joining Fifth Third Asset Management, Inc., he spent nearly four years as a Trust Officer and Portfolio Manager with First Indiana Bank. From 1989 through 1998, Mr. Rieddle was an Institutional Portfolio Manager with Bank One and its predecessor institutions. Mr. Rieddle graduated from Indiana University-Bloomington with a B.S. degree in Business in May 1979, and a Masters of Business Administration degree in May 1982. Mr. Rieddle earned his Chartered Financial Analyst designation in 1993.

FUND MANAGEMENT
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MITCHELL L. STAPLEY has been the portfolio manager of the FIFTH THIRD BALANCED FUND (fixed income portion) since August 2002, of the FIFTH THIRD INTERMEDIATE BOND FUND since November 1992, of the FIFTH THIRD U.S. GOVERNMENT BOND FUND since October 2001, of the FIFTH THIRD SHORT TERM BOND FUND since November 1996, of the FIFTH THIRD BOND FUND since March 1995, of the FIFTH THIRD HIGH YIELD BOND FUND since November 2005, and the portfolio manager of the FIFTH THIRD LIFEMODEL FUNDS SM since August 2006. Mr. Stapley, Chief Fixed Income Officer for Fifth Third Asset Management, Inc., is responsible for all fixed income management and trading. Mr. Stapley has been with Fifth Third since December 1988 and has over twenty-two years of portfolio management experience. Prior to joining Fifth Third, Mr. Stapley was Manager of Short Term Investments/Foreign Exchange Exposure at Navistar International Corporation in Chicago, where he was responsible for both investment strategy and implementation and foreign exchange hedging and trading. Prior to joining Navistar, Mr. Stapley served as a Portfolio Manager for William Wrigley Jr. Company in Chicago. He earned the Chartered Financial Analyst designation in 1994 and received his BS degree in Economics and Political Science, with honors, from Albion College in 1981. Mr. Stapley is a member of the Detroit Bond Club.

JILL A. THOMPSON has been the portfolio manager of the FIFTH THIRD SMALL CAP GROWTH FUND since July 2005, and has been the portfolio manager of the FIFTH THIRD MID CAP GROWTH FUND since August 2006. Ms. Thompson joined Fifth Third Asset Management in March 2005 as Portfolio Manager on the firm's small and mid cap growth products. Before joining Fifth Third, Ms. Thompson served as co-portfolio manager of KB Growth Advisors' small cap growth product for five years. Prior to that, she was with US Bancorp Piper Jaffray for ten years, where she served as co-portfolio manager of US Bancorp Asset Management/Piper Capital Management's small and mid cap growth products. A Chartered Financial Analyst, Ms. Thompson graduated from St. Cloud State University with a Bachelor of Science in Finance. Ms. Thompson has 17 years of investment experience.

MICHAEL P. WAYTON has been a portfolio manager of the FIFTH THIRD EQUITY INDEX FUND and the FIFTH THIRD LARGE CAP CORE FUND since February 2005. Mr. Wayton is a Portfolio Manager of Quantitative Strategies for Fifth Third Asset Management, Inc. Prior to joining Fifth Third in December 2004, he spend 4 1/2 years as a quantitative analyst for the National City Investment Management Company where he was responsible for the management of the firm's passive assets and the development of quantitative equity models. Prior to that, he spend 1 1/2 years in National City's personal trust department. Mr. Wayton earned the Chartered Financial Analyst designation in 2005. Mr. Wayton earned a BSBA in finance from The Ohio State University.

E. KEITH WIRTZ has been the portfolio manager of the FIFTH THIRD INTERNATIONAL EQUITY FUND since November 2003, and the portfolio manager of the FIFTH THIRD LIFEMODEL FUNDS (SM) since August 2006. Mr. Wirtz joined Fifth Third Asset Management, Inc. as the President and Chief Investment Officer and Fifth Third Bank as the Chief Investment Officer in March 2003. From 2000 through March 2003, Mr. Wirtz was the President and Chief Executive Officer of Paladin Investment Associates, LLC, an investment management firm. From 1999 to 2000, Mr. Wirtz was the President and Chief Executive Officer of Investment Advisers, Inc., an investment management subsidiary of Lloyds TSB. From 1981 to 1999, Mr. Wirtz held a variety of investment management positions at Bank of America Corp.

DAVID L. WITHROW has been the portfolio manager the FIFTH THIRD SHORT TERM BOND FUND since May 2002 and of the FIFTH THIRD INTERMEDIATE BOND FUND since April 2004. He joined Fifth Third Bank's Investment Advisors Division in 1999 as a senior fixed income portfolio manager for actively managed institutional accounts. Prior to joining Fifth Third, he spent over 10 years as a fixed income portfolio manager with Prime Capital Management. Mr. Withrow graduated from Anderson University and earned a BA in Economics. Mr. Withrow earned his Chartered Financial Analyst designation in 1993.

PATRICIA YOUNKER has been a portfolio manager for the FIFTH THIRD municipal money market funds since October 2001 and has been a portfolio manager for the FIFTH THIRD MICHIGAN MUNICIPAL BOND FUND, the FIFTH THIRD MUNICIPAL BOND FUND, the FIFTH THIRD INTERMEDIATE MUNICIPAL BOND FUND, and the FIFTH THIRD OHIO MUNICIPAL BOND FUND since November 29, 2006. Ms. Younker has been a Senior Portfolio Manager for Fifth Third Asset Management, Inc. Ms. Younker has 20 years of experience within the investment department of FTAM and its predecessor, Lyon Street Asset Management Company. Ms. Younker graduated from Davenport University with a B.S. in Business Administration.

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

ANN D. THIVIERGE has served as portfolio manager for the FIFTH THIRD INTERNATIONAL EQUITY FUND since November 1995. She joined Morgan Stanley in 1986. Pior to 1995, Ms. Thivierge was a senior professional in Morgan Stanley Investment Management's (MSIM) Fiduciary Group, advising large pension plans and family trusts on asset allocation and manager selection. In 1997, Ms. Thivierge was named managing director and has been a member of MSIM's Asset Allocation Committee since 1998. Ms. Thivierge graduated from James Madison College, Michigan State University with a B.A. in International Relations and earned her M.B.A. in finance from Stern Business School, New York University in 1992. Ms. Thivierge is on the Board of Highbridge Voices, an afterschool choir program serving over 200 children in the Bronx.

FUND MANAGEMENT
--------------------------------------------------------------------------------

FORT WASHINGTON INVESTMENT ADVISORS, INC.


J. KEVIN SEAGRAVES, CFA is a Chartered Financial Analyst and has served as portfolio manager for the FIFTH THIRD HIGH YIELD BOND FUND since its inception in November, 2005. Mr. Seagraves has served as a Senior Credit Analyst for Fixed Income and Credit Research at Fort Washington since 2003. From 1998-2003, Mr. Seagraves was a Senior Analyst at Summit Investment Partners. From 1996-1998, Mr. Seagraves was a Credit Team Leader and Credit Analyst at National City Bank. Mr. Seagraves earned a BS in Finance from Miami University.

BRENDAN M. WHITE, CFA is a Chartered Financial Analyst and has served as portfolio manager for the FIFTH THIRD HIGH YIELD BOND FUND since its inception in November, 2005. Mr. White is currently a Managing Director and Senior Portfolio Manager of Fort Washington and was previously a Vice President and Senior Portfolio Manager of Fort Washington. He has worked for Fort Washington since 1993 and has over 15 years of fixed-income management experience. Mr. White holds an MBA from Xavier University and a BS in Finance from The Ohio State University.


The SAI provides additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of securities in the Funds.

PORTFOLIO HOLDINGS
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The Funds have established policies and procedures with respect to the disclosure of the Funds' portfolio holdings. A description of the policies and procedures is provided in the Statement of Additional Information. The Funds will publicly disclose their portfolio holdings, as reported on a week-end basis, by posting this information on the Trust's website (www.fifththirdfunds.com), in the section entitled "Annual Reports and Other Information". The schedules will consist of the following information about each security (other than cash positions) held by the Funds as of the relevant week-end: CUSIP number, the name of the issuer, number of shares or aggregate par value held, and the traded market value. This information will be posted on the Tuesday following the relevant week's end, and will remain accessible on the website until the next week's information is posted.


SHAREHOLDER INFORMATION
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PURCHASING AND SELLING FUND SHARES
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PRICING FUND SHARES

The price of Fund shares is based on the Fund's Net Asset Value (NAV). The value of each portfolio instrument held by the Funds is determined by using market prices, where available, and fair market value. Under special circumstances, such as when an event occurs after the close of the exchange on which a Fund's portfolio securities are principally traded, but prior to 4:00 p.m. Eastern Time, which, in the investment manager's opinion has materially affected the price of those securities, the Fund may use fair value pricing. There is no guarantee that the value determined for a particular security would be the value realized upon sale of the security. Each Fund's NAV is calculated at 4:00 p.m. Eastern Time each day the New York Stock Exchange is open for regular trading. Each Fund's NAV may change on days when shareholders will not be able to purchase or redeem Fund shares. The Funds will be closed on the following holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas.

ADDITIONAL INFORMATION ABOUT PRICING FUND SHARES


Shares of the Funds are sold through financial intermediaries who have entered into sales agreements with Fifth Third Funds Distributor, Inc., the Funds' Distributor. The trust has authorized one or more brokers to receive on its behalf purchase or redemption orders. These brokers are authorized to designate other intermediaries to act in this capacity. Orders received prior to the close of the New York Stock Exchange by a financial intermediary that has been authorized to accept orders on the Trust's behalf will be deemed accepted by the Trust the same day and will be executed at that day's closing share price. Each financial intermediary's agreement with the Trust permits the financial intermediary to transmit orders received by the financial intermediary prior to the close of regular trading on the New York Stock Exchange to the Trust after that time and allows those orders to be executed at the closing share price calculated on the day the order was received by the financial intermediary.

SHAREHOLDER INFORMATION
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The purchase or sale of Fund shares through financial intermediaries may be subject to transaction fees or other different or additional fees than those otherwise disclosed in this Prospectus.


ABUSIVE TRADING PRACTICES
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In order to protect shareholders, the Funds discourage excessive short-term or other abusive trading practices that can increase transactional expenses, produce adverse tax consequences, or interfere with the efficient execution of portfolio management strategies. The Funds may reject purchases or exchanges, or terminate purchase or exchange privileges where excessive short-term or other abusive trading practices are detected. Certain accounts ("omnibus accounts") include multiple investors and such accounts typically provide the Funds with a net purchase or redemption request on any given day where purchasers of Fund shares and redeemers of Fund shares are netted against one another and the identity of individual purchasers and redeemers whose orders are aggregated are not known by the Funds. While the Funds monitor for excessive short-term or other abusive trading practices, there can be no guarantee that the Funds will be successful in identifying this activity, particularly with respect to activity occurring within omnibus accounts.

The Trustees have approved policies and procedures designed to detect and prevent short-term trading activity and other abusive trading activity in Fund shares. First, when a market quotation is not readily available for a security, the Funds are exposed to the risk that investors may purchase or redeem shares at a net asset value that does not appropriately reflect the value of the underlying securities. The Funds seek to deter and prevent this activity, sometimes referred to as "stale price arbitrage", by the appropriate use of "fair value" pricing of the Funds' portfolio securities. Second, the Funds seek to monitor shareholder account activities in order to detect and prevent excessive and disruptive trading practices. Personnel responsible for detecting short-term trading activity (the "Trading Monitor") in the Funds' shares is responsible for (i) rejecting any purchase or exchange, or (ii) terminating purchase or exchange privileges if, in the judgment of the Trading Monitor, the transaction would adversely affect a Fund or its shareholders. The Funds recognize that the Trading Monitor will not always be able to detect or prevent short-term or other abusive trading practices, particularly with respect to activity occurring within omnibus accounts.

PURCHASING AND ADDING TO YOUR SHARES
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You may purchase shares on days when the Funds are open for business. Your purchase price will be the next NAV after your purchase order, completed application and full payment have been received by the Funds, its transfer agent, or other servicing agent. All orders must be received by the Funds or its transfer agent prior to 4:00 p.m. Eastern Time in order to receive that day's NAV.

Institutional shares may only be purchased through the Trust and Investment Department of Fifth Third Bank, Fifth Third Securities, Inc.--Institutional Investment Division, qualified employee retirement plans subject to minimum requirements that may be established by the distributor of Fund shares, or broker-dealers, investment advisers, financial planners or other financial institutions which have an agreement with the Funds to place trades for themselves or their clients for a fee. In order to purchase Institutional shares through one of those entities, you must have an account with it. That account will be governed by its own rules and regulations, which may be more stringent than the rules and regulations governing an investment in the Funds, and you should consult your account documents for full details. Your shares in the Funds may be held in an omnibus account in the name of that institution.

SHAREHOLDER CONTACT INFORMATION

For accounts held at the Funds, please call 1-800-282-5706, or write to Fifth Third Funds, P.O. Box 182706, Columbus, Ohio 43218-2706 or via express mail to:
Fifth Third Funds, c/o BISYS Fund Services, 3435 Stelzer Road, Columbus, Ohio 43219-3035.

For account holders at other financial institutions, contact your investment representative at your financial institution.

The entity through which you are purchasing your shares is responsible for transmitting the order to the Funds and it may have an earlier cut-off time and different trading and exchanging policies. Consult that entity for specific information. Some policy differences may include:

o     minimum investment requirements

o     exchange policies

o     cutoff time for investments


o     redemption fees

If your purchase order has been received by the Funds prior to the time designated by the Funds for receiving orders, you will receive the dividend, if any, declared for that day.

SHAREHOLDER INFORMATION
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INVESTMENT AMOUNTS

The minimum initial investment in Institutional shares of the Funds offered by this Prospectus (except for the Equity Index Fund) is $1,000. An Institutional shareholder's minimum investment cannot be calculated by combining all accounts she/he maintains with Fifth Third Funds -- rather, the shareholder must meet the minimum amount for each fund in which she/he wishes to invest. The minimum initial investment in Institutional shares of the Equity Index Fund is $5,000,000. Subsequent investments must be in amounts of at least $50.

All purchases must be in U.S. dollars. A fee may be charged for any checks that do not clear. The Funds reserve the right to reject cash, third-party checks, starter checks, traveler's checks and credit card convenience checks. Money orders are not accepted. All checks should be made payable to the Fifth Third Funds.

The Funds may reject a purchase order for any reason. The Funds reserve the right to waive the minimum investment.

For details, contact the Trust toll free at 1-800-282-5706 or write to: Fifth Third Funds, P.O. Box 182706, Columbus, Ohio 43218-2706, or by express mail to:
Fifth Third Funds, 3435 Stelzer Road, Columbus, Ohio 43219.

AVOID WITHHOLDING TAX

Each Fund is required to withhold a portion of taxable dividends, capital gains distributions and redemptions paid to any shareholder who has not provided the Fund with his or her certified Taxpayer Identification Number (your Social Security Number for individual investors) or otherwise fails to comply with IRS rules. Shareholders are urged to read the additional information concerning withholding provided in the SAI.

CUSTOMER IDENTIFICATION INFORMATION

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens a new account, and to determine whether such person's name appears on government lists of known or suspected terrorists and terrorist organizations.

As a result, the Funds must obtain the following information for each person that opens a new account:

      o   Name;

      o   Date of birth (for individuals);

      o Residential or business street address (although post office boxes are still permitted for mailing); and

      o Social security number, taxpayer identification number, or other identifying number.

You may also be asked for a copy of your driver's license, passport or other identifying document in order to verify your identity. In addition, it may be necessary to verify your identity by cross-referencing your identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities. Federal law prohibits the Funds and other financial institutions from opening a new account unless they receive the minimum identifying information listed above. After an account is opened, the Funds may restrict your ability to purchase additional shares until your identity is verified. The Funds may close your account or take other appropriate action if they are unable to verify your identity within a reasonable time. If your account is closed for this reason, your shares will be redeemed at the NAV next calculated after the account is closed.

SELLING YOUR SHARES
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You may sell your shares on days when the Funds are open for business. Your sales price will be the next NAV after your sell order is received by the Funds, its transfer agent, or other servicing agent. All orders must be received prior to the time the Fund calculates its NAV in order to receive that day's NAV. If your order has been received by the Fund prior to the time the Fund calculates its NAV, and your shares have been sold, you will not receive the dividend, if any, declared for that day. Normally you will receive your proceeds within a week after your request is received.

In order to sell your shares, call the Trust and Investment Department at Fifth Third Bank, Fifth Third Securities, Inc.--Institutional Investment Division, the sponsor of your qualified employee retirement plan or the broker-dealer, investment adviser, financial planner or other institution through which you purchased your shares.

SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------

The entity through which you are selling your shares is responsible for transmitting the order to the Funds, and it may have an earlier cut-off for sale requests. Consult that entity for specific information. If your sell order has been received by the Funds prior to the time designated by the Funds for receiving orders on a specific day, you will not receive the dividend, if any, declared for that day. See "Shareholder Contact Information" above.

For accounts held at the Funds, please call 1-800-282-5706, or write to Fifth Third Funds, P.O. Box 182706, Columbus, Ohio 43218-2706 or via express mail to:
Fifth Third Funds, c/o BISYS Fund Services, 3435 Stelzer Road, Columbus, Ohio 43219-3035.


For account holders at other financial institutions, contact your investment representative at your financial institution.

In certain circumstances, shares may be sold only by written request, accompanied by a signature guarantee.

REDEMPTIONS IN WRITING REQUIRED

You must request redemption in writing and obtain a signature guarantee if:

     o    The address on file has been changed in the last 10 business days.
     o    The check is not being mailed to the address on your account.
     o    The check is not being made payable to the owner of the account.
     o You are requesting a redemption with electronic or wire transfer payment and have not previously established this option on your account.

You may obtain a signature guarantee from a financial institution, such as a bank, broker-dealer, or credit union, or from members of the Securities Transfer Agents Medallion Program (STAMP), New York Stock Exchange Medallion Signature Program (MSP), or Stock Exchanges Medallion Program (SEMP). Members of the STAMP, MSP, and SEMP are subject to dollar limitations, which must be considered when requesting their guarantee. The Transfer Agent may reject any signature guarantee if it believes the transaction would otherwise be improper.

POSTPONEMENT OF REDEMPTION PAYMENTS


Federal securities law permits any Fund to delay sending to you redemption proceeds for up to seven days if the Fund believes that a redemption would disrupt its operation or performance. Under unusual circumstances, the law also permits the Fund to delay sending redemption payments during any period when (a) trading on the NYSE is restricted by applicable rules and regulations of the SEC, (b) the NYSE is closed for other than customary weekend and holiday closings, (c) the SEC has by order permitted such suspension, or (d) an emergency exists as determined by the SEC.

REDEMPTION IN KIND

If, during any 90 day period, you redeem Fund shares worth more than $250,000 (or 1% of a Fund's net asset value if that amount is less than $250,000), the Funds reserve the right to pay part or all of the redemption proceeds in excess of these amounts in readily marketable securities instead of in cash.

REDEMPTIONS WITHIN 15 DAYS OF INVESTMENT - SHARES PURCHASED BY CHECK


When you have made your investment by check, you cannot redeem any portion of it until the Transfer Agent is satisfied that the check has cleared (which may require up to 15 business days). You can avoid this delay by purchasing shares with a certified check, or by wire.

UNDELIVERABLE OR UNCASHED CHECKS

Any check tendered in payment of a redemption transaction that cannot be delivered by the post office or which remains uncashed for more than six months may be reinvested in the shareholder's account at the then-current NAV.

Any check tendered in payment of dividends or other distributions that cannot be delivered by the post office or which remains uncashed for more than six months may be reinvested in the shareholder's account at the then-current NAV, and the dividend option may be changed from cash to reinvest. Distributions are reinvested on the ex- date at the NAV determined at the close of business on that date. No interest will accrue on amounts represented by uncashed redemption checks.

SHAREHOLDER INFORMATION
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CLOSING OF SMALL ACCOUNTS

If your account falls below $1,000 because of redemptions, the Fund may ask you to increase your balance. If it is still below the minimum after 30 days, the Fund may close your account and send you the proceeds at the current NAV.


EXCHANGING YOUR SHARES
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You may exchange your Institutional shares for Institutional shares of any other Fifth Third Fund. No transaction fees are charged for exchanges. Be sure to read the Prospectus carefully of any Fund into which you wish to exchange shares.

You must meet the minimum investment requirements for the Fund into which you are exchanging. Exchanges from one Fund to another are taxable for investors subject to federal or state income taxation.

INSTRUCTIONS FOR EXCHANGING SHARES

For accounts held at the Funds, please call 1-800-282-5706, or write to Fifth Third Funds, P.O. Box 182706, Columbus, Ohio 43218-2706 or via express mail to:
Fifth Third Funds, c/o BISYS Fund Services, 3435 Stelzer Road, Columbus, Ohio 43219-3035.

For account holders at other financial institutions, contact your investment representative at your financial institution.

NOTES ON EXCHANGES

In order to prevent excessive short-term or other abusive trading practices, the Funds may reject exchanges, or change or terminate rights to exchange shares at any time.

Shares of the new Fund must be held under the same account name, with the same registration and tax identification numbers, as shares of the old Fund.


The Exchange Privilege may be changed or eliminated at any time.


The Exchange Privilege is available only in states where shares of the Funds may be sold.

All exchanges are based on the relative net asset value next determined after the exchange order is received by the Funds.

DIVIDENDS AND CAPITAL GAINS
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All dividends and capital gains will be automatically reinvested unless you request otherwise. You can receive them in cash or by electronic funds transfer to your bank account if you are not a participant in an IRA account or in a tax qualified plan. There are no sales charges for reinvested distributions.

Distributions are made on a per share basis regardless of how long you've owned your shares. Therefore, if you invest shortly before the distribution date, some of your investment will be returned to you in the form of a taxable distribution.

Dividends, if any, are DECLARED DAILY AND PAID MONTHLY by the Strategic Income Fund.

Dividends, if any, are DECLARED AND PAID MONTHLY by the following Funds: Fifth Third High Yield Bond Fund, Fifth Third Bond Fund, Fifth Third Intermediate Bond Fund, Fifth Third Short Term Bond Fund, Fifth Third U.S. Government Bond Fund, Fifth Third Municipal Bond Fund, Fifth Third Intermediate Municipal Bond, Fifth Third Ohio Municipal Bond Fund and Fifth Third Michigan Municipal Bond Fund.

Dividends, if any, are DECLARED AND PAID QUARTERLY by the following Funds: Fifth Third Mid Cap Growth Fund, Fifth Third Quality Growth Fund, Fifth Third Large Cap Core Fund, Fifth Third Equity Index Fund, Fifth Third Balanced Fund, Fifth Third Micro Cap Value Fund, Fifth Third Multi Cap Value Fund, Fifth Third Disciplined Large Cap Value Fund, Fifth Third LifeModel Aggressive Fund SM, Fifth Third LifeModel Moderately Aggressive Fund SM, Fifth Third LifeModel Moderate Fund SM, Fifth Third LifeModel Moderately Conservative Fund SM, Fifth Third LifeModel Conservative Fund SM, Fifth Third Dividend Growth Fund and Fifth Third Technology Fund.

Dividends, if any, are DECLARED AND PAID ANNUALLY by the following Funds: Fifth Third Small Cap Growth Fund, Fifth Third Small Cap Value Fund, and Fifth Third International Equity Fund.

Capital gains, if any, are distributed at least annually.

SHAREHOLDER INFORMATION
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As discussed in detail in the Statement of Additional Information, if a Fund makes a distribution in excess of its current and accumulated "earnings and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of a Shareholder's tax basis in Fund shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the Shareholder's tax basis in the shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition of those shares. The Fifth Third Strategic Income Fund is particularly susceptible to this possibility because it may, at times in its discretion, pay out less than the entire amount of net investment income earned in any particular period and may at times pay out such accumulated undistributed income in addition to net investment income earned in other periods in order to permit the Fund to maintain a more stable level of distributions. As a result, the dividend paid by the Fund to shareholders for any particular period may be more or less than the amount of net investment income earned by the Fund during such period. The Fund is not required to maintain a stable level of distributions to shareholders.

EXPENSES
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The expenses for investing in funds of funds, like the LifeModel Funds SM, are generally higher than those for mutual funds that do not invest primarily in other mutual funds. This is because shareholders in a fund of funds indirectly pay a portion of the fees and expenses charged at the underlying fund level. To lessen the impact of expenses incurred at the underlying fund level, the LifeModel Funds SM invest in Institutional shares of the underlying funds, which are not subject to any sales charge or distribution/service (12b-1) fees.

TAXATION
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FEDERAL INCOME TAX

TAXATION OF SHAREHOLDER TRANSACTIONS


A sale, exchange or redemption of Fund shares generally will result in a taxable gain or loss to the shareholder.

TAXATION OF DISTRIBUTIONS

Each Fund expects to distribute substantially all of its net investment income (including net realized capital gains and tax-exempt interest income, if any) to its shareholders at least annually. Unless otherwise exempt or as discussed below, shareholders are required to pay federal income tax on any dividends and other distributions, including capital gains distributions received. This applies whether dividends and other distributions are received in cash or reinvested in additional shares. For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long a shareholder has owned his or her shares. Distributions of net capital gain (that is, the excess of net long-term capital gains over net short-term capital losses) from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends will be taxable as long-term capital gains. Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable as ordinary income. Distributions of investment income designated by the Fund as derived from "qualified dividend income" will be taxed at the rates applicable to long-term capital gains, provided holding period and other requirements are met at both the Shareholder and Fund level. The fixed income funds do not expect a significant portion of Fund distributions to be derived from qualified dividend income. An Asset Allocation Fund will not be able to offset gains realized by one Fund in which it invests against losses realized by another Fund in which it invests until it disposes of shares of the Fund that realized such losses. The use of a fund-of-funds structure could therefore affect the amount, timing and character of distributions to shareholders and increase the amount of taxes payable by shareholders. Distributions are taxable to shareholders even if they are paid from income or gains earned by a Fund before a shareholder's investment (and thus were included in the price paid). See the Statement of Additional Information for further details.


FOREIGN INVESTMENTS

If a Fund invests in foreign securities, please note that investment income received by the Fund from sources within foreign countries may be subject to foreign taxes withheld at the source which may decrease the yield of such investments. The United States has entered into tax treaties with many foreign countries that entitle the Fund to reduce tax rates or exemption on this income. The effective rate of foreign tax cannot be predicted since the amount of the Fund's assets to be invested within various countries is unknown. However, Fifth Third International Equity Fund intends to operate so as to qualify for treaty-reduced tax rates where applicable.


Fifth Third International Equity Fund intends to qualify so as to be eligible to elect to "pass through" to its shareholders foreign income taxes that it pays. If Fifth Third International Equity Fund makes that election, a shareholder must include its share of those taxes in gross income as a distribution from the Fund and will be allowed to claim a credit (or a deduction, if that shareholder itemizes deductions) for such amounts on its U.S. federal income tax return, subject to certain limitations. In general, shareholders in other Funds investing in foreign

SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------


securities will not be entitled to claim a credit or deduction for foreign taxes on their U.S. federal income tax returns. There are, some exceptions, however. Shareholders should consult their tax advisors for more information with respect to their individual circumstances.

In addition, foreign investment may prompt a Fund to distribute ordinary income more frequently or in greater amounts than purely domestic funds, which could increase a shareholder's tax liability.

ADDITIONAL TAX INFORMATION FOR FIFTH THIRD MICHIGAN MUNICIPAL BOND FUND, FIFTH THIRD OHIO MUNICIPAL BOND FUND, FIFTH THIRD MUNICIPAL BOND FUND, FIFTH THIRD INTERMEDIATE MUNICIPAL BOND FUND (THE "MUNICIPAL SECURITIES FUNDS")

If, at the end of each quarter of its taxable year, at least 50% of the value of a Fund's assets consists of obligations the interest on which is exempt from federal income tax, the Fund may pay "exempt-interest dividends" to its shareholders. Generally, exempt-interest dividends will be excluded from gross income for federal income tax purposes but may be subject to federal alternative minimum tax and state and local taxes. Exempt-interest dividends attributable to investments in certain "private activity" bonds will be treated as tax preference items in computing the alternative minimum tax. Also, a portion of all other exempt-interest dividends earned by a corporation may be subject to the alternative minimum tax.

If a shareholder receives an exempt-interest dividend with respect to any share and such share is held by the shareholder for six months or less, any loss on the sale or exchange of such share will be disallowed to the extent of the amount of such exempt-interest dividend. In certain limited instances, the portion of Social Security or Railroad Retirement benefits that may be subject to federal income taxation may be affected by the amount of tax-exempt interest income, include exempt-interest dividends, received by a shareholder. Shareholders who receive Social Security or Railroad Retirement benefits, should consult their tax advisors to determine what effect, if any, an investment in the Funds may have on the federal taxation of their benefits.


Interest income from certain types of municipal securities may be subject to federal alternative minimum tax. To the extent a Fund invests in those securities, individual shareholders, depending on their own tax status, may be subject to alternative minimum tax on that part of the Fund's distributions derived from those securities.


Distributions, if any, derived from net capital gains will generally be taxable to shareholders as long-term capital gains. The Municipal Securities Funds may pay such capital gains distributions from time to time. Dividends, if any, derived from taxable interest income and any distributions of short-term capital gains will be taxable to shareholders as ordinary income.

The Municipal Securities Funds may invest as much as 100% of their assets in municipal securities issued to finance private activities, the interest on which is a tax preference item for purposes of the alternative minimum tax.

Interest on indebtedness incurred by a shareholder to purchase or carry shares of the Municipal Securities Funds generally will not be deductible for federal income tax purposes.

STATE AND LOCAL TAXES

Shareholders may also be subject to state and local taxes on distributions and redemptions. Under state or local law, distributions of investment income may be taxable to shareholders as dividend income even though a substantial portion of such distribution may be derived from interest excluded from gross income for federal income tax purposes that, if received directly, would be exempt from such income taxes. State laws differ on this issue, and shareholders are urged to consult their own tax advisors regarding the taxation of their investments under state and local tax laws.

Dividends from Fifth Third Ohio Municipal Bond Fund representing interest on obligations held by that Fund which are issued by the State of Ohio, political or governmental subdivisions thereof as defined in Section 5709.76(D)(10) of the Ohio Revised Code, or nonprofit corporations authorized to issue public securities for or on behalf of Ohio or a subdivision or agencies or instrumentalities of Ohio or its political subdivisions ("Ohio Obligations") are exempt from Ohio personal income tax as well as Ohio municipal or school district income taxes. Corporate shareholders that are subject to the Ohio corporation franchise tax may exclude such dividends from the Fund from the net income base of the Ohio Corporation franchise tax.

Distributions with respect to shares of the Fifth Third Ohio Municipal Bond Fund properly attributable to profit on the sale, exchange or other disposition of Ohio Obligations will not be subject to Ohio personal income tax, the Ohio commercial activity tax, or municipal or school district income taxes in Ohio and will not be included in the net income base of the Ohio corporation franchise tax. Distributions attributable to other sources generally will not be exempt from Ohio personal income tax, municipal or school district income taxes in Ohio or the net income base of the Ohio corporation franchise tax.

SHAREHOLDER INFORMATION
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Although the Fund distributions described above attributable to interest on, and any profit from the sale, exchange or other disposition of, Ohio Obligations are excludable from the net income base of the Ohio corporation franchise tax, the value of all Fund shares may be included in the net worth base of the Ohio corporation franchise tax.

This discussion of Ohio taxes assumes that the Fifth Third Ohio Municipal Bond Fund will continue to qualify as a regulated investment company under the Internal Revenue Code and that at all times at least 50% of the value of the total assets of the Fund consists of Ohio Obligations or similar obligations of other states or their subdivisions.


Shareholders of the Fifth Third Ohio Municipal Bond Fund should consult with their tax advisers about other state and local tax consequences of their investments in the Fund.

If a shareholder receives an exempt-interest dividend with respect to any share and such share is held by the shareholder for six months or less, any loss on the sale or exchange of such share will be disallowed to the extent of the amount of such exempt-interest dividend. In certain limited instances, the portion of social security benefits that may be subject to federal income taxation may be affected by the amount of tax-exempt interest income, include exempt-interest dividends, received by a shareholder.


Interest income from certain types of municipal securities may be subject to federal alternative minimum tax. To the extent either Fund invests in those securities, individual shareholders, depending on their own tax status, may be subject to alternative minimum tax on that part of the Fund's distributions derived from those securities.


Because the Fifth Third Michigan Municipal Bond Fund intends to invest substantially all of its assets in tax-exempt obligations of the State of Michigan or its political subdivisions, shareholders who are subject to Michigan state income tax will generally not be subject to tax on dividends paid by these Funds to the extent that the dividends are attributable to interest income from these obligations. Shareholders should consult their tax advisors regarding the tax status of distributions in their state and locality.

This is a brief summary of certain income tax consequences relating to an investment in the Funds. The Statement of Additional Information provides further details regarding taxation. Shareholders are urged to consult their own tax advisors regarding the taxation of their investments under federal, state and local tax laws.


ADDITIONAL COMPENSATION TO SERVICING AGENTS

The Advisor and/or its affiliates may pay amounts from their own assets to selling or servicing agents of the Funds for distribution-related activities, shareholder servicing, or other services they provide. These amounts may be fixed dollar amounts, a percentage of sales, a percentage of assets, or any combination thereof, and may be up-front or ongoing payments or both. Agents may agree to provide a variety of shareholder servicing services, marketing related services, or access advantages to the Funds, including, for example, presenting the Funds on "approved" or "select" lists, in return for these payments. Selling or servicing agents, in turn, may pay some or all of these amounts to their employees who recommend or sell Fund shares or allocate or invest client assets among different investment options.

In addition, the Advisor and/or its affiliates may pay amounts from their own assets for services provided and costs incurred by third parties of a type that would typically be provided or incurred directly by Fifth Third Funds' transfer agent. The Fifth Third Funds also may pay amounts to third party intermediaries, including selling and servicing agents, for providing these types of services or incurring these types of costs.

FINANCIAL HIGHLIGHTS
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The financial highlights table is intended to help you understand the Funds' financial performance for the past five years or the period of each Fund's operations, if shorter. Certain information reflects financial results for a single Fund share. The total returns in the tables represent the rate that an investor would have earned or lost on an investment in a Fund (assuming reinvestment of all dividends and distributions). The information for the Funds has been audited by PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP's report, along with the Funds' financial statements, is incorporated by reference in the SAI which is available upon request.

FIFTH THIRD FUNDS

FINANCIAL HIGHLIGHTS

(FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD)


                                                           CHANGE IN NET ASSETS                     LESS DIVIDENDS AND
                                                         RESULTING FROM OPERATIONS                  DISTRIBUTIONS FROM
                                                       -----------------------------               --------------------
                                                                       NET REALIZED
                                                                           AND
                                                                        UNREALIZED     CHANGE IN
                                            NET ASSET                 GAINS/(LOSSES)  NET ASSETS
                                             VALUE,         NET            FROM        RESULTING      NET        NET
                                            BEGINNING   INVESTMENT      INVESTMENT       FROM      INVESTMENT  REALIZED
                                            OF PERIOD  INCOME/(LOSS)   TRANSACTIONS   OPERATIONS     INCOME     GAINS
-----------------------------------------------------------------------------------------------------------------------
SMALL CAP GROWTH FUND INSTITUTIONAL SHARES
Year ended 7/31/02                           $17.86       (0.04)          (3.56)        (3.60)          --      (0.56)
Year ended 7/31/03                           $13.70       (0.03)           2.23          2.20           --         --
Year ended 7/31/04                           $15.90       (0.12) @         1.43          1.31           --      (1.73)
Year ended 7/31/05                           $15.48       (0.10) @         3.07          2.97           --      (2.87)
Year ended 7/31/06                           $15.58       (0.11) @         0.50          0.39           --      (1.87)
-----------------------------------------------------------------------------------------------------------------------
MID CAP GROWTH FUND INSTITUTIONAL SHARES
Year ended 7/31/02                           $15.10       (0.06)          (4.33)        (4.39)          --      (0.47)
Year ended 7/31/03                           $10.24       (0.07) @         1.85          1.78           --         --
Year ended 7/31/04                           $12.02       (0.09)           1.03          0.94           --         --
Year ended 7/31/05                           $12.96          --^           3.07          3.07           --         --
Year ended 7/31/06                           $16.03       (0.04) @         0.77          0.73        (0.02)     (0.19)
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QUALITY GROWTH FUND INSTITUTIONAL SHARES
Year ended 7/31/02                           $18.48       (0.04)          (4.94)        (4.98)          --      (0.59)
Year ended 7/31/03                           $12.91        0.01            1.31          1.32           --^        --
Year ended 7/31/04                           $14.23       (0.04)           0.42          0.38           --         --
Year ended 7/31/05                           $14.61        0.03            1.74          1.77        (0.04)        --
Year ended 7/31/06                           $16.34       (0.03) @        (0.64)        (0.67)          --         --
-----------------------------------------------------------------------------------------------------------------------
LARGE CAP CORE FUND INSTITUTIONAL SHARES
Year ended 7/31/02                           $15.17        0.08           (3.66)        (3.58)       (0.08)     (0.31)
Year ended 7/31/03                           $11.20        0.12            0.63          0.75        (0.11)        --
Year ended 7/31/04                           $11.84        0.12            1.36          1.48        (0.12)        --
Year ended 7/31/05                           $13.20        0.18            1.76          1.94        (0.18)     (0.35)
Year ended 7/31/06                           $14.61        0.17            0.72          0.89        (0.16)     (0.18)
-----------------------------------------------------------------------------------------------------------------------
EQUITY INDEX FUND INSTITUTIONAL SHARES
Year ended 7/31/02                           $23.11        0.23           (5.70)        (5.47)       (0.22)        --
Year ended 7/31/03                           $17.42        0.24            1.51          1.75        (0.24)        --
Year ended 7/31/04                           $18.93        0.29 @          2.12          2.41        (0.33)        --
Year ended 7/31/05                           $21.01        0.44 @          2.45          2.89        (0.44)        --
Year ended 7/31/06                           $23.46        0.42 @          0.79          1.21        (0.43)        --
-----------------------------------------------------------------------------------------------------------------------
BALANCED FUND INSTITUTIONAL SHARES
Year ended 7/31/02(e)                        $13.39        0.14           (2.27)        (2.13)       (0.15)     (0.20)
Year ended 7/31/03                           $10.91        0.15            0.49          0.64        (0.17)        --
Year ended 7/31/04                           $11.38        0.13            0.64          0.77        (0.15)        --
Year ended 7/31/05                           $12.00        0.24            0.80          1.04        (0.25)        --
Year ended 7/31/06                           $12.79        0.25           (0.44)        (0.19)       (0.25)        --
-----------------------------------------------------------------------------------------------------------------------
MICRO CAP VALUE FUND INSTITUTIONAL SHARES
Year ended 12/31/01                          $ 4.91        0.01            1.11          1.12           --         --^
1/1/02 to 7/31/02(c)                         $ 6.03       (0.01)          (0.13)        (0.14)          --         --
Year ended 7/31/03                           $ 5.89       (0.04) @         2.40          2.36           --      (0.05)
Year ended 7/31/04                           $ 8.20       (0.02) @         2.66          2.64           --      (0.52)
Year ended 7/31/05                           $10.32       (0.01) @         1.41          1.40           --      (0.72)
Year ended 7/31/06                           $11.00        0.02  @         0.17          0.19        (0.01)     (3.13)
-----------------------------------------------------------------------------------------------------------------------
SMALL CAP VALUE FUND INSTITUTIONAL SHARES
4/1/03(d) to 7/31/03                         $15.00          --^           2.54          2.54           --         --
Year ended 7/31/04                           $17.54       (0.03) @         3.50          3.47        (0.02)     (0.98)
Year ended 7/31/05                           $20.01       (0.04) @         4.51          4.47           --      (1.66)
Year ended 7/31/06                           $22.82        0.09            0.46          0.55        (0.05)     (2.43)
-----------------------------------------------------------------------------------------------------------------------

                                                            NET      TOTAL
                                                TOTAL      ASSET    RETURN
                                              DIVIDENDS    VALUE,  (EXCLUDES
                                                 AND       END OF    SALES
                                            DISTRIBUTIONS  PERIOD   CHARGE)
----------------------------------------------------------------------------
SMALL CAP GROWTH FUND INSTITUTIONAL SHARES
Year ended 7/31/02                             (0.56)      $13.70   (20.80%)
Year ended 7/31/03                                --       $15.90    16.06%
Year ended 7/31/04                             (1.73)      $15.48     7.31%
Year ended 7/31/05                             (2.87)      $15.58    20.81%
Year ended 7/31/06                             (1.87)      $14.10     2.71%
----------------------------------------------------------------------------
MID CAP GROWTH FUND INSTITUTIONAL SHARES
Year ended 7/31/02                             (0.47)      $10.24   (30.02%)
Year ended 7/31/03                                --       $12.02    17.38%
Year ended 7/31/04                                --       $12.96     7.82%
Year ended 7/31/05                                --       $16.03    23.69%
Year ended 7/31/06                             (0.21)      $16.55     4.56%
----------------------------------------------------------------------------
QUALITY GROWTH FUND INSTITUTIONAL SHARES
Year ended 7/31/02                             (0.59)      $12.91   (27.90%)
Year ended 7/31/03                                --^      $14.23    10.23%
Year ended 7/31/04                                --       $14.61     2.67%
Year ended 7/31/05                             (0.04)      $16.34    12.13%
Year ended 7/31/06                                --       $15.67    (4.10%)
----------------------------------------------------------------------------
LARGE CAP CORE FUND INSTITUTIONAL SHARES
Year ended 7/31/02                             (0.39)      $11.20   (24.07%)
Year ended 7/31/03                             (0.11)      $11.84     6.79%
Year ended 7/31/04                             (0.12)      $13.20    12.50%
Year ended 7/31/05                             (0.53)      $14.61    14.92%
Year ended 7/31/06                             (0.34)      $15.16     6.12%
----------------------------------------------------------------------------
EQUITY INDEX FUND INSTITUTIONAL SHARES
Year ended 7/31/02                             (0.22)      $17.42   (23.82%)
Year ended 7/31/03                             (0.24)      $18.93    10.22%
Year ended 7/31/04                             (0.33)      $21.01    12.75%
Year ended 7/31/05                             (0.44)      $23.46    13.86%
Year ended 7/31/06                             (0.43)      $24.24     5.21%
----------------------------------------------------------------------------
BALANCED FUND INSTITUTIONAL SHARES
Year ended 7/31/02(e)                          (0.35)      $10.91   (16.34%)
Year ended 7/31/03                             (0.17)      $11.38     5.94%
Year ended 7/31/04                             (0.15)      $12.00     6.76%
Year ended 7/31/05                             (0.25)      $12.79     8.73%
Year ended 7/31/06                             (0.25)      $12.35    (1.51%)
----------------------------------------------------------------------------
MICRO CAP VALUE FUND INSTITUTIONAL SHARES
Year ended 12/31/01                               --^      $ 6.03    22.90%
1/1/02 to 7/31/02(c)                              --       $ 5.89    (2.32%)
Year ended 7/31/03                             (0.05)      $ 8.20    40.26%
Year ended 7/31/04                             (0.52)      $10.32    32.84%
Year ended 7/31/05                             (0.72)      $11.00    13.86%
Year ended 7/31/06                             (3.14)      $ 8.05     1.93%
----------------------------------------------------------------------------
SMALL CAP VALUE FUND INSTITUTIONAL SHARES
4/1/03(d) to 7/31/03                              --       $17.54    16.87%*
Year ended 7/31/04                             (1.00)      $20.01    20.11%
Year ended 7/31/05                             (1.66)      $22.82    23.59%
Year ended 7/31/06                             (2.48)      $20.89     2.62%
----------------------------------------------------------------------------

                                                            RATIOS/SUPPLEMENTAL DATA
                                            ---------------------------------------------------------
                                                      RATIOS OF                 RATIOS OF
                                              NET     EXPENSES   RATIOS OF NET   EXPENSES
                                            ASSETS,      TO       INVESTMENT        TO
                                             END OF    AVERAGE   INCOME/(LOSS)   AVERAGE    PORTFOLIO
                                             PERIOD      NET      TO AVERAGE       NET      TURNOVER
                                            (000'S)    ASSETS     NET ASSETS    ASSETS (a)  RATE (b)
-----------------------------------------------------------------------------------------------------
SMALL CAP GROWTH FUND INSTITUTIONAL SHARES
Year ended 7/31/02                          $485,623   0.93%        (0.21%)       0.96%        25%
Year ended 7/31/03                          $391,934   0.93%        (0.16%)       0.98%        63%
Year ended 7/31/04                          $223,439   1.00%        (0.72%)       1.00%        95%
Year ended 7/31/05                          $213,892   1.01%        (0.68%)       1.01%        65%
Year ended 7/31/06                          $126,809   1.02%        (0.75%)       1.03%        67%
-----------------------------------------------------------------------------------------------------
MID CAP GROWTH FUND INSTITUTIONAL SHARES
Year ended 7/31/02                          $207,807   1.12%        (0.49%)       1.14%        27%
Year ended 7/31/03                          $335,285   1.10%        (0.65%)       1.10%        25%
Year ended 7/31/04                          $335,815   1.09%        (0.68%)       1.09%        83%
Year ended 7/31/05                          $392,929   1.09%        (0.03%)       1.09%        54%
Year ended 7/31/06                          $318,133   1.08%        (0.24%)       1.08%        69%
-----------------------------------------------------------------------------------------------------
QUALITY GROWTH FUND INSTITUTIONAL SHARES
Year ended 7/31/02                          $566,235   1.09%        (0.24%)       1.09%        20%
Year ended 7/31/03                          $795,988   1.08%         0.05%        1.08%        19%
Year ended 7/31/04                          $882,256   1.07%        (0.24%)       1.07%        35%
Year ended 7/31/05                          $707,766   1.08%         0.16%        1.08%        71%
Year ended 7/31/06                          $616,737   1.08%        (0.18%)       1.08%       108%
-----------------------------------------------------------------------------------------------------
LARGE CAP CORE FUND INSTITUTIONAL SHARES
Year ended 7/31/02                          $520,727   0.93%         0.64%        0.97%         5%
Year ended 7/31/03                          $181,278   0.92%         0.99%        0.99%        13%
Year ended 7/31/04                          $ 90,222   0.92%         0.84%        1.04%       101%
Year ended 7/31/05                          $169,723   0.92%         1.17%        1.05%       102%
Year ended 7/31/06                          $166,510   0.92%         1.09%        1.03%       126%
-----------------------------------------------------------------------------------------------------
EQUITY INDEX FUND INSTITUTIONAL SHARES
Year ended 7/31/02                          $608,556   0.41%         1.06%        0.56%         9%
Year ended 7/31/03                          $583,530   0.40%         1.42%        0.58%         2%
Year ended 7/31/04                          $193,734   0.27%         1.43%        0.58%        14%
Year ended 7/31/05                          $168,279   0.19%         1.97%        0.62%         4%
Year ended 7/31/06                          $184,177   0.19%         1.75%        0.60%         6%
-----------------------------------------------------------------------------------------------------
BALANCED FUND INSTITUTIONAL SHARES
Year ended 7/31/02(e)                       $189,730   1.10%         1.11%        1.13%        78%
Year ended 7/31/03                          $177,052   1.10%         1.39%        1.12%       133%
Year ended 7/31/04                          $ 98,282   1.13%         1.07%        1.13%       166%
Year ended 7/31/05                          $ 59,868   1.02%         1.89%        1.18%       146%
Year ended 7/31/06                          $ 35,740   0.97%         1.86%        1.22%       191%
-----------------------------------------------------------------------------------------------------
MICRO CAP VALUE FUND INSTITUTIONAL SHARES
Year ended 12/31/01                         $ 14,957   1.29%         0.21%        1.35%        47%
1/1/02 to 7/31/02(c)                        $ 45,538   1.40%**      (0.51%)**     1.68%**      16%
Year ended 7/31/03                          $100,676   1.40%        (0.68%)       1.47%        28%
Year ended 7/31/04                          $155,798   1.33%        (0.25%)       1.33%        23%
Year ended 7/31/05                          $ 98,885   1.35%        (0.07%)       1.35%        12%
Year ended 7/31/06                          $ 72,981   1.37%         0.23%        1.40%        42%
-----------------------------------------------------------------------------------------------------
SMALL CAP VALUE FUND INSTITUTIONAL SHARES
4/1/03(d) to 7/31/03                        $ 72,783   1.24%**       0.03%**      1.60%**      39%
Year ended 7/31/04                          $107,344   1.25%        (0.15%)       1.41%       279%
Year ended 7/31/05                          $158,505   1.20%        (0.20%)       1.20%       105%
Year ended 7/31/06                          $116,503   1.21%         0.39%        1.24%        99%
-----------------------------------------------------------------------------------------------------


                                Spread 106 - 107

FIFTH THIRD FUNDS

FINANCIAL HIGHLIGHTS

(FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD)


                                        CHANGE IN NET ASSETS                          LESS DIVIDENDS AND
                                      RESULTING FROM OPERATIONS                       DISTRIBUTIONS FROM
                                    -----------------------------                -----------------------------
                                                    NET REALIZED
                                                        AND
                                                     UNREALIZED     CHANGE IN
                        NET ASSET                  GAINS/(LOSSES)   NET ASSETS                                      TOTAL
                          VALUE,         NET            FROM        RESULTING       NET        NET     RETURN     DIVIDENDS
                        BEGINNING    INVESTMENT      INVESTMENT        FROM      INVESTMENT  REALIZED    OF          AND
                        OF PERIOD   INCOME/(LOSS)   TRANSACTIONS    OPERATIONS     INCOME     GAINS    CAPITAL  DISTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------------
MULTI CAP VALUE FUND INSTITUTIONAL SHARES
Year ended 12/31/01       $18.64        0.05            1.43           1.48        (0.07)     (0.91)     --        (0.98)
1/1/02 to 7/31/02(c)      $19.14          --           (3.28)         (3.28)          --         --      --           --
Year ended 7/31/03        $15.86        0.02            3.14           3.16           --         --      --           --
Year ended 7/31/04        $19.02        0.06            3.62           3.68        (0.05)     (0.07)     --        (0.12)
Year ended 7/31/05        $22.58        0.10            4.85           4.95        (0.11)     (1.38)     --        (1.49)
Year ended 7/31/06        $26.04        0.26            1.77           2.03        (0.24)     (2.15)     --        (2.39)
-----------------------------------------------------------------------------------------------------------------------------
DISCIPLINED LARGE CAP VALUE FUND INSTITUTIONAL SHARES
Year ended 7/31/02        $13.12        0.09           (1.73)         (1.64)       (0.10)     (0.53)     --        (0.63)
Year ended 7/31/03        $10.85        0.18 @          1.14           1.32        (0.16)     (0.16)     --        (0.32)
Year ended 7/31/04        $11.85        0.15            2.08           2.23        (0.16)     (0.40)     --        (0.56)
Year ended 7/31/05        $13.52        0.18            1.95           2.13        (0.18)     (0.39)     --        (0.57)
Year ended 7/31/06        $15.08        0.21            1.07           1.28        (0.20)     (1.44)     --        (1.64)
-----------------------------------------------------------------------------------------------------------------------------
LIFEMODEL AGGRESSIVE FUND SM INSTITUTIONAL SHARES
8/1/02(d) to 7/31/03      $10.00        0.04#           1.35#          1.39        (0.04)        --      --        (0.04)
Year ended 7/31/04        $11.35        0.14#           1.31#          1.45        (0.13)     (0.18)     --        (0.31)
Year ended 7/31/05        $12.49        0.16#           1.94#          2.10        (0.15)     (0.08)     --        (0.23)
Year ended 7/31/06        $14.36        0.21#           0.52#          0.73        (0.20)     (0.31)     --        (0.51)
-----------------------------------------------------------------------------------------------------------------------------
LIFEMODEL MODERATELY AGGRESSIVE FUND SM INSTITUTIONAL SHARES
8/1/02(d) to 7/31/03      $10.00        0.09#           1.58#          1.67        (0.08)        --      --        (0.08)
Year ended 7/31/04        $11.59        0.19#           1.03#          1.22        (0.19)     (0.14)     --        (0.33)
Year ended 7/31/05        $12.48        0.22#           1.50#          1.72        (0.21)     (0.08)     --        (0.29)
Year ended 7/31/06        $13.91        0.28#           0.34#          0.62        (0.28)     (0.27)     --        (0.55)
-----------------------------------------------------------------------------------------------------------------------------
LIFEMODEL MODERATE FUND SM INSTITUTIONAL SHARES
8/1/02(d) to 7/31/03      $10.00        0.14#           0.92#          1.06        (0.13)        --      --        (0.13)
Year ended 7/31/04        $10.93        0.21#           0.76#          0.97        (0.21)     (0.12)     --        (0.33)
Year ended 7/31/05        $11.57        0.27#           0.97#          1.24        (0.26)     (0.03)     --        (0.29)
Year ended 7/31/06        $12.52        0.33#           0.15#          0.48        (0.33)     (0.24)     --        (0.57)
-----------------------------------------------------------------------------------------------------------------------------
LIFEMODEL MODERATELY CONSERVATIVE FUND SM INSTITUTIONAL SHARES
8/1/02(d) to 7/31/03      $10.00        0.18#           0.60#          0.78        (0.16)        --      --        (0.16)
Year ended 7/31/04        $10.62        0.27#           0.51#          0.78        (0.25)     (0.20)     --        (0.45)
Year ended 7/31/05        $10.95        0.27#           0.73#          1.00        (0.27)     (0.09)     --        (0.36)
Year ended 7/31/06        $11.59        0.34#           0.04#          0.38        (0.34)     (0.27)     --        (0.61)
-----------------------------------------------------------------------------------------------------------------------------
LIFEMODEL CONSERVATIVE FUND SM INSTITUTIONAL SHARES
8/1/02(d) to 7/31/03      $10.00        0.23#           0.52#          0.75        (0.21)        --      --        (0.21)
Year ended 7/31/04        $10.54        0.31#           0.26#          0.57        (0.29)     (0.16)     --        (0.45)
Year ended 7/31/05        $10.66        0.31#           0.36#          0.67        (0.32)     (0.09)     --        (0.41)
Year ended 7/31/06        $10.92        0.40# @        (0.09)#         0.31        (0.40)     (0.11)     --        (0.51)
-----------------------------------------------------------------------------------------------------------------------------
STRATEGIC INCOME FUND INSTITUTIONAL SHARES
Year ended 12/31/01       $ 9.96        0.69            0.59           1.28        (0.67)        --      --^       (0.67)
1/1/02 to 7/31/02(c)      $10.57        0.32            0.08           0.40        (0.34)        --      --        (0.34)
Year ended 7/31/03        $10.63        0.58            0.25           0.83        (0.55)        --      --        (0.55)
Year ended 7/31/04        $10.91        0.51            0.25           0.76        (0.52)        --      --        (0.52)
Year ended 7/31/05        $11.15        0.51            0.39           0.90        (0.50)     (0.01)     --        (0.51)
Year ended 7/31/06        $11.54        0.52 @         (0.23)          0.29        (0.52)     (0.03)     --        (0.55)
-----------------------------------------------------------------------------------------------------------------------------
DIVIDEND GROWTH FUND INSTITUTIONAL SHARES
Year ended 7/31/02        $25.47       (0.21)          (7.20)         (7.41)          --         --      --           --
Year ended 7/31/03        $18.06       (0.12)           0.23           0.11           --         --      --           --
Year ended 7/31/04        $18.17       (0.19)           1.12           0.93           --         --      --           --
Year ended 7/31/05        $19.10       (0.15) @         2.76           2.61           --         --      --           --
Year ended 7/31/06        $21.71        0.28 @          0.83           1.11        (0.26)        --      --        (0.26)
-----------------------------------------------------------------------------------------------------------------------------
TECHNOLOGY FUND INSTITUTIONAL SHARES
Year ended 7/31/02        $10.37       (0.12)          (4.70)         (4.82)          --         --      --           --
Year ended 7/31/03        $ 5.55       (0.09) @         3.26           3.17           --         --      --           --
Year ended 7/31/04        $ 8.72       (0.11) @        (0.15)         (0.26)          --         --      --           --
Year ended 7/31/05        $ 8.46       (0.13) @         1.63           1.50           --         --      --           --
Year ended 7/31/06        $ 9.96       (0.14) @         0.24           0.10           --         --      --           --
-----------------------------------------------------------------------------------------------------------------------------

                                                                NET      TOTAL
                                                               ASSET     RETURN
                                                               VALUE,  (EXCLUDES
                                                               END OF    SALES
                                                               PERIOD   CHARGE)
---------------------------------------------------------------------------------
MULTI CAP VALUE FUND INSTITUTIONAL SHARES
Year ended 12/31/01                                            $19.14    7.91%
1/1/02 to 7/31/02(c)                                           $15.86  (17.14%)*
Year ended 7/31/03                                             $19.02   19.92%
Year ended 7/31/04                                             $22.58   19.36%
Year ended 7/31/05                                             $26.04   22.51%
Year ended 7/31/06                                             $25.68    8.38%
---------------------------------------------------------------------------------
DISCIPLINED LARGE CAP VALUE FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                             $10.85  (12.96%)
Year ended 7/31/03                                             $11.85   12.53%
Year ended 7/31/04                                             $13.52   19.22%
Year ended 7/31/05                                             $15.08   16.07%
Year ended 7/31/06                                             $14.72    9.29%
---------------------------------------------------------------------------------
LIFEMODEL AGGRESSIVE FUND SM INSTITUTIONAL SHARES
8/1/02(d) to 7/31/03                                           $11.35   13.92%*
Year ended 7/31/04                                             $12.49   12.83%
Year ended 7/31/05                                             $14.36   16.91%
Year ended 7/31/06                                             $14.58    5.13%
---------------------------------------------------------------------------------
LIFEMODEL MODERATELY AGGRESSIVE FUND SM INSTITUTIONAL SHARES
8/1/02(d) to 7/31/03                                           $11.59   16.78%*
Year ended 7/31/04                                             $12.48   10.54%
Year ended 7/31/05                                             $13.91   13.87%
Year ended 7/31/06                                             $13.98    4.60%
---------------------------------------------------------------------------------
LIFEMODEL MODERATE FUND SM INSTITUTIONAL SHARES
8/1/02(d) to 7/31/03                                           $10.93   10.66%*
Year ended 7/31/04                                             $11.57    8.84%
Year ended 7/31/05                                             $12.52   10.79%
Year ended 7/31/06                                             $12.43    3.90%
---------------------------------------------------------------------------------
LIFEMODEL MODERATELY CONSERVATIVE FUND SM INSTITUTIONAL SHARES
8/1/02(d) to 7/31/03                                           $10.62    7.87%*
Year ended 7/31/04                                             $10.95    7.39%
Year ended 7/31/05                                             $11.59    9.24%
Year ended 7/31/06                                             $11.36    3.39%
---------------------------------------------------------------------------------
LIFEMODEL CONSERVATIVE FUND SM INSTITUTIONAL SHARES
8/1/02(d) to 7/31/03                                           $10.54    7.58%*
Year ended 7/31/04                                             $10.66    5.44%
Year ended 7/31/05                                             $10.92    6.38%
Year ended 7/31/06                                             $10.72    2.88%
---------------------------------------------------------------------------------
STRATEGIC INCOME FUND INSTITUTIONAL SHARES
Year ended 12/31/01                                            $10.57   13.12%
1/1/02 to 7/31/02(c)                                           $10.63    3.82%*
Year ended 7/31/03                                             $10.91    7.89%
Year ended 7/31/04                                             $11.15    7.04%
Year ended 7/31/05                                             $11.54    8.21%
Year ended 7/31/06                                             $11.28    2.61%
---------------------------------------------------------------------------------
DIVIDEND GROWTH FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                             $18.06  (29.09%)
Year ended 7/31/03                                             $18.17    0.61%
Year ended 7/31/04                                             $19.10    5.12%
Year ended 7/31/05                                             $21.71   13.66%
Year ended 7/31/06                                             $22.56    5.14%
---------------------------------------------------------------------------------
TECHNOLOGY FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                             $ 5.55  (46.48%)
Year ended 7/31/03                                             $ 8.72   57.12%
Year ended 7/31/04                                             $ 8.46   (2.98%)
Year ended 7/31/05                                             $ 9.96   17.73%
Year ended 7/31/06                                             $10.06    1.00%
---------------------------------------------------------------------------------

                                                                              RATIOS/SUPPLEMENTAL DATA
                                                              ---------------------------------------------------------
                                                                        RATIOS OF                 RATIOS OF
                                                                NET     EXPENSES   RATIOS OF NET   EXPENSES
                                                              ASSETS,      TO       INVESTMENT        TO
                                                               END OF    AVERAGE   INCOME/(LOSS)   AVERAGE    PORTFOLIO
                                                               PERIOD      NET      TO AVERAGE       NET      TURNOVER
                                                              (000'S)    ASSETS     NET ASSETS    ASSETS (a)  RATE (b)
-----------------------------------------------------------------------------------------------------------------------
MULTI CAP VALUE FUND INSTITUTIONAL SHARES
Year ended 12/31/01                                           $ 18,069    1.23%        0.59%        1.26%        80%
1/1/02 to 7/31/02(c)                                          $ 49,844    1.33%**      0.01%**      1.55%**      25%
Year ended 7/31/03                                            $182,485    1.33%        0.17%        1.36%        23%
Year ended 7/31/04                                            $235,228    1.30%        0.29%        1.30%        17%
Year ended 7/31/05                                            $270,131    1.30%        0.41%        1.30%        24%
Year ended 7/31/06                                            $226,189    1.29%        0.99%        1.31%        40%
-----------------------------------------------------------------------------------------------------------------------
DISCIPLINED LARGE CAP VALUE FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                            $ 80,906    1.16%        0.83%        1.19%        22%
Year ended 7/31/03                                            $335,967    1.08%        1.74%        1.10%        79%
Year ended 7/31/04                                            $632,120    1.07%        1.27%        1.07%        22%
Year ended 7/31/05                                            $574,251    1.07%        1.27%        1.07%        31%
Year ended 7/31/06                                            $581,507    1.07%        1.40%        1.07%        57%
-----------------------------------------------------------------------------------------------------------------------
LIFEMODEL AGGRESSIVE FUND SM INSTITUTIONAL SHARES
8/1/02(d) to 7/31/03                                          $ 32,421    0.08%**      0.45%**      0.78%**      79%
Year ended 7/31/04                                            $ 52,085    0.08%        1.09%        0.51%        22%
Year ended 7/31/05                                            $ 70,072    0.08%        1.15%        0.47%        35%
Year ended 7/31/06                                            $101,365    0.08%        1.38%        0.48%        14%
-----------------------------------------------------------------------------------------------------------------------
LIFEMODEL MODERATELY AGGRESSIVE FUND SM INSTITUTIONAL SHARES
8/1/02(d) to 7/31/03                                          $ 62,677    0.08%**      1.15%**      0.54%**      55%
Year ended 7/31/04                                            $ 82,264    0.08%        1.56%        0.45%        16%
Year ended 7/31/05                                            $110,379    0.08%        1.62%        0.44%        35%
Year ended 7/31/06                                            $135,542    0.08%        2.09%        0.45%        19%
-----------------------------------------------------------------------------------------------------------------------
LIFEMODEL MODERATE FUND SM INSTITUTIONAL SHARES
8/1/02(d) to 7/31/03                                          $ 71,538    0.08%**      1.82%**      0.52%**      55%
Year ended 7/31/04                                            $315,055    0.08%        1.76%        0.43%        14%
Year ended 7/31/05                                            $340,163    0.08%        2.17%        0.42%        41%
Year ended 7/31/06                                            $369,903    0.08%        2.70%        0.43%        30%
-----------------------------------------------------------------------------------------------------------------------
LIFEMODEL MODERATELY CONSERVATIVE FUND SM INSTITUTIONAL SHARES
8/1/02(d) to 7/31/03                                          $ 40,412    0.08%**      2.23%**      0.60%**      72%
Year ended 7/31/04                                            $ 38,097    0.08%        2.33%        0.49%        19%
Year ended 7/31/05                                            $ 38,606    0.08%        2.44%        0.47%        38%
Year ended 7/31/06                                            $ 42,683    0.08%        3.05%        0.50%        22%
-----------------------------------------------------------------------------------------------------------------------
LIFEMODEL CONSERVATIVE FUND SM INSTITUTIONAL SHARES
8/1/02(d) to 7/31/03                                          $ 16,014    0.08%**      2.90%**      0.75%**      63%
Year ended 7/31/04                                            $ 14,201    0.08%        2.79%        0.58%        27%
Year ended 7/31/05                                            $ 22,236    0.08%        3.00%        0.54%        46%
Year ended 7/31/06                                            $ 24,385    0.08%        3.72%        0.58%        15%
-----------------------------------------------------------------------------------------------------------------------
STRATEGIC INCOME FUND INSTITUTIONAL SHARES
Year ended 12/31/01                                           $  3,142    1.26%        6.62%        1.28%        34%
1/1/02 to 7/31/02(c)                                          $ 11,491    1.35%**      5.14%**      1.63%**      27%
Year ended 7/31/03                                            $ 67,649    1.35%        5.25%        1.35%        38%
Year ended 7/31/04                                            $ 90,995    1.33%        4.64%        1.33%        36%
Year ended 7/31/05                                            $ 97,921    1.36%        4.47%        1.36%        17%
Year ended 7/31/06                                            $107,130    1.31%        4.56%        1.34%         8%
-----------------------------------------------------------------------------------------------------------------------
DIVIDEND GROWTH FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                            $ 16,623    1.38%       (0.79%)       1.38%        70%
Year ended 7/31/03                                            $ 14,659    1.47%       (0.67%)       1.63%        50%
Year ended 7/31/04                                            $  7,166    1.43%       (0.68%)       1.74%        81%
Year ended 7/31/05                                            $  5,973    1.45%       (0.73%)       1.99%        28%
Year ended 7/31/06                                            $ 15,759    0.73%        1.25%        2.72%       147%
-----------------------------------------------------------------------------------------------------------------------
TECHNOLOGY FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                            $ 21,183    1.51%       (1.35%)       1.51%        97%
Year ended 7/31/03                                            $ 29,573    1.55%       (1.46%)       1.87%       258%
Year ended 7/31/04                                            $ 37,573    1.20%       (1.07%)       1.55%       191%
Year ended 7/31/05                                            $ 38,941    1.63%       (1.40%)       1.63%       367%
Year ended 7/31/06                                            $ 47,523    1.51%       (1.24%)       1.51%       506%
-----------------------------------------------------------------------------------------------------------------------


                                 Spread 108-109

FIFTH THIRD FUNDS

FINANCIAL HIGHLIGHTS

(FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD)



                                                                     CHANGE IN NET ASSETS                  LESS DIVIDENDS AND
                                                                  RESULTING FROM OPERATIONS                DISTRIBUTIONS FROM
                                                                  --------------------------              --------------------
                                                                               NET REALIZED
                                                                                   AND
                                                                                UNREALIZED    CHANGE IN
                                                       NET ASSET              GAINS/(LOSSES)  NET ASSETS
                                                        VALUE,       NET           FROM       RESULTING      NET        NET
                                                       BEGINNING  INVESTMENT    INVESTMENT       FROM     INVESTMENT  REALIZED
                                                       OF PERIOD    INCOME     TRANSACTIONS   OPERATIONS    INCOME     GAINS
-------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                      $ 9.04       0.02         (1.30)        (1.28)      (0.11)        --
Year ended 7/31/03                                      $ 7.65       0.06          0.12          0.18       (0.04)        --
Year ended 7/31/04                                      $ 7.79       0.06 @        1.61          1.67       (0.14)        --
Year ended 7/31/05                                      $ 9.32       0.13          1.54          1.67       (0.20)        --
Year ended 7/31/06                                      $10.79       0.15 @        2.37          2.52       (0.20)     (0.28)
-------------------------------------------------------------------------------------------------------------------------------
HIGH YIELD BOND FUND INSTITUTIONAL SHARES
11/29/05(d) to 7/31/06                                  $10.00       0.44         (0.28)         0.16       (0.42)        --
-------------------------------------------------------------------------------------------------------------------------------
BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                      $ 9.97       0.50         (0.01)         0.49       (0.53)        --
Year ended 7/31/03                                      $ 9.93       0.39          0.09          0.48       (0.45)        --
Year ended 7/31/04                                      $ 9.96       0.28          0.14          0.42       (0.36)        --
Year ended 7/31/05                                      $10.02       0.34          0.10          0.44       (0.38)     (0.01)
Year ended 7/31/06                                      $10.07       0.42         (0.30)         0.12       (0.45)     (0.06)
-------------------------------------------------------------------------------------------------------------------------------
INTERMEDIATE BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                      $ 9.90       0.47          0.11          0.58       (0.50)        --
Year ended 7/31/03                                      $ 9.98       0.38          0.10          0.48       (0.42)        --
Year ended 7/31/04                                      $10.04       0.31         (0.04)         0.27       (0.38)        --
Year ended 7/31/05                                      $ 9.93       0.37         (0.08)         0.29       (0.42)        --
Year ended 7/31/06                                      $ 9.80       0.43 @       (0.27)         0.16       (0.45)        --
-------------------------------------------------------------------------------------------------------------------------------
SHORT TERM BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                      $ 9.83       0.41          0.07          0.48       (0.49)        --
Year ended 7/31/03                                      $ 9.82       0.28          0.03          0.31       (0.38)        --
Year ended 7/31/04                                      $ 9.75       0.19 @       (0.06)         0.13       (0.31)        --
Year ended 7/31/05                                      $ 9.57       0.20         (0.08)         0.12       (0.32)        --
Year ended 7/31/06                                      $ 9.37       0.31         (0.06)         0.25       (0.37)        --
-------------------------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02(f)                                   $10.06       0.41          0.33          0.74       (0.38)        --
Year ended 7/31/03                                      $10.42       0.30          0.03          0.33       (0.30)     (0.16)
Year ended 7/31/04                                      $10.29       0.25            --^         0.25       (0.26)     (0.16)
Year ended 7/31/05                                      $10.12       0.30         (0.06)         0.24       (0.28)        --
Year ended 7/31/06                                      $10.08       0.38         (0.19)         0.19       (0.35)     (0.03)
-------------------------------------------------------------------------------------------------------------------------------
MUNICIPAL BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                      $10.75       0.43          0.24          0.67       (0.43)     (0.25)
Year ended 7/31/03                                      $10.74       0.43 @       (0.09)         0.34       (0.43)     (0.16)
Year ended 7/31/04                                      $10.49       0.43 @        0.08          0.51       (0.43)     (0.17)
Year ended 7/31/05                                      $10.40       0.40          0.06          0.46       (0.40)     (0.39)
Year ended 7/31/06                                      $10.07       0.37         (0.23)         0.14       (0.37)     (0.44)
-------------------------------------------------------------------------------------------------------------------------------
INTERMEDIATE MUNICIPAL BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                      $10.78       0.38          0.25          0.63       (0.38)     (0.24)
Year ended 7/31/03                                      $10.79       0.37 @       (0.09)         0.28       (0.36)     (0.07)
Year ended 7/31/04                                      $10.64       0.37         (0.03)         0.34       (0.36)     (0.09)
Year ended 7/31/05                                      $10.53       0.37         (0.07)         0.30       (0.42)     (0.08)
Year ended 7/31/06                                      $10.33       0.36 @       (0.21)         0.15       (0.36)     (0.13)
-------------------------------------------------------------------------------------------------------------------------------
OHIO MUNICIPAL BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02(g)                                   $10.27       0.39          0.20          0.59       (0.38)        --
Year ended 7/31/03                                      $10.48       0.37         (0.09)         0.28       (0.37)        --
Year ended 7/31/04                                      $10.39       0.36          0.02          0.38       (0.35)     (0.03)
Year ended 7/31/05                                      $10.39       0.36         (0.09)         0.27       (0.35)     (0.07)
Year ended 7/31/06                                      $10.24       0.36 @       (0.21)         0.15       (0.36)     (0.03)
-------------------------------------------------------------------------------------------------------------------------------
MICHIGAN MUNICIPAL BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                      $10.25       0.38          0.19          0.57       (0.38)     (0.05)
Year ended 7/31/03                                      $10.39       0.31         (0.05)         0.26       (0.31)     (0.03)
Year ended 7/31/04                                      $10.31       0.28         (0.13)         0.15       (0.28)     (0.01)
Year ended 7/31/05                                      $10.17       0.28         (0.13)         0.15       (0.28)     (0.01)
Year ended 7/31/06                                      $10.03       0.28         (0.15)         0.13       (0.28)        --
-------------------------------------------------------------------------------------------------------------------------------

                                                                       NET       TOTAL
                                                           TOTAL      ASSET     RETURN
                                                         DIVIDENDS    VALUE,   (EXCLUDES
                                                            AND       END OF     SALES
                                                       DISTRIBUTIONS  PERIOD    CHARGE)
----------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                        (0.11)      $ 7.65   (14.30%)
Year ended 7/31/03                                        (0.04)      $ 7.79     2.47%
Year ended 7/31/04                                        (0.14)      $ 9.32    21.56%
Year ended 7/31/05                                        (0.20)      $10.79    17.99%
Year ended 7/31/06                                        (0.48)      $12.83    23.86%
----------------------------------------------------------------------------------------
HIGH YIELD BOND FUND INSTITUTIONAL SHARES
11/29/05(d) to 7/31/06                                    (0.42)      $ 9.74     1.59%*
----------------------------------------------------------------------------------------
BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                        (0.53)      $ 9.93     5.06%
Year ended 7/31/03                                        (0.45)      $ 9.96     4.79%
Year ended 7/31/04                                        (0.36)      $10.02     4.26%
Year ended 7/31/05                                        (0.39)      $10.07     4.43%
Year ended 7/31/06                                        (0.51)      $ 9.68     1.21%
----------------------------------------------------------------------------------------
INTERMEDIATE BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                        (0.50)      $ 9.98     6.15%
Year ended 7/31/03                                        (0.42)      $10.04     4.77%
Year ended 7/31/04                                        (0.38)      $ 9.93     2.71%
Year ended 7/31/05                                        (0.42)      $ 9.80     2.85%
Year ended 7/31/06                                        (0.45)      $ 9.51     1.65%
----------------------------------------------------------------------------------------
SHORT TERM BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                        (0.49)      $ 9.82     4.96%
Year ended 7/31/03                                        (0.38)      $ 9.75     3.23%
Year ended 7/31/04                                        (0.31)      $ 9.57     1.31%
Year ended 7/31/05                                        (0.32)      $ 9.37     1.16%
Year ended 7/31/06                                        (0.37)      $ 9.25     2.75%
----------------------------------------------------------------------------------------
U.S. GOVERNMENT BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02(f)                                     (0.38)      $10.42     7.55%
Year ended 7/31/03                                        (0.46)      $10.29     3.19%
Year ended 7/31/04                                        (0.42)      $10.12     2.42%
Year ended 7/31/05                                        (0.28)      $10.08     2.39%
Year ended 7/31/06                                        (0.38)      $ 9.89     1.91%
----------------------------------------------------------------------------------------
MUNICIPAL BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                        (0.68)      $10.74     6.57%
Year ended 7/31/03                                        (0.59)      $10.49     3.18%
Year ended 7/31/04                                        (0.60)      $10.40     4.84%
Year ended 7/31/05                                        (0.79)      $10.07     4.53%
Year ended 7/31/06                                        (0.81)      $ 9.40     1.49%
----------------------------------------------------------------------------------------
INTERMEDIATE MUNICIPAL BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                        (0.62)      $10.79     6.00%
Year ended 7/31/03                                        (0.43)      $10.64     2.64%
Year ended 7/31/04                                        (0.45)      $10.53     3.27%
Year ended 7/31/05                                        (0.50)      $10.33     2.83%
Year ended 7/31/06                                        (0.49)      $ 9.99     1.43%
----------------------------------------------------------------------------------------
OHIO MUNICIPAL BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02(g)                                     (0.38)      $10.48     5.86%
Year ended 7/31/03                                        (0.37)      $10.39     2.65%
Year ended 7/31/04                                        (0.38)      $10.39     3.66%
Year ended 7/31/05                                        (0.42)      $10.24     2.61%
Year ended 7/31/06                                        (0.39)      $10.00     1.46%
----------------------------------------------------------------------------------------
MICHIGAN MUNICIPAL BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                        (0.43)      $10.39     5.65%
Year ended 7/31/03                                        (0.34)      $10.31     2.70%
Year ended 7/31/04                                        (0.29)      $10.17     1.43%
Year ended 7/31/05                                        (0.29)      $10.03     1.49%
Year ended 7/31/06                                        (0.28)      $ 9.88     1.35%
----------------------------------------------------------------------------------------

                                                                       RATIOS/SUPPLEMENTAL DATA
                                                       ---------------------------------------------------------
                                                                 RATIOS OF                 RATIOS OF
                                                         NET     EXPENSES   RATIOS OF NET   EXPENSES
                                                       ASSETS,      TO       INVESTMENT        TO
                                                        END OF    AVERAGE      INCOME       AVERAGE    PORTFOLIO
                                                        PERIOD      NET      TO AVERAGE       NET      TURNOVER
                                                       (000'S)    ASSETS     NET ASSETS    ASSETS (a)  RATE (b)
----------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                     $148,593    1.38%        0.17%        1.38%        23%
Year ended 7/31/03                                     $159,160    1.42%        0.96%        1.45%        44%
Year ended 7/31/04                                     $324,852    1.36%        0.61%        1.42%        50%
Year ended 7/31/05                                     $282,476    1.35%        1.15%        1.39%        21%
Year ended 7/31/06                                     $434,572    1.35%        1.24%        1.37%        23%
----------------------------------------------------------------------------------------------------------------
HIGH YIELD BOND FUND INSTITUTIONAL SHARES
11/29/05(d) to 7/31/06                                 $ 66,033    0.74%**      6.77%**      1.15%**      41%
----------------------------------------------------------------------------------------------------------------
BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                     $403,677    0.81%        4.74%        0.90%       229%
Year ended 7/31/03                                     $303,450    0.80%        3.86%        0.89%       332%
Year ended 7/31/04                                     $277,706    0.79%        2.75%        0.90%       389%
Year ended 7/31/05                                     $292,043    0.78%        3.28%        0.91%       385%
Year ended 7/31/06                                     $252,145    0.74%        4.23%        0.90%       352%
----------------------------------------------------------------------------------------------------------------
INTERMEDIATE BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                     $799,642    0.77%        4.53%        0.82%       229%
Year ended 7/31/03                                     $772,536    0.76%        3.72%        0.81%       252%
Year ended 7/31/04                                     $676,344    0.76%        3.13%        0.81%       189%
Year ended 7/31/05                                     $544,101    0.76%        3.69%        0.82%       104%
Year ended 7/31/06                                     $440,962    0.72%        4.42%        0.83%       154%
----------------------------------------------------------------------------------------------------------------
SHORT TERM BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                     $304,882    0.74%        4.02%        0.76%       111%
Year ended 7/31/03                                     $490,229    0.74%        2.59%        0.76%        72%
Year ended 7/31/04                                     $495,271    0.74%        1.96%        0.77%        90%
Year ended 7/31/05                                     $333,909    0.73%        2.35%        0.77%        68%
Year ended 7/31/06                                     $258,423    0.67%        3.33%        0.78%        53%
----------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02(f)                                  $ 50,809    0.87%        4.02%        1.02%       180%
Year ended 7/31/03                                     $ 50,649    0.81%        2.88%        0.92%       304%
Year ended 7/31/04                                     $ 43,820    0.76%        2.35%        0.91%       180%
Year ended 7/31/05                                     $ 33,246    0.82%        2.91%        0.97%       159%
Year ended 7/31/06                                     $ 29,005    0.73%        3.88%        0.98%       103%
----------------------------------------------------------------------------------------------------------------
MUNICIPAL BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                     $104,209    0.79%        4.06%        0.89%        97%
Year ended 7/31/03                                     $ 74,347    0.79%        3.98%        0.93%        21%
Year ended 7/31/04                                     $ 57,638    0.79%        4.05%        0.98%        35%
Year ended 7/31/05                                     $ 49,802    0.78%        3.86%        1.04%        83%
Year ended 7/31/06                                     $ 39,514    0.65%        3.87%        1.06%        87%
----------------------------------------------------------------------------------------------------------------
INTERMEDIATE MUNICIPAL BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                     $346,386    0.73%        3.56%        0.83%        86%
Year ended 7/31/03                                     $304,754    0.73%        3.36%        0.83%        85%
Year ended 7/31/04                                     $255,026    0.73%        3.42%        0.84%        84%
Year ended 7/31/05                                     $205,078    0.70%        3.45%        0.86%        60%
Year ended 7/31/06                                     $164,537    0.71%        3.53%        0.87%        60%
----------------------------------------------------------------------------------------------------------------
OHIO MUNICIPAL BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02(g)                                  $169,455    0.86%        3.80%        0.91%        28%
Year ended 7/31/03                                     $151,478    0.77%        3.49%        0.85%        20%
Year ended 7/31/04                                     $126,343    0.78%        3.39%        0.86%        15%
Year ended 7/31/05                                     $104,554    0.79%        3.37%        0.87%        19%
Year ended 7/31/06                                     $ 85,716    0.80%        3.54%        0.90%        25%
----------------------------------------------------------------------------------------------------------------
MICHIGAN MUNICIPAL BOND FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                     $ 96,269    0.69%        3.64%        0.78%        25%
Year ended 7/31/03                                     $118,867    0.69%        3.02%        0.77%        12%
Year ended 7/31/04                                     $105,361    0.69%        2.75%        0.78%        21%
Year ended 7/31/05                                     $ 74,099    0.68%        2.70%        0.80%        11%
Year ended 7/31/06                                     $ 50,670    0.68%        2.84%        0.88%        12%
----------------------------------------------------------------------------------------------------------------



                                Spread 110 - 111

FIFTH THIRD FUNDS

NOTES TO FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------

(a) During various periods, certain fees were reduced. The ratios shown do not include these fee reductions.

(b) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

(c)   The Fund changed its fiscal year end to July 31 from December 31.

(d)   Reflects date of commencement of operations.

(e) As required, effective August 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began accreting discounts on debt securities. The effect of this change for the period ended, July 31, 2002 for the Balanced Fund, Institutional Shares was to increase net investment income per share by $0.02, decrease net realized and unrealized gains and losses per share by ($0.02) and increase the ratio of net investment income to average net assets from 0.96% to 1.11%. Per share, ratios and supplemental data for periods prior to July 31, 2001 have not been restated to reflect this change in presentation.


(f) As required, effective August 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began accreting discounts on debt securities. The effect of this change for the period ended July 31, 2002 for the U.S. Government Bond Fund, Institutional Shares was to increase net investment income per share by $0.02, decrease net realized and unrealized gains and losses per share by ($0.02) and increase the ratio of net investment income to average net assets from 3.82% to 4.02%. Per share, ratios and supplemental data for the periods prior to July 31, 2001 have not been restated to reflect this change in presentation.

(g) As required, effective August 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began accreting discounts on debt securities. The effect of this change for the period ended July 31, 2002 for the Ohio Municipal Bond Fund, Institutional Shares was to increase net investment income per share by $0.00, decrease net realized and unrealized gains and losses per share by ($0.00) and increase the ratio of net investment income to average net assets from 3.77% to 3.80%. Per share, ratios and supplemental data for periods prior to July 31, 2001 have not been restated to reflect this change in presentation.

^     Amount is less than $0.005 per share.

*     Not annualized.


**    Annualized.

#     Represents income or gains/(losses) from affiliates.

@     Average shares method used in calculation.

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                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]


ADDRESSES
------------------------------------------------------------------------------------------------------------
Fifth Third Funds                                                 Fifth Third Funds
Stock and Bond Mutual Funds                                       3435 Stelzer Road
Asset Allocation Funds                                            Columbus, Ohio 43219
Institutional Shares
------------------------------------------------------------------------------------------------------------

Investment Advisor, Administrator and Accountant                  Fifth Third Asset Management, Inc.
                                                                  38 Fountain Square Plaza
                                                                  Cincinnati, Ohio 45263
------------------------------------------------------------------------------------------------------------

Sub-Advisor                                                       Morgan Stanley Investment Management Inc.
(International Equity Fund only)                                  1221 Avenue of the Americas
                                                                  New York, New York 10020
------------------------------------------------------------------------------------------------------------

Sub-Advisor                                                       Fort Washington Investment Advisors, Inc.
(High Yield Bond Fund only)                                       420 East Fourth Street
                                                                  Cincinnati, Ohio 45202
------------------------------------------------------------------------------------------------------------

Distributor                                                       Fifth Third Funds Distributor, Inc.
                                                                  3435 Stelzer Road
                                                                  Columbus, Ohio 43219
------------------------------------------------------------------------------------------------------------

Custodian                                                         Fifth Third Bank
                                                                  38 Fountain Square Plaza
                                                                  Cincinnati, Ohio 45263
------------------------------------------------------------------------------------------------------------

Sub-Administrator                                                 BISYS Fund Services Limited Partnership
                                                                  3435 Stelzer Road
                                                                  Columbus, Ohio 43219
------------------------------------------------------------------------------------------------------------

Transfer and Dividend Disbursing Agent and Sub-Accountant         BISYS Fund Services Ohio, Inc.
                                                                  3435 Stelzer Road
                                                                  Columbus, Ohio 43219
------------------------------------------------------------------------------------------------------------

Independent Registered Public Accounting Firm                     PricewaterhouseCoopers LLP
                                                                  100 East Broad Street
                                                                  Suite 2100
                                                                  Columbus, Ohio 43215
------------------------------------------------------------------------------------------------------------


The following additional information is available to you upon request and without charge.

ANNUAL/SEMI-ANNUAL REPORTS:

The Funds' annual and semi-annual reports to shareholders contain additional information on the Funds' investments. The Funds' annual reports also contain discussions of the market conditions and investment strategies that significantly affected the Funds' performance during each Fund's last fiscal year.

Statement of Additional Information (SAI): The SAI provides more detailed information about the Funds, including their operations and investment policies. It is incorporated by reference and is legally considered a part of this prospectus.

--------------------------------------------------------------------------------

YOU CAN GET FREE COPIES OF ANNUAL AND SEMI-ANNUAL REPORTS, THE SAI, PROSPECTUSES OF OTHER FIFTH THIRD FUNDS, OR REQUEST OTHER INFORMATION AND DISCUSS YOUR QUESTIONS ABOUT THE FUNDS BY CONTACTING A BROKER OR OTHER FINANCIAL INSTITUTION THAT SELLS THE FUNDS. IN ADDITION, YOU MAY CONTACT THE FUNDS AT:

                                FIFTH THIRD FUNDS
                                3435 STELZER ROAD
                              COLUMBUS, OHIO 43219
                            TELEPHONE: 1-800-282-5706
                          INTERNET: HTTP://WWW.53.COM*

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              * The Funds' website is not part of this Prospectus.

You can review the annual and semi-annual reports and the SAI at the Public Reference Room of the Securities and Exchange Commission. You can get copies:

      o For a fee, by writing the Public Reference Section of the Commission, Washington, D.C. 20549-0102 or calling 1-202-942-8090, or by electronic request, by e-mailing the Commission at the following address: publicinfo@sec.gov.

      o At no charge on the EDGAR Database on the Commission's Website at http://www.sec.gov.

                                       Investment Company Act file no. 811-5669.

                            [LOGO] FIFTH THIRD FUNDS